Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-207756

$1,035,670,000(1)

World Omni Auto Receivables Trust 2019-A
Issuing Entity

(CIK: 0001762287)

$211,000,000 Class A-1 Asset-Backed Notes, Series 2019-A
$348,000,000 Class A-2 Asset-Backed Notes, Series 2019-A
$347,000,000 Class A-3 Asset-Backed Notes, Series 2019-A
$82,950,000 Class A-4 Asset-Backed Notes, Series 2019-A
$31,150,000 Class B Asset-Backed Notes, Series 2019-A
$15,570,000 Class C Asset-Backed Notes, Series 2019-A

World Omni Auto Receivables LLC
Depositor

(CIK: 0001083199)

World Omni Financial Corp.
Servicer and Sponsor

(CIK: 0001004150)

You should carefully consider the risk factors beginning on page 10 in this prospectus.

The notes are obligations of the issuing entity, World Omni Auto Receivables Trust 2019-A, and are backed only by the assets of the issuing entity. The notes are not obligations of World Omni Auto Receivables LLC, World Omni Financial Corp., any of their affiliates or any governmental agency.

The issuing entity is issuing the following classes of World Omni Auto Receivables Trust 2019-A notes, and only the Class A and Class B Notes are being offered by this prospectus:

2019-A Asset Backed Notes	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes	Class C Notes(1)
Principal Amount	$211,000,000	$348,000,000	$347,000,000	$82,950,000	$31,150,000	$15,570,000
Interest Rate	2.72616%	3.02%	3.04%	3.22%	3.34%	3.54%
Payment Dates	Monthly	Monthly	Monthly	Monthly	Monthly	Monthly
Initial Payment Date	February 15, 2019	February 15, 2019	February 15, 2019	February 15, 2019	February 15, 2019	February 15, 2019
Final Scheduled Payment Date	February 18, 2020	April 15, 2022	May 15, 2024	June 16, 2025	June 16, 2025	October 15, 2025
Price to Public	100.00000%	99.99908%	99.98337%	99.97716%	99.98669%	-
Underwriting Discount	0.100%	0.180%	0.250%	0.270%	0.350%	-
Proceeds to Depositor	$210,789,000	$347,370,398	$346,074,794	$82,707,089	$31,036,829	-

(1) The Class C Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date.

Before deducting expenses of $1,000,000 payable by the depositor, proceeds to the depositor are estimated to be $1,017,978,110.

The notes are payable solely from the assets of the issuing entity, which consist primarily of a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks. See "Fees and Expenses" in this prospectus for a description of fees and expenses payable on each payment date out of available funds.

Credit Enhancement

•           A reserve account with an initial balance of $2,595,670.49.

•           Overcollateralization, excluding the yield supplement overcollateralization amount, to the extent built through the application of excess interest, up to a target level.

•           A yield supplement overcollateralization amount.

•           Excess interest on the receivables.

•           The Class B Notes are subordinated to the Class A Notes. The Class C Notes are subordinated to the Class A Notes and the Class B Notes.

We will not list the notes on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the offered notes, in book-entry form only, will be made through The Depository Trust Company against payments in immediately available funds on or about January 30, 2019.

Joint Bookrunners of the Class A Notes

BofA Merrill Lynch	Barclays	MUFG	TD Securities

Co-Manager of the Class A Notes

Mizuho Securities

Underwriters of the Class B Notes

BofA Merrill Lynch	Barclays	MUFG	TD Securities

The date of this Prospectus is January 23, 2019

Important Notice about Information Presented in this Prospectus

You should rely only on the information contained in this prospectus, including information that is incorporated by reference. We have not authorized anyone to provide you with other or different information. The information in this prospectus is accurate only as of the date stated on the cover hereof. We are not offering the notes in any jurisdiction where the offer is not permitted.

This prospectus begins with two introductory sections describing the notes and the issuing entity in abbreviated form:

•	Summary of Terms, which gives a brief introduction of the key features of the notes and a description of the receivables; and

•	Risk Factors, which describes risks that apply to the notes issued by the issuing entity.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The "Table of Contents" in this prospectus identifies the pages where these sections are located.

You can find definitions of the capitalized terms used in this prospectus in the "Glossary of Terms to the Prospectus" which appears at the end of this prospectus.

To understand the structure of, and risks related to, these notes, you must read carefully this prospectus in its entirety.

If you require additional information, the mailing address of our principal executive offices is World Omni Auto Receivables LLC, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and the telephone number is (954) 429-2200. For other means of acquiring additional information about us or the notes, see "Incorporation of Certain Information By Reference" in this prospectus.

In this prospectus, the terms "depositor," "we," "us" and "our" refer to World Omni Auto Receivables LLC.

i

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

IN THE UNITED KINGDOM, THIS PROSPECTUS MAY ONLY BE COMMUNICATED TO PERSONS WHO (I) FALL WITHIN ARTICLE 19(5) ("INVESTMENT PROFESSIONALS") OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE "FINANCIAL PROMOTION ORDER"), AS AMENDED, (II) FALL WITHIN ARTICLE 49(2)(A) TO (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER, OR (III) ARE PERSONS TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED WITHOUT THE NEED FOR SUCH DOCUMENT TO BE APPROVED, MADE OR DIRECTED BY AN "AUTHORISED PERSON" (AS DEFINED BY SECTION 31(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE "FSMA")) UNDER SECTION 21 OF THE FSMA (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS "RELEVANT PERSONS").

NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO PERSONS OTHER THAN RELEVANT PERSON IN THE UNITED KINGDOM AND ANY PERSON IN THE UNITED KINGDOM THAT IS NOT A RELEVANT PERSON MUST NOT RELY ON OR ACT ON ANY INFORMATION IN THIS PROSPECTUS. IN THE UNITED KINGDOM, ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. THE COMMUNICATION OF THIS PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN A RELEVANT PERSON IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW). The NOTES are not intended To be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or (ii) a customer within the meaning of Directive (EU) 2016/97, AS AMENDED, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, INCLUDING BY DIRECTIVE 2010/73/EU) (the "Prospectus Directive"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the NOTES or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the NOTES or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPS Regulation.

THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A "RELEVANT MEMBER STATE") WILL ONLY BE MADE TO A PERSON OR ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE (EACH, A "QUALIFIED INVESTOR"). ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE SPONSOR, THE DEPOSITOR THE ISSUING ENTITY, THE SERVICER, THE UNDERWRITERS, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES HAS AUTHORIZED, NOR DO THEY AUTHORIZE, THE MAKING OF ANY OFFER OF NOTES OTHER THAN TO QUALIFIED INVESTORS.

ii

CERTAIN VOLCKER RULE CONSIDERATIONS

The issuing entity is not registered or required to be registered as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"). In determining that the issuing entity is not required to be registered as an investment company, the issuing entity will be relying on the exemption provided by Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a "covered fund" for purposes of the "Volcker Rule," adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act").

iii

TABLE OF CONTENTS

Important Notice about Information Presented in this Prospectus	i
NOTICE TO RESIDENTS OF THE UNITED KINGDOM	ii
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA	ii
CERTAIN VOLCKER RULE CONSIDERATIONS	iii
TRANSACTION STRUCTURE AND PARTIES	vii
SUMMARY OF TERMS	1
Parties and Dates	1
The Notes	1
The Receivables	5
Credit Enhancement	6
Tax Status	8
ERISA Considerations	8
Ratings of the Notes	8
Eligibility of the Class A-1 Notes for Purchase by Money Market Funds	8
Certificates	8
RISK FACTORS	10
You Must Rely For Repayment Only Upon the Issuing Entity's Assets, Which May Not Be Sufficient To Make Full Payments On Your Notes	10
You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes in Delinquency Levels and Losses	10
Interests of Other Persons In the Receivables and Financed Vehicles Could Be Superior To the Issuing Entity's Interest, Which May Result In Reduced Payments On Your Notes	10
If the Servicer Does Not Maintain Control of the Receivables Evidenced By Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest In Those Receivables.	11
A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments To You	13
Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp	14
Other Adverse Consequences of a World Omni Financial Corp. Bankruptcy	14
Class B Notes and Class C Notes Are Subject to Greater Risk Because of Subordination of that Class	14
Holders of the Class B Notes and Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	15

Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes	15
The Notes Are Not Suitable Investments for All Investors	16
Limited Assets of the Issuing Entity Could Result in Losses on the Notes	16
Proceeds of the Sale of Receivables May Not be Sufficient to Pay your Notes in Full; Failure to Pay Principal on your Notes Will Not Constitute an Event of Default Until Maturity	17
Prepayments on Receivables Will Cause Prepayments on Your Notes	17
You May Experience Reduced Returns and Delays on your Notes Resulting From a Vehicle Recall	18
The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on those Financed Vehicles, Which May Result in Losses.	18
Receivables That Fail to Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	19
The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment	20
You May Have Difficulty Selling your Notes and/or Obtaining your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions	20
The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn	21
Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on your Notes	22
Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.'s Business and Operating Results	25
Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale	25

iv

v

vi

TRANSACTION STRUCTURE AND PARTIES(1)

The following chart summarizes the structure and parties to the transaction and provides only a simplified overview of their relationships. Please refer to this prospectus for a further description.

World Omni Financial Corp.
step 1
receivables
step 3
World Omni Auto Receivables LLC
offered notes
Underwriters
step 2
receivables
notes and certificates
offered notes
step 4
Indenture Trustee
Owner Trustee
World Omni Auto Receivables Trust 2019-A
Asset Representations Reviewer
Noteholders

(1)	The issuing entity will issue the Class C Notes on the closing date which are not being offered under this prospectus and instead will initially be retained by the depositor or one or more affiliates thereof on the closing date. The depositor will retain the certificates of the issuing entity.

vii

SUMMARY OF TERMS

The following is a summary description of the main terms of the notes. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the notes following this summary.

Parties and Dates

Issuing Entity

The issuing entity of the notes is World Omni Auto Receivables Trust 2019-A, also referred to herein as the "issuing entity."

Depositor

World Omni Auto Receivables LLC, a Delaware limited liability company and wholly-owned, special-purpose subsidiary of World Omni Financial Corp.

The address and telephone number of the depositor is:

190 Jim Moran Blvd.
Deerfield Beach, Florida 33442
(954) 429-2200

Servicer and Sponsor

World Omni Financial Corp., a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc.

Through its subsidiaries, JM Family Enterprises, Inc. provides a full range of automotive-related distribution and financial services to Toyota dealerships in Alabama, Florida, Georgia, North Carolina and South Carolina, referred to herein as the "Five-State Area," and provides financial services to other dealerships throughout the United States. Southeast Toyota Distributors, LLC, a wholly-owned subsidiary of JM Family Enterprises, Inc., is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area and distributes Toyota vehicles pursuant to a distributor agreement with Toyota Motor Sales, U.S.A., Inc. that commenced in 1968 and has been subsequently renewed through October 2019. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the Southeast Toyota Finance name since 1996.

Indenture Trustee

U.S. Bank National Association.

Owner Trustee

BNY Mellon Trust of Delaware.

Asset Representations Reviewer

Clayton Fixed Income Services LLC.

Cutoff Date

The close of business on December 11, 2018.

The information presented in this prospectus relates to the pool of receivables as of the cutoff date.

The aggregate starting principal balance of the receivables included in the pool will be $1,110,735,192.75 as of the cutoff date. The issuing entity will be entitled to all payments received after the cutoff date with respect to the pool of receivables.

Closing Date

On or about January 30, 2019.

The Notes

World Omni Auto Receivables Trust 2019-A will issue the following notes:

Class A-1 2.72616% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $211,000,000;

Class A-2 3.02% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $348,000,000;

Class A-3 3.04% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $347,000,000;

Class A-4 3.22% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $82,950,000;

Class B 3.34% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $31,150,000;

Class C 3.54% Fixed Rate Asset-Backed Notes, in the aggregate initial principal amount of $15,570,000.

1

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are referred to in this prospectus collectively as the "Class A Notes."  The Class A Notes, the Class B Notes and the Class C Notes are referred to in this prospectus collectively as the "notes."

The Class C Notes are not being offered under this prospectus and instead will initially be retained by the depositor or one or more affiliates thereof on the closing date. We refer to the notes other than the Class C Notes as the "offered notes." The depositor will retain the certificates of the issuing entity. On or after the closing date, the depositor or any such affiliate may sell any such retained notes or certificates, subject to certain limitations described in "Credit Risk Retention".

The aggregate initial principal amount of the Class A Notes will be $988,950,000, the aggregate initial principal amount of the Class B Notes will be $31,150,000, and the aggregate initial principal amount of the Class C Notes will be $15,570,000. The offered notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear. For more information, read "Registration of the Notes—Book-Entry Registration" in this prospectus. We expect that delivery of the notes will be made on the closing date.

Payment Dates

The issuing entity will make payments on the notes on the 15th day of each month, except that when the 15th day is not a business day, the issuing entity will make payments on the notes on the next business day. We refer to such date as a "payment date." The initial payment date will be February 15, 2019.

The final scheduled payment date for each class of notes is listed below. The depositor expects that each class of notes will be paid in full prior to its final scheduled payment date.

Class A-1 Notes	February 18, 2020
Class A-2 Notes	April 15, 2022
Class A-3 Notes	May 15, 2024
Class A-4 Notes	June 16, 2025
Class B Notes	June 16, 2025
Class C Notes	October 15, 2025

Interest

On each payment date, the indenture trustee will remit to the holders of record of each class of notes as of the close of business on the related record date interest at the respective per annum interest rate applicable to that class of notes on the outstanding principal amount of that class of notes as of the close of business on the preceding payment date. For notes issued in book-entry form, the record date for a particular payment date will be the business day immediately preceding that payment date.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year.

This means that the interest due on the Class A-1 Notes on each payment date will be the product of:

•	the aggregate outstanding principal amount of the Class A-1 Notes;

•	the related interest rate; and

•	the actual number of days from and including the previous payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the current payment date divided by 360.

Interest on the other classes of notes will be calculated on the basis of a 360-day year of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the closing date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the aggregate outstanding principal amount of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, 15, assuming a closing date of January 30, 2019) divided by 360.

2

Interest payments on all classes of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes. Interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. Under the limited circumstances described under "Description of the Trust Documents—Distributions—Allocations and Distributions" in this prospectus, the Class A Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class B Notes and the Class A Notes and the Class B Notes will be entitled to receive specified payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the notes are declared to be due and payable after the occurrence of an event of default, no interest will be payable on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full and no interest will be payable on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. We refer you to "Description of the Notes—Payments of Interest" in this prospectus.

Principal

On each payment date, from the amounts allocated to the holders of the notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7) and (9) under "—Priority of Payments" below, the issuing entity will pay principal of the notes in the following order of priority:

(1) to the Class A-1 Notes until they are paid in full; then

(2) to the Class A-2 Notes, until they are paid in full; then

(3) to the Class A-3 Notes until they are paid in full; then

(4) to the Class A-4 Notes until they are paid in full; then

(5) to the Class B Notes until they are paid in full; and then

(6) to the Class C Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes in the following order of priority:

(1) to the holders of the Class A-1 Notes until they are paid in full; then

(2) to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full; then

(3) to the holders of the Class B Notes until they are paid in full; and then

(4) to the holders of the Class C Notes until they are paid in full.

All outstanding principal amounts and interest with respect to a class of notes will be payable in full on its final scheduled payment date. We refer you to "Description of the Trust Documents—Distributions—Payments to Noteholders" in this prospectus.

Redemption Upon Optional Purchase

The servicer may, at its option, cause a redemption of the outstanding notes by purchasing all the receivables as set forth below. The servicer may only do this on any payment date following the last day of any collection period during which the aggregate principal balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity. The redemption price of the notes shall equal the aggregate then-outstanding principal amount of the notes plus accrued and unpaid interest thereon to but excluding the date of redemption, and the purchase price for the receivables shall not be less than the redemption price.

Priority of Payments

On each payment date prior to the occurrence of an event of default which has resulted in the acceleration of the notes, any funds available for distribution from the receivables, funds in excess of the amount required to be on deposit in the reserve account and other specified amounts constituting available funds, if any, in each case, with respect to that payment date, after the deduction of servicing fees and unpaid servicing fees, paid to or retained by the servicer, will be distributed in the following amounts and order of priority:

(1) to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer and not previously paid by

3

the servicer, up to a maximum amount of $150,000 per calendar year;

(2) interest on the Class A Notes;

(3) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period less the yield supplement overcollateralization amount as of the last day of the related collection period, also referred to herein as the "YSOC Amount," as described under "Description of the Trust Documents—The YSOC Amount" in this prospectus;

(4) interest on the Class B Notes;

(5) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of receivables as of the last day of the related collection period less the YSOC Amount as of the last day of the related collection period less (c) any amounts allocated to pay principal of the notes under clause (3) above;

(6) interest on the Class C Notes;

(7) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of receivables as of the last day of the related collection period less the YSOC Amount as of the last day of the related collection period less (c) any amounts allocated to pay principal of the notes under clauses (3) and (5) above;

(8) to the reserve account, the amount, if any, necessary to fund the reserve account up to its required amount;

(9) principal of the notes in an amount equal to the amount by which (a) the aggregate outstanding principal amount of the notes as of the day immediately preceding such payment date exceeds (b) the aggregate principal balance of the receivables as of the last day of the related collection period less the sum of (x) the YSOC Amount as of the last day of the related collection period and (y) the overcollateralization target amount for that payment date, less (c) any amounts allocated to pay principal of the notes under clauses (3), (5) and (7) above;

(10) to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer to the extent not paid in clause (1) above; and

(11) the remainder, if any, as distributions to the certificateholders.

In the event that available funds are not sufficient to make the entire allocations required by clauses (1) through (7) above, the indenture trustee shall withdraw funds from the reserve account and will apply those funds to complete the distributions required by those clauses in the priority specified above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, available funds will be distributed in the following order of priority:

(1) to the owner trustee, the indenture trustee and the asset representations reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the servicer or the administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2) interest on the Class A Notes;

(3) principal of the Class A-1 Notes, until paid in full, and then principal of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, until paid in full;

(4) interest on the Class B Notes;

(5) principal of the Class B Notes, until paid in full;

(6) interest on the Class C Notes;

(7) principal of the Class C Notes, until paid in full; and

(8) the remainder, if any, as distributions to the certificateholders.

We refer you to "Description of the Trust Documents—Distributions—Allocations and Distributions" in this prospectus. We also refer you to "Description of the Trust Documents—Distributions—

4

Payments to Noteholders" in this prospectus and "Fees and Expenses" in this prospectus for a description of fees and expenses payable on each payment date out of available funds.

Events of Default; Priority and Acceleration

Each of the following shall be an event of default under the indenture:

•	a default for five business days or more in the payment of any interest on any note; provided, that, until the outstanding principal amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an event of default; provided, further that, until the outstanding principal amount of the Class A Notes and the Class B Notes is reduced to zero, a default in the payment of any interest on any Class C Note shall not by itself constitute an event of default;

•	a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the issuing entity, subject to notice or cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

The amount of principal required to be paid to noteholders under the indenture, however, generally will be limited to amounts available to make such payments in accordance with the priority of payments. Thus, the failure to pay principal of a class of notes due to a lack of amounts available to make such a payment will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes or the redemption date.

Upon any event of default, the indenture trustee or a majority of the holders of controlling securities may immediately declare the unpaid principal amount of the notes, together with accrued and unpaid interest thereon through the date of acceleration, due and payable.

If the notes are accelerated, the priority of payments will change. For further detail, we refer you to "Description of the Trust Documents— Distributions—Payments to Noteholders" in this prospectus.

Controlling Securities

So long as the Class A Notes are outstanding, the Class A Notes will be the controlling securities. As a result, holders of each class of the Class A Notes generally vote together as a single class under the indenture. For additional information about the voting rights of noteholders, see "Description of the Trust Documents—Indenture" and "Description of the Trust Documents—Voting Rights; Controlling Securities" in this prospectus. Upon payment in full of the Class A Notes, the Class B Notes will be the controlling securities and, upon payment in full of the Class B Notes, the Class C Notes will be the controlling securities. See "Holders of the Class B Notes and the Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur" in this prospectus. Notes held by the depositor or any affiliate thereof will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the controlling securities have given any request, demand, authorization, direction, notice, consent or waiver under any related trust document.

Servicing

After the sale of the receivables to the issuing entity, World Omni Financial Corp. will continue to service the receivables. World Omni Financial Corp.'s responsibilities as servicer will include collection of payments, realization on the receivables and the financed vehicles, selling or otherwise disposing of defaulted receivables and monitoring the performance of the receivables. In return for World Omni Financial Corp.'s services, the issuing entity will pay a fee to World Omni Financial Corp. on each payment date out of collections received by the issuing entity, which generally will be 1/12th of 1.00% of the aggregate principal balance of receivables as of the first day of the related collection period. However, the servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated to compensate for the length of the initial collection period being longer than one month. We refer you to "Description of the Trust Documents—Servicing Compensation" in this prospectus.

The Receivables

The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used

5

to finance new and used automobiles and light-duty trucks. We refer to these contracts as "receivables." The issuing entity will be entitled to receive all payments received after the cutoff date with respect to the receivables.

We refer to the principal balance of a receivable as of the cutoff date as the "starting principal balance" of that receivable and the principal balance of a receivable as of the date it was originated as the "original principal balance" of that receivable.

There is no requirement or ability to add or remove receivables from the pool other than the right of the issuing entity to cause World Omni Financial Corp. to repurchase receivables upon a breach of a representation, warranty or covenant. The sole remedy for such breach shall be repurchase of any such affected receivables as described under "Description of the Trust Documents—Sale and Assignment of Receivables" in this prospectus.

The assets of the issuing entity will also include monies on deposit in specific accounts, including the reserve account, other property and the proceeds thereof. See "The Issuing Entity—The Trust Property" in this prospectus for additional information regarding the assets of the issuing entity.

The receivables held by the issuing entity will be sold by World Omni Financial Corp. to World Omni Auto Receivables LLC, and then by World Omni Auto Receivables LLC to the issuing entity. The issuing entity will grant a security interest in the receivables and other specified trust property to the indenture trustee for the benefit of the noteholders.

As of the cutoff date, the receivables in the pool had the following general characteristics:

Aggregate Starting Principal Balance	$1,110,735,192.75

Weighted Average Annual Percentage Rate(1)	3.97%

Range of Annual Percentage Rates	0.00% to 20.00%

Weighted Average Remaining Term to Maturity(1)	64.16 months

Weighted Average Original Term to Maturity(1)	69.21 months

Latest Scheduled Maturity Date	April 10, 2025

(1) Weighted based on the aggregate starting

principal balance of the receivables.

For further information about the characteristics of the receivables in the pool as of the cutoff date, see "The Receivables Pool" in this prospectus.

All receivables acquired by the issuing entity must satisfy the eligibility criteria specified under "The Receivables Pool-The Receivables" in this prospectus.

There are no outstanding series or classes of securities that are backed by the pool of receivables and there are no material direct or contingent claims on or against the receivables other than those held by the secured parties under the indenture.

In connection with the offering of the notes, the depositor has performed a review of the receivables and certain disclosure in this prospectus, including certain asset-level data disclosures incorporated by reference into this prospectus, relating to the receivables, and has concluded that it has reasonable assurance that such disclosure is accurate in all material respects as described under "The Receivables—Review of Pool Assets" in this prospectus.

World Omni Financial Corp. does not consider any of the receivables in the pool to constitute exceptions to World Omni Financial Corp.'s written underwriting guidelines as described in "World Omni Financial Corp.'s Automobile Finance Business—Underwriting" in this prospectus.

Credit Enhancement

Credit enhancement is intended to provide protection against losses or delays in payments on the notes. Credit enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal amount of the notes and interest thereon. If losses on the receivables exceed the amount covered by any credit enhancement or are not covered by any credit enhancement, the relevant noteholders will bear their allocable share of such losses, as described in this prospectus. The credit enhancement for the notes is in the form of a reserve account, subordination, overcollateralization, the yield supplement overcollateralization amount and excess interest.

Reserve Account

On the closing date, $2,595,670.49 will be deposited into the reserve account, which is equal to approximately 0.25% of the aggregate starting principal

6

balance of the receivables as of the cutoff date less the YSOC Amount as of the cutoff date.

The indenture trustee will apply funds in the reserve account to make the payments in the pre-acceleration priority of payment clauses (1) through (7) under the section entitled "Priority of Payments" above that are not covered by collections on the receivables. In addition, on the final scheduled payment date for any class of notes, if any principal amount of such class of notes remains outstanding, the indenture trustee will apply funds from the reserve account to repay such class of notes in full.

The amount required to be on deposit in the reserve account on any payment date is equal to the lesser of (a) 0.25% of the aggregate starting principal balance of all receivables transferred to the issuing entity less the YSOC Amount as of the cutoff date or (b) the aggregate outstanding principal amount of the notes on such payment date after giving effect to all payments of principal thereof.

Amounts in the reserve account in excess of the required amount for any payment date will become part of available funds for that payment date. The reserve account will be replenished, if necessary, to its required amount with collections on the receivables remaining after making required payments to the asset representations reviewer and allocations of interest and principal payments on the notes.

Subordination of the Class B Notes and the Class C Notes

The subordination in priority of payments of the Class B Notes to the Class A Notes will provide additional credit enhancement to the Class A Notes and the subordination in priority of payments of the Class C Notes to the Class A Notes and the Class B Notes will provide additional credit enhancement to the Class A Notes and the Class B Notes. The Class B Notes will be allocated available funds only after the Class A Notes have received their applicable portions of available funds for a given payment date and the Class C Notes will be allocated available funds only after the Class A Notes and the Class B Notes have received their applicable portions of available funds for a given payment date. The priority of payments is further described in "Description of the Notes—Payments of Interest," "Description of the Notes—Payments of Principal" and "Description of the Trust Documents—Distributions" in this prospectus.

Losses not covered by any credit enhancement or support will be effectively allocated to the classes of notes in the reverse order of priority of payments on the notes, such that losses will be first allocated to the overcollateralization, if any, then to the principal amount of the Class C Notes, then to the principal amount of the Class B Notes and then to the principal amount of the Class A Notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables held by the issuing entity less the YSOC Amount exceeds the aggregate outstanding principal amount of the notes. Overcollateralization as of the closing date is expected to be approximately 0.25% of the aggregate starting principal balance of the receivables less the YSOC Amount as of the cutoff date.  In addition, the application of funds according to the pre-acceleration priority of payment clause (9) under the section entitled "Priority of Payments" above is designed to increase the level of overcollateralization as of any payment date to a target amount of 1.15% of the aggregate outstanding principal balance of the receivables as of the end of the related collection period less the YSOC Amount, but not less than 0.50% of the aggregate starting principal balance of the receivables less the YSOC Amount as of the closing date (which will be the YSOC Amount as calculated as of the cutoff date). The overcollateralization will be available to absorb losses on the receivables that are not otherwise covered by excess collections on the receivables, if any.

The Yield Supplement Overcollateralization Amount

The YSOC Amount with respect to any collection period and the related payment date, or with respect to the cutoff date, is the aggregate amount by which the principal balance as of the last day of such collection period or as of the cutoff date of the receivables (other than defaulted receivables) with an annual percentage rate as stated in the related contract of less than the "required rate" (as defined below) for such payment date or cutoff date, exceeds the present value, calculated using a discount rate equal to the required rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days. As used herein, the term "required rate" means, (i) with respect to the cutoff date, 6.50% per annum, and (ii) with respect to the initial payment date and each period thereafter, 6.25% per annum, or, in each case, such other percentage approved by the rating agencies hired by the sponsor to rate the notes.

7

Excess Interest

The amount paid by obligors in respect of interest on the receivables is expected to be greater than the amount of the related servicing fee, amounts payable to the asset representations reviewer, and interest on the notes each month. Any such excess in interest payments from obligors will serve as additional credit enhancement.

Tax Status

Kirkland & Ellis LLP, special tax counsel, is of the opinion that for federal income tax purposes, the offered notes will be characterized as indebtedness, and the issuing entity will not be characterized as an association (or publicly traded partnership) taxable as a corporation. In accepting an offered note, each holder of that note will be deemed to agree to treat the note as indebtedness for income tax purposes.

We refer you to "Material Federal Income Tax Consequences" in this prospectus for additional information concerning the application of federal tax laws to the issuing entity and the notes and to "State and Local Tax Consequences" in this prospectus for additional information concerning the application of state tax laws to the issuing entity and the offered notes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the offered notes and the tax consequences arising under the laws of any state or other taxing jurisdiction. See "Material Federal Income Tax Consequences" and "State and Local Tax Consequences" in this prospectus.

ERISA Considerations

Subject to the considerations discussed under "Certain ERISA Considerations" in this prospectus, the offered notes are eligible for purchase by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts.

By its acquisition of an offered note each investor will be deemed to represent that either (i) it is not acquiring such note with the assets of any benefit plan or any plan subject to a similar law or (ii) its purchase and holding of such note will not give rise to a nonexempt prohibited transaction or a violation of any similar law.

We refer you to "Certain ERISA Considerations" in this prospectus.

Ratings of the Notes

We expect that the offered notes will receive credit ratings from at least two nationally recognized rating agencies hired by the sponsor to rate the offered notes.

The rating agencies hired by the sponsor have discretion to monitor and adjust the ratings on the notes.

The offered notes may receive an unsolicited rating from a rating agency not hired by the sponsor that is different from the ratings provided by the rating agencies hired by the sponsor to rate the notes. As of the date of this prospectus, we are not aware of any unsolicited ratings on the offered notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. See "Risk Factors— Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Notes Upon Resale" in this prospectus for more information.

Eligibility of the Class A-1 Notes for Purchase by Money Market Funds

The Class A-1 Notes are structured to be eligible for purchase by money market funds under Rule 2a-7 under the Investment Company Act. Rule 2a-7 includes additional criteria for investments by money market funds, some of which have recently been amended, including additional requirements relating to portfolio maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you are encouraged to consult your counsel before making a purchase.

Certificates

The issuing entity will also issue certificates that represent the equity or residual interest in the issuing entity and the right to receive amounts that remain after the issuing entity makes full payment of interest on and principal of the notes payable on a given payment date, required deposits to the reserve account on that payment date and other required payments. The certificates are not being offered by this prospectus. The depositor will initially retain the certificates in satisfaction of the risk retention obligations of the sponsor. The depositor may transfer all or a portion of the certificates to another majority-owned affiliate of the sponsor on or after the closing date. The certificates will not be transferred, financed, pledged or hedged except as permitted under

8

the risk retention regulations. See "Credit Risk Retention" in this prospectus for more information.

9

RISK FACTORS

You should carefully consider the following risks for the notes before making an investment decision. In particular, distributions on your notes will depend on payments received on and other recoveries with respect to the receivables. Therefore, you should carefully consider the risk factors relating to the receivables and the financed vehicles.

Your investment could be materially and adversely affected if any of the following risks are realized.

You Must Rely For Repayment Only Upon the Issuing Entity's Assets, Which May Not Be Sufficient To Make Full Payments On Your Notes	Your notes are obligations of the issuing entity. Your notes will not represent an interest in or obligation of World Omni Auto Receivables LLC, World Omni Financial Corp., the indenture trustee, the owner trustee or any other person. Distributions on each class of notes will depend solely on the amount and timing of payments and other collections in respect of the receivables and the credit enhancement for the notes. World Omni Auto Receivables LLC cannot assure you that these amounts, together with other payments and collections in respect of the receivables, will be sufficient to make full and timely distributions on the notes. The notes and the receivables will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or by any other person.
You May Experience Reduced Returns and Delays On Your Notes Resulting From Changes in Delinquency Levels and Losses	There can be no assurance that the historical levels of delinquencies and losses experienced by World Omni Financial Corp. on its retail installment sale contract portfolio, or as reflected in the static pool and vintage origination information attached hereto as Appendices A and B, will be indicative of the performance of the receivables included in the issuing entity or that the levels will continue in the future. Delinquencies or losses could increase significantly for various reasons, including changes in the local, regional or national economies or due to other events.
Interests of Other Persons In the Receivables and Financed Vehicles Could Be Superior To the Issuing Entity's Interest, Which May Result In Reduced Payments On Your Notes	Many federal and state laws, including the Uniform Commercial Code, govern the transfer of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the issuing entity, the perfection of the security interests in the receivables and the enforcement of security interests in the financed vehicles.
Upon the origination or acquisition of a receivable, the originating dealer will have commenced appropriate actions that would result in notation of World Omni Financial Corp.'s security interest in the financed vehicle on the related certificate of title. In connection with the sale of receivables on the closing date, World Omni Financial Corp. will assign its security interests in the financed vehicles to the depositor, and the depositor will assign its security interests to the issuing entity. Due to the administrative burden and expense of retitling each of the financed vehicles, neither World Omni Financial Corp. nor the depositor will amend or reissue the certificates of title to the financed vehicles to reflect the assignments. In the absence of an amendment or reissuance, the issuing entity may not have a perfected security interest in the financed vehicles securing the receivables in some states. World Omni Financial Corp. will be obligated to repurchase any receivable sold to the issuing entity which did not have a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle on the closing date. World Omni Financial Corp. will also be obligated to purchase any receivable sold to the issuing entity as to

10

which it failed to maintain a perfected security interest in the name of World Omni Financial Corp. in the financed vehicle securing the receivable. All repurchases by World Omni Financial Corp. are limited to breaches that materially and adversely affect the receivable, subject to the expiration of the applicable cure period. If the security interest of World Omni Financial Corp. is perfected, the issuing entity generally will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests.
Due to factors including liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuing entity could lose the priority of its security interest in a financed vehicle. Neither World Omni Financial Corp. nor the servicer will have any obligation to purchase a receivable if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of notes by the issuing entity. Generally, no action will be taken to perfect the rights of the indenture trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into an account controlled by the indenture trustee. We refer you to "Some Legal Aspects of the Receivables—Security Interests in the Financed Vehicles."
The servicer is required to maintain possession of the original tangible contracts for each of the receivables (or, with respect to any contracts that are electronic chattel paper, the servicer is required to maintain control of the contracts for each receivable). If the servicer sells or pledges and delivers the original contracts (or, with respect to any contracts that are electronic chattel paper, transfers control of the contracts) for the receivables to another party, in violation of its obligations under the trust documents, this party could acquire an interest in the receivable having a priority over the issuing entity's interest. Furthermore, if the servicer becomes insolvent, competing claims to ownership or security interests in the receivables could arise. These claims, even if unsuccessful, could result in delays in payments on the notes. If successful, the attempt could result in losses or delays in payment to you or an acceleration of the repayment of the notes.
If the Servicer Does Not Maintain Control of the Receivables Evidenced By Electronic Contracts, the Issuing Entity May Not Have A Perfected Security Interest In Those Receivables.	As described in "World Omni Financial Corp.'s Automobile Finance Business—Electronic Contracts and Electronic Contracting" in this prospectus, World Omni Financial Corp. may originate receivables electronically using a third-party custodian and using the third-party custodian's technology system. Such electronic contracts are stored in an electronic vaulting system maintained by such third-party on behalf of World Omni Financial Corp. The electronic vaulting system recognizes World Omni Financial Corp. as the party having control of the receivables originated electronically by World Omni Financial Corp., and World Omni Financial Corp., as servicer, is required to maintain control of those receivables on behalf of World Omni Financial Corp. and its assigns. The electronic vaulting system is designed to enable World Omni Financial Corp. to perfect its security interest in the receivables evidenced by electronic contracts by satisfying the applicable Uniform Commercial Code's requirements for "control" of electronic chattel paper. For a description of these requirements, see "Some Legal Aspects of the

11

Receivables—Interests in the Receivables" and "—Safekeeping of Chattel Paper" in this prospectus.
World Omni Financial Corp. will represent that World Omni Financial Corp., as servicer, has "control" (within the meaning of the applicable UCC) in each receivable that is evidenced by electronic contracts. However, it is possible that another person could acquire an interest in an electronic contract that is superior to World Omni Financial Corp.'s interest (and accordingly the issuing entity's interest). This could occur if World Omni Financial Corp. ceases to have "control" over an electronic contract that is maintained on behalf of World Omni Financial Corp. by the third-party custodian and another party purchases that electronic contract (without knowledge that such purchase violates World Omni Financial Corp.'s or its assigns' rights, as applicable, in the electronic contract) and obtains "control" over the electronic contract. World Omni Financial Corp. also could lose control over an electronic contract if through fraud, forgery, negligence or error, or as a result of a computer virus or a failure of or weakness in the electronic vaulting system, a person other than World Omni Financial Corp. were able to modify or duplicate the authoritative copy of the contract.
Although World Omni Financial Corp. will perfect its assignment of its security interest in the electronic contracts to the issuing entity by filing financing statements, if the interests in the receivables that World Omni Financial Corp. acquired from the originating dealer were not perfected by control, the priority of the issuing entity's security interest in the receivables could be affected. The issuing entity's interest in the receivables could be junior to another party with a perfected security interest in the inventory of the originating dealer or to judgment creditors who obtain a lien on the receivables or to a bankruptcy trustee of a dealer that becomes a debtor in bankruptcy.
There can be no assurances that any third party software employed by World Omni Financial Corp. will perform as represented to World Omni Financial Corp. in maintaining the systems and controls required to provide assurance that World Omni Financial Corp. maintains control over an electronic contract. In that event, there may be delays in obtaining copies of the electronic contract or confirming ownership and control of the electronic contract.

From time to time, the receivables evidenced by electronic contracts may be amended, including, without limitation, by extensions of the maturity date. An amendment may be evidenced in the form of a new amended electronic contract or as a tangible amendment to an existing electronic contract. To the extent any of those amendments is evidenced in tangible form, World Omni Financial Corp., as servicer, will agree to maintain the perfected security interest in the receivables (consisting of the electronic contract and tangible amendment) by possession of the tangible amendment and control of the electronic contract.

12

The law governing the perfection of security interests in electronic contracts by control is relatively recent. As a result, there is a risk that the systems employed by World Omni Financial Corp. or the third-party custodian to maintain control of the electronic contracts may be insufficient under applicable law to give World Omni Financial Corp. (and accordingly, the issuing entity) a perfected security interest in the receivables evidenced by electronic contracts.
As a result of the foregoing, World Omni Financial Corp. (and accordingly, the issuing entity) may not have a perfected security interest in certain receivables or its interest, although perfected, could be junior to that of another party. Either circumstance could affect World Omni Financial Corp.' s ability on behalf of the issuing entity to repossess and sell the underlying financed vehicles. Therefore, you may be subject to delays in payment on your notes and you may incur losses on your investment in the notes.
A Bankruptcy of the Depositor or the Servicer Could Delay or Limit Payments To You

We have structured the transactions described in this prospectus in an effort to minimize the risk that:

•     World Omni Auto Receivables LLC and the issuing entity might be the subject of a bankruptcy or state insolvency proceeding;

•      the bankruptcy or insolvency of World Omni Financial Corp. might result in the consolidation of the assets and liabilities of World Omni Auto Receivables LLC or the issuing entity with those of World Omni Financial Corp.; and

•      the sale of the receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC might not be viewed as a true sale, which could result in the receivables being included in the estate of World Omni Financial Corp. should it become the subject of a bankruptcy or insolvency proceeding.

If these efforts are unsuccessful, you could experience delays in payments due on your notes or may suffer losses on your notes.
Following a bankruptcy or insolvency of World Omni Financial Corp., a court could conclude that the receivables are owned by World Omni Financial Corp. instead of the issuing entity. A court could reach this conclusion either because the transfer of the receivables from World Omni Financial Corp. to World Omni Auto Receivables LLC was not a true sale or because the court concluded that assets and liabilities of World Omni Financial Corp. and World Omni Auto Receivables LLC, should be consolidated and treated as a single estate for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you or may not ultimately receive all interest and principal due to you because of:

•      the automatic stay which prevents a creditor from exercising remedies against a debtor in bankruptcy without permission from the court; and

•      the fact that neither the issuing entity nor the indenture trustee has a perfected security interest in the financed vehicles or any cash collections on the receivables at the time a bankruptcy proceeding begins.

13

Consolidation or Disregard of Sale Following a Bankruptcy of World Omni Financial Corp	Any payments that are made by World Omni Financial Corp. to World Omni Auto Receivables LLC or the issuing entity may be recoverable as preferential transfers if made within one year before a World Omni Financial Corp. bankruptcy filing.
Other Adverse Consequences of a World Omni Financial Corp. Bankruptcy	The insolvency of World Omni Financial Corp. also could result in its replacement as servicer, which could temporarily interrupt payments on the notes. A bankruptcy case or an insolvency case under federal or state law against World Omni Financial Corp. also would be a servicer termination event under the sale and servicing agreement, which could result in the removal of World Omni Financial Corp. as servicer. Either type of case could delay payment to you on the notes. If payments previously made by World Omni Financial Corp. were to be recovered as preferential transfers, you could experience delays in payment or suffer a loss on your investment in the notes. See also "Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions."
Termination of, or the failure to renew, the distributor agreement between Southeast Toyota Distributors, LLC, a wholly-owned subsidiary of JM Family Enterprises, Inc., and Toyota Motor Sales, U.S.A. could materially and adversely affect World Omni Financial Corp.'s business or financial condition, including its ability to meet its servicing and repurchase obligations, which could result in a servicer termination event and removal of World Omni Financial Corp. as servicer.
Class B Notes and Class C Notes Are Subject to Greater Risk Because of Subordination of that Class

The Class B Notes bear greater risks than the Class A Notes because payments of interest on and principal of the Class B Notes are subordinated, to the extent described in "Description of the Notes—Payments of Interest," "Description of the Notes—Payments of Principal" and "Description of the Trust Documents—Distributions" in this prospectus, to payments of interest on and principal of the Class A Notes.

The Class C Notes bear greater risks than the Class A Notes and Class B Notes because payments of interest on and principal of the Class C Notes are subordinated, to the extent described in "Description of the Notes—Payments of Interest," "Description of the Notes—Payments of Principal" and "Description of the Trust Documents—Distributions" in this prospectus, to payments of interest on and principal of the Class A Notes and the Class B Notes.

Interest payments on the Class B Notes and the Class C Notes on each payment date will be subordinated to servicing fees due to the servicer, payments to the asset representations reviewer, if any, payments to the indenture trustee and owner trustee following an event of default and acceleration of the notes, and interest and principal payments on the Class A Notes due on such payment date. In addition, in the event the notes are declared to be due and payable after the occurrence of an event of default, no interest will be paid to the Class B Notes until all principal of and interest on the Class A Notes have been paid in full and no interest will be paid to the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full.

14

Principal payments on the Class B Notes will be subordinated in priority to the Class A Notes, as described in "Description of the Notes—Payments of Principal" in this prospectus. No principal will be paid on the Class B Notes until all principal of the Class A Notes has been paid in full. In addition, principal payments on the Class B Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes. See "Description of the Notes—Payments of Principal" in this prospectus.

Principal payments on the Class C Notes will be subordinated in priority to the Class A Notes and the Class B Notes, as described in "Description of the Notes—Payments of Principal" in this prospectus. No principal will be paid on the Class C Notes until all principal of the Class A Notes and the Class B Notes has been paid in full. In addition, principal payments on the Class C Notes will be subordinated to payments of interest on the Class A Notes and the Class B Notes. See "Description of the Notes—Payments of Principal" in this prospectus.

This subordination could result in reduced or delayed payments of principal of and interest on the Class B Notes and the Class C Notes.
Holders of the Class B Notes and Class C Notes May Suffer Losses Because They Have Limited Control Over Actions of the Issuing Entity and Conflicts Between Classes of Notes May Occur	The Class A Notes will be the "controlling securities" under the indenture while any Class A Notes are outstanding. Only after the Class A Notes have been paid in full will the Class B Notes be the controlling securities, and only after the Class A Notes and Class B Notes have been paid in full will the Class C Notes be the controlling securities.

The rights of the controlling securities will include the following:

•     following an event of default, to direct the indenture trustee to exercise one or more of the remedies specified in the indenture relating to the property of the issuing entity, including a sale of the receivables;

•     following a servicer termination event, to waive the servicer termination event or to terminate the servicer;

•      to remove the indenture trustee and appoint a successor; and

•      to consent to certain other actions specified in the indenture.

In exercising any rights or remedies under the indenture, the controlling securities may act solely in its own interests. Therefore, holders of Class B Notes and Class C Notes that are subordinated to the controlling securities will not be able to participate in the determination of any proposed actions that are within the purview of the controlling securities, and the controlling securities could take actions that would adversely affect the holders of the Class B Notes and the Class C Notes.
Payment Priorities Increase Risk of Loss or Delay in Payment to Certain Notes	Because the principal of each class of notes generally will be paid sequentially, (i) classes of Class A Notes that have higher numerical class designations will be outstanding longer than classes of Class A Notes that have lower numerical class designations, and, therefore, will be exposed to greater risk of losses on the receivables during the periods after Class A Notes with lower numerical designations have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished, (ii) Class B Notes will be outstanding longer than

15

the Class A Notes, and, therefore, will be exposed to greater risk of losses on the receivables during periods after the Class A Notes have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished and (iii) Class C Notes will be outstanding longer than the Class A Notes and the Class B Notes, and, therefore, will be exposed to greater risk of losses on the receivables during periods after the Class A Notes and the Class B Notes have been receiving most or all amounts payable on such notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished.
Further, even if there is an event of default and subsequent acceleration of the notes, principal payments will be made first on the Class A-1 Notes until they have been paid in full and then pro rata to the other Class A Notes until they have been paid in full, then to the Class B Notes until they have been paid in full, and then to the Class C Notes until they have been paid in full. As a result, the yields of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes, as compared to the yield on the Class A-1 Notes, will be relatively more sensitive to losses on the receivables and the timing of such losses. If the actual rate and amount of losses exceeds historical levels, and if the available overcollateralization and available amounts from the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.
The Notes Are Not Suitable Investments for All Investors	The notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.
Limited Assets of the Issuing Entity Could Result in Losses on the Notes	The issuing entity will not have any significant assets or sources of funds to make payments on the notes other than the collections on the receivables and the amounts available in the reserve account. You must rely upon payments on the receivables and amounts available in the reserve account for repayment of your notes. Although (1) funds in the reserve account may be available on any payment date to cover shortfalls in distributions of interest and certain distributions of principal on the notes and (2) funds in the reserve account may be replenished with collections on the receivables remaining after making required interest payments and certain principal payments on the notes, the amounts available from the reserve account are limited. If the amounts on deposit in the reserve account become depleted, the issuing entity will depend solely on collections on the receivables to make payments on the notes. If the amounts on deposit in the reserve account are insufficient to cover shortfalls in payments of interest and principal, you may suffer losses.

16

Proceeds of the Sale of Receivables May Not be Sufficient to Pay your Notes in Full; Failure to Pay Principal on your Notes Will Not Constitute an Event of Default Until Maturity	If so directed by the noteholders of the controlling securities, following an acceleration of the notes upon an event of default, the indenture trustee will sell the receivables held by the issuing entity. We cannot assure you, however, that the market value of those receivables will at any time be equal to or greater than the aggregate outstanding principal amount of the notes. Therefore, upon an event of default, there may not be sufficient funds available to repay you in full. In addition, the amount of principal required to be paid to you will be limited to amounts available in the collection account (and available amounts from the reserve account). Therefore, the failure to pay principal of your notes where funds are not available for such payment will not result in the occurrence of an event of default until the final scheduled payment date for your notes.
Prepayments on Receivables Will Cause Prepayments on Your Notes	You may receive payment of principal on the notes earlier than you expected for the reasons set forth below. You may not be able to reinvest the principal paid to you at a rate of return that is equal to or greater than the rate of return on the notes. Prepayments on the receivables by the related obligors and purchases of the receivables by World Omni Financial Corp and the servicer will shorten the life of the notes to an extent that cannot be fully predicted. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by you.

All of the receivables are prepayable at any time. The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors, including:

•     an economic slowdown or recession;

•      other events which have the same effect as prepayments in full of receivables, including liquidations due to default, as well as receipts of proceeds from insurance policies and repurchases of receivables;

•      repurchases of receivables by World Omni Financial Corp. as a result of breaches of representations and warranties, and/or breaches of particular covenants; and

•      the purchase by the servicer of the receivables when the aggregate principal balance thereof is 10% or less of the aggregate starting principal balance.

The rate of prepayments of receivables cannot be predicted and, therefore, no assurance can be given as to the level of prepayments that the issuing entity will experience.
Principal on each class of notes must be fully paid by the final scheduled payment date for that class of notes. However, because some prepayments of the receivables are likely and some receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class' final scheduled payment date, the actual payment of any class of notes may occur earlier, and could occur significantly earlier, than that class' final scheduled payment date. Nevertheless, we cannot assure you that the final distribution of principal of any or all classes of notes will be earlier than that class' final scheduled payment date. Prepayments of principal shall be paid in the same order of priority as the scheduled payments provided for in this prospectus.

17

You May Experience Reduced Returns and Delays on your Notes Resulting From a Vehicle Recall

The vehicles securing the receivables in the pool may be the subject of existing or future vehicle recalls. Obligors that own motor vehicles affected by a vehicle recall may be more likely to be delinquent in, or default on, payments on their receivables. Significant increases in the inventory of used motor vehicles subject to a recall may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of those sales. If the default rate on the receivables increases and the price at which the related vehicles may be sold declines, you may experience losses with respect to your notes. If any of these events materially affect collections on the receivables, you may experience delays in payments or principal losses on your notes.

We refer you to "The Receivables Pool—Distribution by Vehicle Model of the Receivables in the Pool as of the Cutoff Date" in this prospectus for concentrations of certain vehicle models securing the receivables.

In addition, prepayments may be higher than expected if obligors sell their vehicles due to concerns arising from a recall, regardless of whether such vehicle was affected by the recall. As a result, you may receive payment of principal on the notes earlier than you expected. See "Risk Factors—Prepayments on Receivables Will Cause Prepayments on Your Notes" in this prospectus.
The Rate of Depreciation of Certain Financed Vehicles Could Exceed the Amortization of the Principal Balance of the Financing on those Financed Vehicles, Which May Result in Losses.	There can be no assurance that the value of any financed vehicle will be greater than the principal balance of the related receivable. New vehicles normally experience an immediate decline in value after purchase because they are no longer considered new. As a result, it is highly likely that the principal balance of the related receivable will exceed the value of the related vehicle during the earlier years of a receivable's term. Defaults during these earlier years are likely to result in losses because the proceeds of repossession are less likely to pay the full amount of interest and principal owed on the receivable. The frequency and amount of losses may be greater for receivables with longer terms, because these receivables tend to have a somewhat greater frequency of delinquencies and defaults and because the slower rate of amortization of the principal balance of a longer term receivable may result in a longer period during which the value of the financed vehicle is less than the remaining principal balance of the receivable. The frequency and amount of losses may also be greater for obligors with little or no equity in their vehicles because the principal balances for such obligors are likely to be greater for similar loan terms and vehicles than for obligors with a more significant amount of equity in the vehicle. Additionally, although the frequency of delinquencies and defaults tends to be greater for receivables secured by used vehicles, the amount of any loss tends to be greater for receivables secured by new vehicles because of the higher rate of depreciation described above. See "The Receivables Pool—The Receivables" for more information regarding the percentage of the aggregate starting principal balance of the pool representing financings of new vehicles securing receivables with original terms to maturity greater than 60 months.

18

Receivables That Fail to Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment	Federal and state consumer protection laws regulate the creation, collection and enforcement of retail installment contracts. These laws impose specific statutory liabilities upon creditors who fail to comply with the provisions of these laws. These laws may also make an assignee of a retail installment contract, such as the issuing entity, liable to the obligor for any violation by the lender or the initial creditor and may also affect an assignee's ability to enforce its rights related to a retail installment contract. World Omni Financial Corp. will make representations and warranties that, to the best of its knowledge, each receivable complies with all requirements of applicable law in all material respects at the time it was originated. If any such representation or warranty proves incorrect, has certain material and adverse effects on the receivable, and is not timely cured, World Omni Financial Corp. will be required to repurchase any affected receivable. To the extent World Omni Financial Corp. fails to make such repurchase payment or the issuing entity suffers a loss as a result of a violation of consumer protection laws, you may suffer a loss on your investment in the notes. Pursuant to the receivables purchase agreement, World Omni Financial Corp. will also indemnify the depositor, who will assign all its right, title and interests under the receivables purchase agreement to the issuing entity, for any liability resulting from the failure of a receivable to be originated in compliance in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder. We refer you to "Some Legal Aspects of the Receivables—Consumer Protection Laws."
Recent interpretive guidance of Department of Defense regulations implementing the Military Lending Act limits the applicability of the regulations' motor vehicle exception to retail installment contracts that do not finance credit-related ancillary products, including guaranteed asset protection (GAP) waiver agreements. Accordingly, origination and servicing of receivables whose obligors are covered by the Military Lending Act, which include active duty servicemembers and their spouses and dependents, and which were originated on or after October 3, 2016 and which finance GAP waiver agreements or other credit-related ancillary products may need to comply with the requirements of the Military Lending Act. Regulations implementing the Military Lending Act limit the military annual percentage rate, adjust arbitration rules and require additional disclosures, among other requirements, and failure to comply with these requirements could render the related receivables void and/or subject the trust to liability. Financial services industry trade groups are seeking further clarification on the interpretive guidance and potential industry relief from its effects. As a result of certain restrictions imposed by the Military Lending Act, World Omni Financial Corp. is unable to determine, and there can be no assurance as to whether, or to what extent, the receivables sold to the issuing entity on the closing date are affected by the Military Lending Act. If the interpretive guidance ultimately requires Military Lending Act compliance for such receivables, it could result in an obligation of World Omni Financial Corp. to repurchase such receivables, thereby shortening the weighted average life of your notes, or materially affect the collections on such receivables and, in either event, you may experience delays in payments or it could reduce the funds that the issuing entity would otherwise have to make payments on your notes.

19

For more information regarding consumer protection laws, see "Some Legal Aspects of the Receivables—Consumer Protection Laws" in this prospectus.
The Geographic Concentration and Performance of the Receivables May Increase the Risk of Loss on Your Investment

Economic conditions in the states where obligors reside may affect delinquencies, losses and prepayments on the receivables. Economic conditions that may affect payments on the receivables include:

•      unemployment,

•      fuel prices,

•      declines in home values,

•      interest rates,

•      inflation rates,

•      consumer perceptions of the economy, and

•      effects of natural catastrophes.

Adverse economic conditions in a state where a large number of obligors are located could have a disproportionately significant effect on the delinquency, loss or repossession experience of the receivables. The consequences of a significant economic downturn, including rising unemployment and continued lack of availability of credit, may lead to increased delinquency and default rates by obligors, as well as decreased consumer demand for automobiles and declining market value of the vehicles securing the receivables, which could increase the amount of a loss if the receivable defaults. These negative conditions could also have an effect on the timing and amount of principal and interest payments on your notes and you may suffer a loss. As of the cutoff date, World Omni Financial Corp.'s records indicate that the billing addresses of the obligors of the receivables in the pool were concentrated in the Five-State Area. Economic conditions as a result of a recession in the Five-State Area, including a decline in home values, may affect payments on the receivables from obligors residing in those states. The occurrence of hurricanes or geological disasters in those states may adversely affect receivables located in those states. In addition, we may be unable to accurately assess the effect of natural disasters, such as hurricanes and tornadoes, or geological disasters, such as oil spills or other similar events, on the economy or on the receivables in those states. The effect of natural disasters, such as hurricanes and tornadoes, or geological disasters, such as oil spills or other similar events, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects of delinquency, default and prepayment experience of the receivables because any adverse impact as a result of a recession, hurricane, tornado or human-caused event or any similar event may be borne by the noteholders. We refer you to "The Receivables Pool—Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date" in this prospectus.
You May Have Difficulty Selling your Notes and/or Obtaining your Desired Price Due to the Absence of, or Illiquidity in, a Secondary Market for Such Notes and Because of General Global Economic Conditions	The notes will not be listed on any securities exchange. Therefore, in order to sell your notes, you will need to find a willing buyer. The underwriters may, but are not obligated to, provide a secondary market for the offered notes. We cannot assure you that a market will develop or, if one does develop, that it will provide you with liquidity of investment or continue for the life of your notes.

20

For several years after the 2008 financial crisis, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While conditions in the financial markets and the secondary markets have improved, periods of illiquidity could occur again and affect the secondary market, thereby adversely affecting the market value of your notes and your ability to locate a willing purchaser. Furthermore, the global financial markets have experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Concerns regarding sovereign debt may spread to other countries at any time. There can be no assurance that this uncertainty related to the sovereign debt of various countries will not lead to disruption of the credit markets in the United States. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes and, as a result, you could suffer a loss on your investment.

In addition, the issuance and offering of the notes does not comply with the risk retention and due diligence requirements (the "EU Risk Retention and Due Diligence Requirements") which under Article 5 of Regulation (EU) 2017/2402 (the "Securitization Regulation") apply to certain types of EU-regulated investors including institutions for occupational retirement, credit institutions, alternative investment fund managers who manage or market alternative investment funds in the EU, investment firms, insurance and reinsurance undertakings and management companies of UCITS funds (or internally managed UCITS).  Lack of compliance with the EU Risk Retention and Due Diligence Requirements may preclude certain investors regulated in the European Union or the European Economic Area and certain of their affiliates from purchasing the notes and may result in the imposition of a penalty regulatory capital charge on the securities acquired by or on behalf of such investors or of other regulatory sanctions. Accordingly, you may not be able to sell your notes when you want to do so or you may be unable to obtain the price that you wish to receive for your notes or you may suffer a loss on your investment.

Investors regulated in the European Union are encouraged to consult with their own investment and legal advisors regarding the suitability of the notes for investment.

The Return on Your Notes May be Reduced Due to Varying Economic Circumstances and/or an Economic Downturn	A deterioration in economic conditions and certain economic factors could adversely affect the ability and willingness of obligors to meet their payment obligations under the receivables. Economic conditions could deteriorate in connection with an economic recession, rising oil prices, housing price declines, terrorist events, extreme weather conditions or other events. As a result of any deterioration of economic conditions, you may experience payment delays and losses on your notes. An improvement in economic conditions could result in prepayments by the obligors of their payment obligations under the receivables. As a result, you may receive principal payments of your notes earlier than anticipated.
In addition, a general economic downturn may adversely affect the performance of the receivables. During periods of economic slowdown or recession, delinquencies, defaults, repossessions and losses generally

21

increase. High unemployment and a general reduction in the availability of credit may lead to increased delinquencies and defaults by obligors. Further, these periods may also be accompanied by decreased consumer demand for motor vehicles and declining values of motor vehicles securing outstanding motor vehicle retail installment sale contracts, which weakens collateral coverage and increases the amount of a loss in the event of default by an obligor. Significant increases in the inventory of used motor vehicles during periods of economic slowdown or recession may also depress the prices at which repossessed motor vehicles may be sold or delay the timing of these sales.
No prediction or assurance can be made as to the effect of an economic downturn or economic growth on the rate of delinquencies, prepayments and/or losses on the receivables.
Federal Financial Regulatory Legislation Could Have an Adverse Effect on World Omni Financial Corp., the Depositor and the Issuing Entity, Which Could Result in Losses or Delays in Payments on your Notes

The Dodd-Frank Act took effect on July 22, 2010. The Dodd-Frank Act, among other things:

•      created the Bureau of Consumer Financial Protection, previously known as the Consumer Financial Protection Bureau ("CFPB"), an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services;

•      created a new framework for the regulation of over-the-counter derivatives activities;

•      strengthened the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (the "SEC"); and

•      created a liquidation framework for the resolution of bank holding companies and other non-bank financial companies defined as "covered financial companies."

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by financial institutions, which includes World Omni Financial Corp.

The CFPB has broad supervision, examination and enforcement authority over the consumer financial products and services of certain non-depository institutions. In this capacity, the CFPB can examine such covered entities for compliance with consumer financial protection laws and has authority to order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  On August 31, 2015, World Omni Financial Corp. became subject to the CFPB's supervisory authority when the CFPB's final rule over "larger participants" in the auto finance industry took effect.  Such supervisory authority allows the CFPB to conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws, which could result in enforcement actions, regulatory fines and mandated changes to World Omni Financial Corp.'s business products, policies and procedures.

Two of the primary purposes of the CFPB are to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive

22

acts or practices ("UDAAP"). CFPB regulation, inquiries and related enforcement actions, including the CFPB's application of UDAAP principles and supervision of World Omni Financial Corp. by the CFPB, may increase World Omni Financial Corp.'s compliance costs, require changes in World Omni Financial Corp.'s business practices, affect World Omni Financial Corp.'s competitiveness, impair World Omni Financial Corp.'s profitability, harm World Omni Financial Corp.'s reputation or otherwise adversely affect World Omni Financial Corp.'s business.
The CFPB and the Federal Trade Commission (the "FTC") are actively investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities. The CFPB has been reviewing the actions of indirect auto finance companies with regard to pricing and other activities and the CFPB has recently taken action against, and entered into settlements with, several such companies under applicable federal or state consumer protection laws. See "Some Legal Aspects of the Receivables—Consumer Protection Laws" in this prospectus. Additionally, there have been news reports indicating that the CFPB is investigating banks and finance companies over the sale and financing of extended warranties and other add-on products. Both the FTC and CFPB have announced various enforcement actions against lenders and finance companies over the last few years involving significant penalties, cease and desist orders and similar remedies that, if applicable to auto finance providers and the type of products, services and operations offered by World Omni Financial Corp., may require it to cease or alter certain business practices, which could have a material adverse effect on its financial condition and results of operations. If any of World Omni Financial Corp.'s practices were found to violate the Equal Credit Opportunity Act or other laws and if World Omni Financial Corp. had knowledge of such violation when it sold the receivables under the sale and servicing agreement, World Omni Financial Corp. could be obligated to repurchase from the issuing entity any related receivables that fail to comply with law as described under "Description of the Trust Documents—Sale and Assignment of Receivables" in this prospectus. In addition, World Omni Financial Corp., the depositor or the issuing entity could become subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.
The CFPB has indicated an intention to focus its resources on certain priorities, including initiation of the rulemaking process regarding debt collection practices that would apply to third-party collectors and first-party collectors, such as World Omni Financial Corp., and continued examination and investigation of, and potential rulemaking regarding, consumer credit reporting practices. The timing and impact of these anticipated rules on World Omni Financial Corp.'s business remain uncertain.
The Dodd-Frank Act increases the regulation of the securitization markets. For example, it requires securitizers or originators to retain an economic interest in a portion of the credit risk for any asset that they securitize or originate. It also gave broader powers to the SEC to

23

regulate credit rating agencies and adopt regulations governing these organizations and their activities.
Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or CFPB may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as World Omni Financial Corp. or its affiliates. No assurance can be given that these new requirements imposed by the Dodd-Frank Act, or any subsequent implementing regulations, bulletins or other guidance, will not have a significant impact on the servicing of the receivables, on the regulation and supervision of World Omni Financial Corp., as an originator or servicer, the depositor, the issuing entity or their respective affiliates.
Additionally, no assurances can be given that the liquidation framework for the resolution of "covered financial companies" would not apply to World Omni Financial Corp. or its affiliates, including the depositor and the issuing entity. See "Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—Potential Applicability to World Omni Financial Corp., the Depositor and the Issuing Entity" in this prospectus.
If the Federal Deposit Insurance Corporation (the "FDIC") were appointed receiver of World Omni Financial Corp., the depositor or the issuing entity under the Orderly Liquidation Authority provisions ("OLA") of the Dodd-Frank Act, the FDIC could repudiate contracts deemed burdensome to the estate, including secured debt. World Omni Financial Corp. has structured the transfers of the receivables to the depositor and the issuing entity as a valid and complete sale under applicable state law and under the Bankruptcy Code to mitigate the risk of the recharacterization of the sale as a security interest to secure debt of World Omni Financial Corp. Any attempt by the FDIC to recharacterize the transfer of the receivables as a security interest to secure debt that the FDIC then repudiates would cause delays in payments or losses on the notes. In addition, if the issuing entity were to become subject to OLA, the FDIC may repudiate the debt of the issuing entity and the noteholders would have a secured claim in the receivership of the issuing entity. Also, if the issuing entity were subject to OLA, noteholders would not be permitted to accelerate the debt, exercise remedies against the collateral or replace the servicer without the FDIC's consent for 90 days after the receiver is appointed. As a result of any of these events, delays in payments on the notes would occur and possible reductions in the amount of those payments could occur. See "Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC's Repudiation Power Under OLA" in this prospectus.
In addition, and also assuming that the FDIC were appointed receiver of World Omni Financial Corp., the depositor or the issuing entity under OLA, the FDIC could avoid transfers of receivables that are deemed "preferential." Under one potential interpretation of OLA, the FDIC could avoid World Omni Financial Corp.'s transfer of receivables to the depositor perfected merely by the filing of a UCC financing statement. If the transfer were voided as a preference under OLA, noteholders would have only an unsecured claim in the receivership for the purchase price

24

of the receivables. Although the FDIC has issued a final rule to the effect that the preference provisions of OLA should be interpreted in a manner consistent with those of the Bankruptcy Code, the application of the provisions remains uncertain. See "Some Legal Aspects of the Receivables—Dodd-Frank Orderly Liquidation Authority Provisions—FDIC's Avoidance Power Under OLA" in this prospectus.
Existing Legislation and Future Regulatory Reforms Could Have an Adverse Effect on World Omni Financial Corp.'s Business and Operating Results	Due to the current economic and political environment, World Omni Financial Corp. and other financial institutions have faced increased regulation and regulatory scrutiny. The financial services industry has begun to see increased disclosure obligations and may see restrictions on pricing and enforcement proceedings through the Dodd-Frank Wall Street Reform and Consumer Protection Act and other similar legislation. There can be no assurance that new requirements, or any subsequent implementing regulations, bulletins or other guidance, will not have an adverse impact on the servicing of the receivables, on World Omni Financial Corp.'s securitization programs or on the regulation and supervision of World Omni Financial Corp., the depositor or the issuing entity. The potential impact of such legislation and resulting regulations may include increased cost of operations due to greater regulatory oversight, supervision and examination and limitations on our ability to expand product and service offerings due to stricter consumer protection laws and regulations.
Compliance with applicable law is costly and can affect operating results. Compliance requires forms, processes, procedures, controls and the infrastructure to support these requirements. Compliance may create operational constraints and place limits on pricing. Laws in the financial services industry are designed primarily for the protection of consumers. The failure to comply could result in significant statutory civil and criminal penalties, monetary damages, attorneys' fees and costs, possible revocation of licenses and damage to World Omni Financial Corp.'s reputation, brand and valued customer relationships.
Withdrawal or Downgrade of the Initial Ratings of the Notes Will, and the Issuance of Unsolicited Ratings on your Notes or any Adverse Changes to a Hired Rating Agency May, Affect the Prices for the Offered Notes Upon Resale	The depositor expects that the offered notes will receive ratings from two nationally recognized statistical rating organizations ("NRSROs") hired by the sponsor to rate the notes. A note rating is not a recommendation by a rating agency that you buy, sell or hold notes. Similar ratings on different types of notes do not necessarily mean the same thing. You are encouraged to analyze the significance of each rating independently from any other rating. Any rating agency may change its rating of the notes after the notes are issued if that rating agency believes circumstances have changed. A rating downgrade may reduce the price that a subsequent purchaser will be willing to pay for the notes.
Ratings on the notes will be monitored by the rating agencies hired by the sponsor while the notes are outstanding. There is no assurance that a rating will remain for any given period of time, that a rating agency rating the notes will not lower or withdraw its rating if in its judgment circumstances in the future so warrants or that notice of a lowering, qualification or withdrawal will be provided to the noteholders.
Ratings initially assigned to the notes will be paid for by the sponsor. The sponsor is not aware that any other NRSRO, other than the NRSROs hired by the sponsor to rate the notes, has assigned ratings on the notes.

25

SEC rules state that the payment of fees by the sponsor, the issuing entity or an underwriter to rating agencies to issue or maintain a credit rating on asset-backed securities is a conflict of interest for rating agencies. In the view of the SEC, this conflict is particularly acute because arrangers of asset-backed securities transactions provide repeat business to the rating agencies. Under SEC rules, information provided by the sponsor or the underwriters to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each non-hired NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the depositor, the sponsor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned to the notes even if such parties are aware of such unsolicited ratings. NRSROs, including the hired rating agencies, may have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes. In addition, if the sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the notes, a hired rating agency could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.
Furthermore, Congress or the SEC may determine that any NRSRO that assigns ratings to the notes no longer qualifies as a nationally recognized statistical rating organization for purposes of the federal securities laws and that determination may also have an adverse effect on the market price of the offered notes.
Potential investors in the offered notes are urged to make their own evaluation of the creditworthiness of the obligors on the related receivables and the credit enhancement on the notes, and not to rely solely on the ratings on the notes.
The Failure to Pay Interest on the Subordinated Classes of Notes is Not an Event of Default	The indenture provides that while a senior class or classes of notes are outstanding, the failure to pay interest when due on the outstanding subordinated class or classes of notes will not be an event of default under the indenture. Accordingly, the failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full. Under these circumstances, the holders of the subordinated classes of notes which are not controlling securities will not have any right to declare an event of default, to cause the maturity of the notes to be accelerated or to direct or consent to any action under the indenture.

26

Changes to the U.S. Federal Income Tax Laws Could Have an Adverse Impact on Holders of the Notes	On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (the "Tax Cuts and Jobs Act"), which contains significant changes to the Internal Revenue Code for taxable years beginning in 2018 and could have an adverse impact on certain holders of the notes. Under the Tax Cuts and Jobs Act, a noteholder that uses an accrual method of accounting for U.S. federal income tax purposes generally is required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule thus may require the accrual of income earlier than would be the case under the general tax rules described under "Material Federal Income Tax Considerations" in this offering memorandum, although the precise application of this rule is unclear at this time. Further, it is unclear at this time the specific impact that other provisions of the Tax Cuts and Jobs Act could have on holders of the notes. We cannot predict the impact of the Tax Cuts and Jobs Act nor whether, when, or to what extent any new local, state or U.S. federal tax bills, laws, regulations, interpretations or rulings will be issued or become law, or the long-term impact of any such bills, laws, regulations, interpretations or rulings on holders of the notes.
The Return on Your Notes Could be Reduced by Shortfalls Due to Military Action	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the receivables is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the receivables and the financed vehicles.
In some circumstances, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor's active military duty. This legislation could adversely affect the ability of the servicer to collect full amounts of interest on these receivables as well as to foreclose on an affected receivable during the obligor's period of active military duty. This legislation may thus cause delays and losses in payments to holders of the notes.
We refer you to "Some Legal Aspects of the Receivables—Consumer Protection Laws."
Commingling By the Servicer May Result in Delays and Reductions in Payments on your Notes	So long as World Omni Financial Corp. is servicer, if each condition to making monthly deposits as may be required by the sale and servicing agreement (including the satisfaction of the notice requirement to the rating agencies and the absence of any servicer termination event) is satisfied, World Omni Financial Corp., as the servicer, may retain all collections on the receivables received from the related obligors and all proceeds relating to the receivables and the financed vehicles collected during a collection period until the business day preceding the related payment date. During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the day preceding each payment date, the servicer must deposit into the collection account, all payments on the receivables received from the obligors and all proceeds relating to the receivables and the financed vehicles collected during the related collection period.

27

The Depositor or One or More Affiliates Thereof Will Initially Retain the Class C Notes, and Subsequent Sales of any Such Retained Notes May Adversely Affect the Market Price of the Offered Notes and Your Voting Power

The Class C Notes will be retained by the depositor or one or more affiliates thereof on the closing date. If such retained notes are subsequently sold in the secondary market, the demand for and market price of notes already in the market could be adversely affected and the voting power of the noteholders of the outstanding notes may be diluted.
Because the Notes are in Book-Entry Form, your Rights Can Only Be Exercised Indirectly	Because the offered notes will be issued in book-entry form, you will be required to hold your interest in your notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme, or the Euroclear System in Europe. Transfers of interests in the notes within The Depository Trust Company, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption "Registration of the Notes—Book-Entry Registration."
Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a "noteholder." As a result, you will only be able to exercise the rights of noteholders indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream and Euroclear (in Europe) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream or Euroclear and to take other actions that require a physical note representing the notes. Interest and principal on the notes will be paid by the issuing entity to The Depository Trust Company as the record holder of the notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

28

WORLD OMNI FINANCIAL CORP.

World Omni Financial Corp. is a Florida corporation and a wholly-owned subsidiary of JM Family Enterprises, Inc., a Delaware corporation ("JMFE"). JMFE, through its subsidiaries, provides a full range of automotive-related distribution and financial services to Toyota dealerships in the Five-State Area. Financial services are also provided to other dealerships throughout the United States. The principal executive offices of World Omni Financial Corp. are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 and its telephone number is (954) 429-2200.

World Omni Financial Corp. provides retail installment sale contract and lease contract financing to retail customers of Toyota automobile dealers within the Five-State Area. World Omni Financial Corp. services automobile and light-duty truck retail installment sale contracts and leases for its own account and the account of third parties. World Omni Financial Corp. also provides wholesale floorplan financing and capital and mortgage loans to some Toyota dealers, and their affiliates, in the Five-State Area.

Southeast Toyota Distributors, LLC, which is a wholly-owned subsidiary of JMFE and a World Omni Financial Corp. affiliate, is the exclusive distributor of Toyota cars and light-duty trucks, parts and accessories in the Five-State Area. Southeast Toyota Distributors, LLC distributes Toyota vehicles pursuant to a distributor agreement, which first was entered into in 1968 and has been renewed through October 2019, with Toyota Motor Sales, U.S.A., Inc., a California corporation. World Omni Financial Corp. has provided financial services to Toyota dealers in the Five-State Area since 1982, operating under the "Southeast Toyota Finance" name since 1996.

As of September 30, 2018, December 31, 2017, December 31, 2016, December 31, 2015, December 31, 2014, and December 31, 2013, World Omni Financial Corp. and its affiliates' originated portfolio, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., had 564,009, 550,985, 515,465, 492,849, 473,592, and 439,299 retail installment sale contracts outstanding, respectively. The aggregate outstanding principal balances of retail installment sale contracts at the above dates, including retail installment sale contracts that were sold but are still being serviced by World Omni Financial Corp., were approximately $10.5 billion, $10.1 billion, $9.2 billion, $8.5 billion, $7.9 billion, and $7.1 billion, respectively.

In addition to its role as servicer, World Omni Financial Corp. is the sponsor of, and has participated in the structuring of, the securitization transactions contemplated by this prospectus. World Omni Financial Corp. is responsible for originating or acquiring the receivables included in the transaction described in this prospectus and World Omni Financial Corp. is responsible for servicing those receivables as described below. World Omni Financial Corp. has been engaged in the securitization of assets since 1986. World Omni Financial Corp.'s first public securitization transaction in 1992 involved approximately $248 million of receivables and World Omni Financial Corp.'s most recently completed retail public securitization transaction in 2018 involved approximately $1,115 million of retail installment sale contracts. From 1992 through December 2018, World Omni Financial Corp. securitized an aggregate of approximately $33.6 billion of retail installment contract receivables in term securitization transactions. World Omni Financial Corp. has also sponsored more than 27 term securitizations of leases and dealer floorplan receivables. World Omni Financial Corp.'s experience in and overall procedures for originating and underwriting receivables are described further under "World Omni Financial Corp.'s Automobile Financing Business" and "Description of the Trust Documents—The Servicer." No securitization sponsored by World Omni Financial Corp. has defaulted or experienced an early amortization triggering event.

29

WORLD OMNI FINANCIAL CORP.'S AUTOMOBILE FINANCE BUSINESS

World Omni Financial Corp. purchases retail installment sale contracts in the Five-State Area from dealers pursuant to existing dealer agreements in the ordinary course of business. We refer you to "World Omni Financial Corp." in this prospectus. The contracts purchased by World Omni Financial Corp. are entered into by participating dealers in accordance with World Omni Financial Corp.'s requirements and are purchased in accordance with World Omni Financial Corp.'s underwriting standards, which emphasize factors including the prospective purchaser's ability to make timely payments and creditworthiness. Additionally, to a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. originates retail installment sales finance contracts directly with customers in connection with financing the purchase of vehicles off lease.

World Omni Financial Corp. primarily purchases retail installment sale contracts from a network of participating dealers pursuant to written agreements with World Omni Financial Corp. Each dealer offers automobile and light-duty truck retail installment financing to prospective purchasers. If the dealer desires to offer the resulting retail installment sale contract to World Omni Financial Corp., then such financing must be made pursuant to World Omni Financial Corp.'s approved terms and a World Omni Financial Corp. supplied or approved form of retail motor vehicle installment sale contract and disclosure statement. Each dealer is responsible for obtaining information about a prospective purchaser and for forwarding the information for evaluation to World Omni Financial Corp. All submitted information with respect to each application, along with any credit bureau information obtained by World Omni Financial Corp., is reviewed, evaluated and "scored" by World Omni Financial Corp. as described under "—Underwriting" below. To the extent the credit evaluation results in an automatic approval or declination, such results are communicated directly back to the dealer. For applicants that are not automatically approved or declined, the results of this computer-based evaluation are referred to an analyst for final review and credit evaluation. The analyst then advises the dealer if the applicant is acceptable to World Omni Financial Corp. If a prospective buyer is accepted, either automatically or following the evaluation by an analyst, the dealer will prepare all necessary paperwork to sell the vehicle to the customer, including entering into a retail installment sale contract with its customer. The dealer thereafter sells the contract to World Omni Financial Corp. World Omni Financial Corp. then verifies that all documents supplied by a dealer with respect to a retail installment sale contract conform with World Omni Financial Corp.'s requirements. World Omni Financial Corp. also makes efforts to confirm that the dealer has made on a timely basis all filings with state agencies that are necessary to ensure that World Omni Financial Corp. is listed as the lienholder on the title to the applicable vehicle. For further information regarding the underwriting of retail installment sale contracts, see "—Underwriting" below.

Service centers located in Mobile, Alabama and Earth City, Missouri service World Omni Financial Corp.'s retail installment sale contracts following origination. Each of these centers is a multi-service facility and they collectively handle the following: collection activities (early stage, late stage, skip tracing, recovery and deficiency balances and bankruptcy), remarketing, administrative services, dealer services, operational accounting and customer and dealer inquiries.

Underwriting

The World Omni Financial Corp. underwriting standards are intended to evaluate a prospective buyer's credit standing and repayment ability. Generally, the dealer requests a prospective buyer to complete a credit application on a form prepared or approved by World Omni Financial Corp. As part of the description of the applicant's financial condition, the applicant is required to provide current information including:

•	employment history;

•	residential status; and

•	annual income.

30

Upon receipt of a credit application, either electronically through an online source such as DealerTrack or RouteOne or via facsimile, World Omni Financial Corp. transfers all application data into a centralized computer network owned and operated by a third party vendor. The origination system obtains an independent credit bureau report and the computer network automatically relays the application and credit bureau data to decision software which has been customized to perform credit evaluations for World Omni Financial Corp. The decision software uses a number of factors in performing the credit evaluation, such as the amount of the monthly payment, the amount financed, the term of the loan, the applicant's monthly income, the amount of monthly rent or mortgage payments and debt ratios, and credit bureau attributes, such as number of trade lines, utilization ratio and number of credit inquiries. As part of this process, the decision software calculates a credit score that is used in addition to credit rules to determine a recommended credit decision. This information enables World Omni Financial Corp. to review an application and establish the likelihood that the proposed retail installment sale contract will be paid in accordance with its terms. World Omni Financial Corp. has established minimum credit score requirements and applicants who fall below the minimums are automatically declined by the decision software or recommended for decline and referred to a credit analyst for further review. Applicants that exceed these minimum credit scores are then evaluated by the decision software using business rules relating to certain other characteristics, such as loan-to-value, payment-to-income and debt-to-income ratios and credit bureau information regarding other trade lines and the status of such trade lines. To the extent the decision software's credit evaluation results in an automatic approval or automatic decline, such results are communicated directly back to the dealer. Otherwise, the results of this computer-based evaluation are referred to a credit analyst for final review and credit evaluation.

If credit bureau data is not available on a consumer applicant or if the applicant is a business then the software cannot electronically evaluate the application. In other cases, an application is not automatically rejected but does not meet the criteria for automatic approval, either because of incomplete or inconsistent information or because one or more credit-related terms is not within prescribed automatic approval levels. A credit application rejected by the decision software may also be resubmitted or re-evaluated based on information from the dealer. In such cases, a World Omni Financial Corp. credit analyst evaluates the application based on the company's underwriting guidelines.

The credit analyst considers information, some of which is evaluated in the decision software, such as the applicant's income and the collateral, the applicant's credit bureau report and the applicant's internal credit score, and weighs other factors, such as the applicant's prior experience with World Omni Financial Corp. To support consistent credit decisions, World Omni Financial Corp. establishes credit rules that are used by credit analysts that provide a framework of evaluation guidelines for specific attributes of an application, including affordability measures like payment-to-income and debt-to-income ratios, FICO® score and contract term. These credit rules are not strict limits or requirements and the credit analysts evaluating an application may determine whether there may be other factors that, in their judgment, support approval of the application, including demonstrated ability to pay, strong credit history and residency and employment stability. Based on the credit analyst's assessment of the strengths and weaknesses of each application, the credit analyst will then either approve the application, reject the application or forward the application for review by a World Omni Financial Corp. associate with higher approval authority. The credit analyst may work with the dealer to determine acceptable contract terms for applications that cannot be approved as originally submitted. The credit analyst may grant a conditional approval on the addition of a qualified co-obligor or guarantor or on modifications to the financing terms, such as a higher cash down payment or a less expensive vehicle. If data entry or inconsistent information is the reason a credit application did not receive automatic approval, the credit analyst will contact the dealer if necessary to verify the data in question and to make corrections if necessary or to obtain proof of the inconsistent data. In limited circumstances, World Omni Financial Corp. may pre-approve potential and existing customers with established automobile credit histories for new installment sales contracts without the use of a custom applicant scorecard.

31

Failure to be automatically approved through the decision software does not mean that an application does not meet World Omni Financial Corp.'s underwriting guidelines. Any application determined by World Omni Financial Corp. to have been inappropriately approved outside of its underwriting guidelines is ineligible for inclusion in a pool of receivables.

To a limited extent, in the Five-State Area and in other states in which World Omni Financial Corp. conducts business, World Omni Financial Corp. purchases retail installment contracts, and in some cases originates retail installment contracts directly with customers under a lease termination program that provides obligors who lease vehicles through World Omni Financial Corp., and in certain cases assignees of those obligors, the option of financing the purchase of the leased vehicle on or prior to lease expiration. This "lease-to-retail" loan origination process relies, in large part, on the applicant's past payment history and, in some cases, credit bureau score. All lease-to-retail applicants are required to go through the credit approval process, which is the same in all material respects as the one used in connection with the evaluation of applications submitted from dealers, although more weight may be given to the applicant's payment history than credit bureau score, and the potential loss exposure, if any, with respect to the leased vehicle is considered.

Except as described above, World Omni Financial Corp. has not had any recurring categories or types of exceptions to its underwriting standards.

Risk Based Pricing

World Omni Financial Corp. uses risk based pricing. Pricing, and ultimately interest rate, is based either on the credit bureau scores of the applicant(s) or on a custom consumer credit score calculated by World Omni Financial Corp. during the loan application process. The ultimate interest rate offered to an applicant can be altered based on the requested loan to value ratio as well as other relevant factors.

Electronic Contracts and Electronic Contracting

World Omni Financial Corp. supports electronic contracting in the Five-State Area, under which the related contracts are evidenced by an electronic record and are electronically signed by the related obligors.  World Omni Financial Corp. has contracted with a third-party to facilitate the process of creating and storing such electronic contracts in an electronic vault maintained by such third-party on behalf of World Omni Financial Corp.   The third-party's technology system permits transmission, storage, access and administration of electronic contracts and is comprised of proprietary and third-party software, hardware, network communications equipment, lines and services, computer servers, data centers, support and maintenance services, security devices and other related technology that enable electronic contracting in the automobile retail industry.  Through use of the third-party's system, a dealer originates electronic retail installment sale contracts and then transfers these electronic contracts to World Omni Financial Corp.

The electronic vaulting system uses a combination of technological and administrative features that are designed to (i) designate a single copy of the record or records comprising an electronic contract as being the single authoritative copy of the receivable, (ii) manage access to and the expression of the authoritative copy, (iii) identify World Omni Financial Corp. as the owner of record of the authoritative copy and (iv) provide a means for transferring record ownership of, and the exclusive right of access to, the authoritative copy from the current owner of record to a successor owner of record.

Servicing

World Omni Financial Corp. makes collection efforts in its capacity as servicer with respect to delinquent accounts. World Omni Financial Corp. considers a retail installment sale contract to be delinquent for servicing and collection purposes when more than $40 of a scheduled payment on a cumulative basis (after giving effect to any past due payments) is not paid by the obligor by the related due date. Any portion of a scheduled payment not paid on the related due date automatically continues to be due with the next scheduled payment.

32

Generally, delinquent accounts are assigned to a risk group that determines the collection calling and letter strategies and timelines applicable to those accounts. Risk groups are developed to establish when the first call will be made or the first letter will be sent to that obligor.

Accounts are also segregated into specialized call work lists based on legal requirements applicable to the accounts. These specialized work lists generally include active bankruptcies, litigations, confiscations, and accounts protected by the Servicemembers Civil Relief Act. Specialized manual account calling may be initiated at later stages of delinquency status.

Calls to obligors are placed by World Omni Financial Corp., or by independent contractors retained by World Omni Financial Corp. Involuntary repossessions and certain voluntary repossessions are handled by independent contractors that are engaged in the business of repossessing vehicles in localities across the United States. Independent repossession contractors utilized by World Omni Financial Corp. are required to maintain all state required licenses, bonds, and insurance coverage. Generally, repossessed vehicles are disposed of by auction. Upon repossession and disposition of the financed vehicle, any remaining deficiency may be pursued by World Omni Financial Corp. or, in cases in which the deficiency remains uncollected, may be assigned to an independent collection service provider retained by World Omni Financial Corp. Deficiency balances may be pursued to the extent the obligor is deemed to have sufficient assets and there is reasonable expectation of repayment or is currently employed for garnishment purposes, where permitted by state law. We refer you to "Some Legal Aspects of the Receivables—Deficiency Judgments and Excess Proceeds."

The sale and servicing agreement will permit World Omni Financial Corp. to reschedule or extend a receivable and grant a rebate or other adjustment in accordance with its customary procedures and otherwise in accordance with the sale and servicing agreement. Generally, extensions may be granted if the extension will bring the account current and the obligor has made 6 or more scheduled monthly payments. The customary procedures of World Omni Financial Corp. will be subject to change from time to time. The sale and servicing agreement will provide that all related extension fees that are received from obligors must be deposited into the collection account within two business days of receipt and identification (including receipt of proper instructions regarding where to allocate such payment) by the servicer, unless the servicer is making deposits on a monthly basis as permitted under the sale and servicing agreement. If the servicer breaches any of the obligations in the sale and servicing agreement that are described above and the related receivable is materially and adversely affected by the breach, then upon the discovery of such breach, unless the breach shall have been cured by the last day of the second collection period following discovery or notice of such breach (or, at the servicer's election, the last day of the first following collection period), the servicer shall purchase any such receivable. In addition, if the servicer extends the date for final payment by the obligor of a receivable beyond the month immediately preceding the month in which the final scheduled payment date of the Class C Notes occurs, the servicer shall purchase such receivable by the earlier of (i) the last day of the second collection period following the date of such extension (or, at the servicer's election, the last day of the first following collection period) and (ii) the last day of the month immediately preceding the month in which the final scheduled payment date of the Class C Notes occurs. In consideration of the purchase of any such receivable, the servicer shall remit the Purchase Amount. We refer you to "Description of the Trust Documents—Servicing Procedures." For modifications or waivers that do not result in a purchase of the receivable, World Omni Financial Corp. does not expect that these changes or waivers will materially affect the cash flows on the notes.

Insurance

World Omni Financial Corp. requires each obligor under a receivable to obtain comprehensive and collision insurance with respect to the related financed vehicle and requires the selling dealer to verify the existence of the insurance (whether by obtaining a copy of a current insurance card or otherwise) before it will purchase the contract from the dealer. Following the purchase, World Omni Financial Corp. performs no ongoing verification of insurance coverage.

World Omni Financial Corp. does not require obligors to maintain credit disability, credit life or credit health or other similar insurance coverage which provides for payments to be made on the automobile and light-duty truck retail installment sale contracts that it purchases or originates on behalf of the obligors in the event of disability or death. To the extent that any of these insurance coverages is obtained on behalf of an obligor, payments received in respect of coverage may, if permitted by applicable law, be applied to payments on the related receivable to the

33

extent the obligor's beneficiary chooses to do so. If the obligor finances the purchase of such insurance coverage under the related retail installment sale contract, payments received in respect of such coverage will be remitted to the servicer and applied to payments on the related receivable.

Customer Service

In the normal course of business, World Omni Financial Corp. responds to requests for information from both dealers and obligors. Incoming calls are processed through a Voice Response Unit (VRU), which provides automated assistance for routine inquiries and services such as payoff quotes, mailing addresses, electronic pay-by-phone, and last payment information. Customer service representatives are also available during standard business hours to provide assistance to those dealers and obligors that are unable to resolve their issues through the VRU. World Omni Financial Corp. also provides a customer website providing customers with the ability to self-service accounts including making payments, obtaining extensions based on compliance with automated guidelines, reviewing payment histories, obtaining monthly statements and requesting account reviews.

34

THE DEPOSITOR

World Omni Auto Receivables LLC was formed as a Delaware limited liability company on April 13, 1999. The principal executive offices of the depositor are located at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, and its telephone number is (954) 429-2200. World Omni Financial Corp. holds all of the outstanding membership interests of the depositor, and is the managing member of the depositor (which is also managed in certain respects by a board of directors).

The depositor was organized solely for the purpose of acquiring receivables and associated rights, issuing securities and engaging in related transactions. The depositor's limited liability company agreement limits the activities of the depositor to the foregoing purposes and to any activities incidental to and necessary for these purposes.

In connection with the offering of the notes, the chief executive officer of the depositor will make the certifications required under the Securities Act about this prospectus, the disclosures made about the characteristics of the receivables and the structure of this securitization transaction, the risks of owning the notes and whether the securitization transaction will produce sufficient cash flows to make interest and principal payments on the notes when due. This certification will be filed by the depositor with the SEC at the time of filing of this prospectus. The certification should not be considered to reduce or eliminate the risks of investing in the notes.

The depositor has met the registration requirements of General Instruction I.A.1 of Form SF-3 by filing no later than the date of the filing of the final prospectus, and determining that each of its affiliated depositors and issuing entities have filed within the prior 90 days:

•	the certification of the chief executive officer of the depositor described above; and

•	the trust documents containing the provisions described in "Description of the Trust Documents—Asset Representations Review," "—Dispute Resolution for Repurchase Requests" and "—Noteholder Communications."

The depositor will initially retain the certificates of the issuing entity. The certificates represent the ownership interest in the issuing entity and the right to all funds not needed to make required payments on the notes, pay fees and expenses of the issuing entity or make deposits in the reserve account. The certificates are subordinated to the notes and represent the first-loss interest in the securitization transaction described in this prospectus. The certificates will not be transferred, financed, pledged or hedged by World Omni Financial Corp., the depositor or any of their affiliates, except as permitted under Regulation RR. For more information about the required retention of credit risk in the transaction by the sponsor, you should read "Credit Risk Retention."

35

THE ISSUING ENTITY

The issuing entity is a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the owner trustee. Before the sale and assignment of the trust assets to the issuing entity, the issuing entity will have no assets, obligations or operating history. The issuing entity will not engage in any business other than:

•	acquiring, holding and managing the receivables, the other trust assets and any proceeds from the receivables and other trust assets;

•	issuing and making payments on the notes and certificates;

•	assigning and pledging the property of the issuing entity to the indenture trustee; and

•	performing its obligations under the trust documents and engaging in other activities to accomplish the above.

Please see "Description of the Trust Documents" in this prospectus for further description of the issuing entity and its activities.

The requirements that apply to an amendment of the trust agreement are described in "Description of the Trust Documents—Amendments."

The issuing entity's initial equity capitalization is expected to be approximately $77,660,863.24, which is the aggregate starting principal balance of the receivables (which includes the YSOC Amount, as of the cutoff date), less the aggregate initial principal amount of the notes as of the closing date, plus the amounts on deposit in the reserve account. The certificates, evidencing an undivided beneficial interest in the issuing entity that is subordinate to the interest of the holders of the notes, will be issued to and initially retained by the depositor. The certificates represent the equity or residual interest in the issuing entity and are not being offered by this prospectus.

Capitalization of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Starting Principal Balance of the Receivables	$1,110,735,192.75
Reserve Account	$2,595,670.49

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Notes	$211,000,000
Class A-2 Notes	348,000,000
Class A-3 Notes	347,000,000
Class A-4 Notes	82,950,000
Class B Notes	31,150,000
Class C Notes(1)	15,570,000
Total	$1,035,670,000

(1)	The Class C Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date and are not being offered under this prospectus. On or after the closing date, the depositor or any such affiliate may sell any such retained notes.

No expenses will be incurred in connection with the selection and acquisition of the receivables from the offering proceeds.

The issuing entity's fiscal year ends on December 31.

36

The Owner Trustee

BNY Mellon Trust of Delaware ("BNY Delaware"), a Delaware banking corporation, will act as owner trustee under the trust agreement. BNY Delaware is an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. BNY Delaware's principal place of business is located at 301 Bellevue Parkway, 3rd Floor, Wilmington, DE 19809, Attention: Corporate Trust Administration. BNY Delaware has acted as Delaware trustee on numerous asset-backed transactions, including the structure of the transaction referred to herein. You may contact BNY Delaware by calling (302) 791-3610.

In the ordinary course of business, The Bank of New York Mellon is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain residential mortgage-backed securitization (RMBS) transactions, The Bank of New York Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigations vigorously.

The owner trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the owner trustee described in the trust documents.

The Indenture Trustee

U.S. Bank National Association ("U.S. Bank"), a national banking association, will act as the indenture trustee, initial note registrar and note paying agent under the indenture for the benefit of the noteholders and will also act as the initial certificate registrar and certificate paying agent under the trust agreement. U.S. Bancorp, with total assets exceeding $465 billion as of September 30, 2018, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States. As of September 30, 2018, U.S. Bancorp served approximately 18 million customers and operated over 3,000 branch offices in 25 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 53 Domestic and 2 International cities. The Indenture will be administered from U.S. Bank's corporate trust office located at 190 South LaSalle Street, 7th Floor, Chicago, IL 60603.

U.S. Bank has provided corporate trust services since 1924. As of September 30, 2018, U.S. Bank was acting as trustee with respect to over 95,000 issuances of securities with an aggregate outstanding principal balance of over $3.7 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The indenture trustee shall make each monthly statement available to the Noteholders via the indenture trustee's internet website at https://pivot.usbank.com. Noteholders with questions may direct them to the indenture trustee's bondholder services group at (800) 934-6802.

As of September 30, 2018, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 152 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $63,255,900,000.

Since 2014 various plaintiffs or groups of plaintiffs, primarily investors, have filed claims against U.S. Bank, in its capacity as trustee or successor trustee (as the case may be) under certain residential mortgage backed securities ("RMBS") trusts. The plaintiffs or plaintiff groups have filed substantially similar complaints against other RMBS trustees, including Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and Wells Fargo. The complaints against U.S. Bank allege the trustee caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers for these RMBS trusts and assert causes of action based upon the

37

trustee's purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality. The complaints also assert that the trustee failed to notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and that the trustee purportedly failed to abide by a heightened standard of care following alleged events of default.

Currently U.S. Bank is a defendant in multiple actions alleging individual or class action claims against the trustee with respect to multiple trusts as described above. Previously, U.S. Bank disclosed that the most substantial case was: BlackRock Balanced Capital Portfolio et al v. U.S. Bank National Association, No. 605204/2015 (N.Y. Sup. Ct.) (class action alleging claims with respect to approximately 770 trusts) and a companion class action case involving additional trusts (collectively, the "BlackRock cases"). In order to avoid the significant burden and expense incurred in defending such a complex case and the uncertainty faced in any litigation, U.S. Bank has entered into a settlement agreement, without admitting any wrongdoing or liability, that will resolve the BlackRock cases following approval of the dismissals by the applicable court. Some of the trusts implicated in the aforementioned BlackRock cases, as well as other trusts, are involved in actions brought by separate groups of plaintiffs related to no more than 100 trusts per case.

U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts. However, U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs' claims vigorously.

The indenture trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the indenture trustee described in the trust documents.

The Trust Property

The primary assets of the issuing entity will include the following:

•	a pool of receivables consisting of retail installment sale contracts secured by new and used automobiles and light-duty trucks;

•	monies received under the receivables after the cutoff date;

•	amounts that from time to time may be held in one or more trust accounts, including the reserve account, the note distribution account and the collection account, each established and maintained on behalf of the issuing entity by a trustee;

•	the rights of the depositor under the purchase agreement pursuant to which the depositor purchases the receivables from World Omni Financial Corp. and all of the rights of the issuing entity under the sale and servicing agreement pursuant to which the depositor sold the receivables to the issuing entity and the servicer services the receivables on behalf of the issuing entity;

•	security interests in the financed vehicles;

•	the rights of the depositor to receive any proceeds with respect to the receivables from claims on certain insurance policies covering the financed vehicles or the obligors;

•	any credit enhancement; and

•	any and all proceeds of the foregoing.

The underwriting criteria applicable to the receivables included in the issuing entity are described under "World Omni Financial Corp.'s Automobile Finance Business—Underwriting."

38

ASSET REPRESENTATIONS REVIEWER

Clayton Fixed Income Services LLC, a Delaware limited liability company, will act as the "asset representations reviewer" under the asset representations review agreement. Clayton is a wholly-owned subsidiary of Radian Group, Inc. (NYSE: RDN). Clayton and its affiliates have provided independent due diligence loan review and servicer oversight services since 1989. Clayton has been engaged as the asset representations reviewer on more than 250 auto and equipment loan, lease and dealer floorplan and credit card securitization transactions since 2015.

Clayton and its affiliates are providers of targeted due diligence reviews of securitized assets and policies and procedures of originators and servicers to assess compliance with representations and warranties, regulatory and legal requirements, investor guidelines and settlement agreements.  Clayton and its affiliates have performed over 12 million loan reviews and have provided ongoing oversight on over $2 trillion of securitization transactions on behalf of investors, sponsors, issuers and originators, including government-sponsored enterprises and other governmental agencies.  These services have been performed primarily on residential mortgage loan and residential mortgage-backed security transactions, although Clayton and its affiliates have also performed these services for transactions involving auto loans, credit cards, commercial mortgage loans, student loans, timeshare loans and boat and recreational vehicle loans.

The asset representations reviewer is not affiliated with the sponsor, the depositor, the servicer, the indenture trustee, the owner trustee or any of their affiliates and none of the asset representations reviewer's affiliates has been hired by the sponsor or the underwriters to perform pre-closing due diligence work on the receivables. For so long as the notes remain outstanding, the asset representations reviewer must satisfy these eligibility criteria.

The asset representations reviewer's main obligations will be:

•	reviewing each Review Receivable following receipt of a review notice from the indenture trustee, and

•	providing a report on the results of the review to the issuing entity, the servicer and the indenture trustee.

For a description of the review to be performed by the asset representations reviewer, you should read "Description of the Trust Documents — Asset Representations Review."

To the extent any fees, expenses and indemnification amounts of the asset representations reviewer are not paid by the servicer, any such unpaid amounts will be paid by the issuing entity on each payment date from Available Funds up to the limit of $150,000 per calendar year. See "Fees and Expenses" in this prospectus. The issuing entity will pay any of these amounts in excess of the limit only after paying in full on that payment date all other fees and expenses of the issuing entity and all required interest and principal payments on the notes and after any required deposits in the reserve account have been made. Following an event of default, however, these fees, expenses and indemnities will be paid prior to required interest and principal payments on the notes. See "Description of the Trust Documents—Distributions" in this prospectus.

The asset representations reviewer's liability in connection with the asset representations review is limited solely to the express obligations of the asset representations reviewer set forth in the asset representations review agreement. The asset representations reviewer is not responsible for (a) reviewing the receivables for compliance with the representations under the trust documents, except in connection with a review under the asset representations review agreement or (b) determining whether noncompliance with any representation is a breach of the trust documents or if any receivable is required to be repurchased.

39

The asset representations reviewer will not be liable for any action taken, or not taken, in good faith under the asset representations review agreement or for errors in judgment. However, the asset representations reviewer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under the asset representations review agreement. The issuing entity will, or will cause the servicer to, indemnify the asset representations reviewer for all liabilities resulting from the performance of the asset representations reviewer's obligations under the asset representations review agreement, other than resulting from the asset representations reviewer's willful misconduct, bad faith or negligence, breach of any of its representations or warranties in the asset representations review agreement or breach of its obligations related to protecting confidential and personally identifiable information provided to it.

The asset representations reviewer may not resign unless it becomes legally unable to act. The issuing entity may also remove the asset representations reviewer if the asset representations reviewer (1) ceases to be eligible to continue as an asset representations reviewer, (2) breaches any of its representations, warranties, covenants or obligations contained in the asset representations review agreement or (3) becomes subject to an insolvency event. Following the resignation or removal of the asset representations reviewer, the issuing entity will be obligated to appoint a successor asset representations reviewer. Any resignation or removal of an asset representations reviewer and appointment of a successor asset representations reviewer will not become effective until acceptance of the appointment by the successor asset representations reviewer. As described under "Description of the Trust Documents—Periodic Reports," each Form 10-D will contain a description of the date and circumstances surrounding any resignation, removal, replacement or subsitution of the Asset Representations Reviewer that occurred during the related collection period. Reasonable expenses associated with the termination of the asset representations reviewer and the appointment of a successor will be borne by the outgoing asset representations reviewer.

40

THE RECEIVABLES POOL

The primary assets of the issuing entity will include a pool of fixed rate retail installment sale contracts used to finance new and used automobiles and light-duty trucks, which we refer to as the pool of receivables. The receivables consist of Simple Interest Receivables. Simple Interest Receivables provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest, which is calculated on the basis of the principal balance of the receivable multiplied by the stated annual percentage rate or base rate, as applicable, and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the principal balance.

Pending sale to the depositor, World Omni Financial Corp. may finance the receivables in warehouse facilities provided to affiliates of World Omni Financial Corp. On the closing date, these affiliates and the related warehouse providers will transfer the receivables to World Omni Financial Corp. for sale to the depositor. World Omni Financial Corp. will make the representations and warranties with respect to the receivables as described in "Description of the Trust Documents—Sale and Assignment of Receivables" in this prospectus.

The Receivables

The characteristics set forth in this section are based on the pool of receivables as of the cutoff date.

The issuing entity will acquire the receivables in the pool from the depositor on the closing date. The aggregate starting principal balance of receivables included in the pool sold to the issuing entity on the closing date will be $1,110,735,192.75, as of the cutoff date.

As of the cutoff date, approximately 0.13% of the aggregate starting principal balance of the receivables in the pool were originated by World Omni Financial Corp. under a program in which World Omni Financial Corp. finances the purchase of a vehicle that was previously leased. See "World Omni Financial Corp.'s Automobile Finance Business – Underwriting" for more information on this program. As of the cutoff date, each of the receivables in the pool met certain eligibility criteria, which formed the basis for the selection of the receivables. The eligibility criteria provide that each receivable:

•	was secured by a new or used Toyota branded automobile or light-duty truck;

•	was originated in the United States;

•	was originated or acquired by World Omni Financial Corp. in the ordinary course of business;

•	was a Simple Interest Receivable;

•	does not have a FICO® score at the time of origination between and including 1 and 649;

•	provided for level monthly payments that fully amortize the amount financed over its original term, except that the first and last months may vary from the level monthly payments;

41

•	had an original term to maturity of 24 to 75 months;

•	provided for the payment of a finance charge at a stated annual percentage rate ranging from 0.00% to 20.00%;

•	did not have a scheduled payment for which more than $40.00 was more than 30 days past due;

•	was not due, to the best knowledge of World Omni Financial Corp., from any obligor who was the subject of a bankruptcy proceeding or was bankrupt or insolvent;

•	was not secured by a financed vehicle that had been repossessed without reinstatement of the related contract; and

•	had a scheduled maturity date not later than April 10, 2025.

The pool of receivables was selected from World Omni Financial Corp.'s portfolio of receivables that meet the criteria described above and other administrative criteria utilized by World Omni Financial Corp. from time to time.

42

The following table sets forth information regarding the composition of the receivables in the pool as of the cutoff date. The "Weighted Average Annual Percentage Rate," the "Weighted Average Original Term to Maturity," the "Weighted Average Remaining Term to Maturity," the "Weighted Average FICO® score" and the "Weighted Average Maximum FICO® score" in the table are weighted based on the aggregate starting principal balance of the receivables as of the cutoff date.

Composition of the Receivables in the Pool as of the Cutoff Date

Aggregate Starting Principal Balance	$1,110,735,192.75
Number of Receivables	47,003
Average Starting Principal Balance	$23,631.16
Average Original Principal Balance	$29,012.60
Range of Original Principal Balances	$5,000.00 to $69,305.50
Weighted Average Annual Percentage Rate	3.97%
Range of Annual Percentage Rates	0.00% to 20.00%
Weighted Average Original Term to Maturity	69.21 months
Range of Original Terms to Maturity	24 months to 75 months
Percent of Aggregate Starting Principal Balance with Original Terms to Maturity greater than 60 months	76.77%
Weighted Average Remaining Term to Maturity	64.16 months
Range of Remaining Terms to Maturity	3 months to 75 months
Weighted Average FICO® score(1)(2)(3)	754
Range of FICO® scores that represents greater than 90% of all pool FICO® scores(1)(2)(3)(4)	663 to 854
Weighted Average Maximum FICO® score(1)(3)(5)	758

(1)	FICO® is a registered trademark of Fair Isaac Corporation. An obligor's FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2)	FICO® score is calculated using the primary applicant FICO® or, if not available, the co-applicant FICO®.

(3)	FICO® scores are calculated excluding accounts for which no FICO® score is available in World Omni Financial Corp.'s account servicing system. Of the 47,003 receivables in the pool of receivables as of the cutoff date, 852 or 1.81% of the aggregate number of receivables in the pool, are accounts for which FICO® scores are unavailable.

(4)	A 90% FICO® score range of 663 to 854 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable receivables is composed of obligors with FICO® scores between 663 and 854, with less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable receivables) exceeding 854 and less than 5% of obligor FICO® scores (based on the aggregate starting principal balance of the applicable receivables) falling below 663.

(5)	For receivables with co-obligors, the FICO® score used to compute the weighted average maximum FICO® score is the greater of the two FICO® scores between the primary applicant and the co-applicant. The greater of the two FICO® scores is used by World Omni Financial Corp. to assign the pricing for each such contract.

43

As of the cutoff date, approximately 94.09% of the aggregate starting principal balance of the receivables in the pool, constituting approximately 92.28% of the total number of receivables in the pool, represented financings of new vehicles, and approximately 5.91% of the aggregate starting principal balance of the receivables in the pool, constituting approximately 7.72% of the total number of receivables in the pool, represented financings of used vehicles.

As of the cutoff date, 11,086 receivables, having an aggregate starting principal balance of approximately $321,952,244.55, constituting approximately 28.99% of the aggregate starting principal balance of the receivables in the pool, are evidenced by electronic contracts.

44

The following table sets forth information regarding the composition of the receivables relating to financings of Toyota branded vehicles in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Product Segment of the Receivables
in the Pool as of the Cutoff Date

Product Segment	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Passenger Car	20,412	43.43%	$387,266,068.14	34.87%
Large Truck / Large SUV(1)	3,197	6.80%	106,000,656.13	9.54%
Other Truck / Other SUV / Minivan	23,394	49.77%	617,468,468.48	55.59%
Total	47,003	100.00%	$1,110,735,192.75	100.00%

________________

(1) Consists of Toyota Sequoia, Toyota Land Cruiser and Toyota Tundra retail installment sale contracts.

45

The following table sets forth information regarding the geographic location of the receivables in the pool as of the cutoff date for the states with the largest concentrations of receivables. No other state accounts for more 0.40% of the aggregate principal balance of the receivables in the pool. The breakdown by state is based on the billing addresses of the obligors of the receivables. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Geographic Location of the Receivables in the Pool as of the Cutoff Date

Geographic Location	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Florida	22,543	47.96%	$538,451,735.52	48.48%
Georgia	8,306	17.67%	204,271,002.85	18.39%
North Carolina	7,501	15.96%	174,186,767.41	15.68%
Alabama	4,170	8.87%	100,363,391.02	9.04%
South Carolina	3,418	7.27%	75,238,530.35	6.77%
All Others	1,065	2.27%	18,223,765.60	1.64%
Total	47,003	100.00%	$1,110,735,192.75	100.00%

The following table sets forth information regarding the distribution by annual percentage rate of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Annual Percentage Rate of the Receivables in the Pool as
of the Cutoff Date

Range of Annual Percentage Rates	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
0.000%	5,555	11.82%	$96,632,961.72	8.70%
0.001% - 1.000%	1,839	3.91%	49,692,742.46	4.47%
1.001% - 2.000%	5,605	11.92%	130,572,786.69	11.76%
2.001% - 3.000%	8,224	17.50%	178,118,790.28	16.04%
3.001% - 4.000%	6,773	14.41%	177,465,137.35	15.98%
4.001% - 5.000%	7,627	16.23%	191,220,055.38	17.22%
5.001% - 6.000%	4,183	8.90%	111,130,831.96	10.01%
6.001% - 7.000%	3,090	6.57%	79,197,195.72	7.13%
7.001% - 8.000%	1,422	3.03%	33,239,722.28	2.99%
8.001% - 9.000%	785	1.67%	18,986,412.27	1.71%
9.001% - 10.000%	558	1.19%	13,842,437.46	1.25%
10.001% - 11.000%	386	0.82%	9,069,917.31	0.82%
11.001% - 12.000%	297	0.63%	7,384,932.33	0.66%
12.001% - 13.000%	171	0.36%	3,742,898.88	0.34%
13.001% - 14.000%	158	0.34%	3,556,166.76	0.32%
14.001% - 15.000%	128	0.27%	2,649,548.65	0.24%
15.001% - 16.000%	97	0.21%	2,004,854.33	0.18%
16.001% - 17.000%	74	0.16%	1,704,947.83	0.15%
17.001% - 18.000%	20	0.04%	339,614.49	0.03%
18.001% - 19.000%	4	0.01%	90,201.67	0.01%
19.001% - 20.000%	7	0.01%	93,036.93	0.01%
Total	47,003	100.00%	$1,110,735,192.75	100.00%

46

The following table sets forth information regarding the distribution by FICO® score of the receivables in the pool as of the cutoff date. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by FICO® Score(1)(2) of the Receivables in the Pool as
of the Cutoff Date

FICO® Score(1)(2)	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
No score available	852	1.81%	$16,548,249.58	1.49%
650 - 659	1,456	3.10%	34,329,676.28	3.09%
660 - 679	3,778	8.04%	97,938,390.47	8.82%
680 - 699	4,303	9.15%	108,129,559.14	9.73%
700 - 719	4,942	10.51%	120,903,783.38	10.89%
720 or higher	31,672	67.38%	732,885,533.90	65.98%
Total	47,003	100.00%	$1,110,735,192.75	100.00%

________________

(1) FICO® is a registered trademark of Fair Isaac Corporation. An obligor's FICO® score measures the likelihood that such obligor will repay his or her obligation as expected. The FICO® score for each account reflects the first bureau score reviewed (typically Equifax) at time of application.

(2) The FICO® score is the primary applicant FICO® or, if not available, the co-applicant FICO®.

47

The following table sets forth information regarding the distribution by vehicle model of the receivables in the pool as of the cutoff date. No other vehicle model accounts for more than 3.16% of the aggregate principal balance of the receivables in the pool. The percentages in the table may not add up to 100.00% because of rounding.

Distribution by Vehicle Model of the Receivables in the Pool as
of the Cutoff Date

Vehicle Model	Number of Receivables	Percentage of Number of Receivables	Aggregate Starting Principal Balance	Percentage of Aggregate Starting Principal Balance
Camry	9,660	20.55%	$204,661,745.71	18.43%
RAV4	7,742	16.47%	183,237,777.07	16.50%
Tacoma	4,987	10.61%	137,403,012.06	12.37%
Highlander	4,315	9.18%	133,294,981.65	12.00%
Corolla	7,330	15.59%	128,611,795.67	11.58%
Tundra	3,029	6.44%	99,863,624.30	8.99%
4 Runner	3,447	7.33%	97,574,183.00	8.78%
Other	6,493	13.81%	126,088,073.29	11.35%
Total	47,003	100.00%	$1,110,735,192.75	100.00%

48

Asset-Level Data

The depositor prepared an asset-level data file for the pool of receivables disclosed in this prospectus for a hypothetical reporting period commencing on December 1, 2018 and ending on December 31, 2018 and filed this information with the SEC in a Form ABS-EE. The asset-level data file contains detailed information for each receivable about its identification, origination, contract terms, financed vehicle, obligor, contract activity, servicing and status during such hypothetical reporting period. As described in this prospectus, the issuing entity has the right to receive payments made on the receivables after the cutoff date and will not receive any payments described in such asset-level data file during the hypothetical reporting period. The information contained in the asset-level data file is not a prediction of the future performance of any receivables in the pool. The exhibits to each Form ABS-EE filed by the issuing entity, or by the depositor on behalf of the issuing entity, by the date of the filing of this prospectus, and with respect to the pool of receivables disclosed in this prospectus, are incorporated by reference into this prospectus. Investors should carefully review the asset-level data.

The servicer will also prepare asset-level data about the receivables for this securitization transaction for each collection period and file it with the SEC as an exhibit to Form ABS-EE at or before the time of filing the related Form 10-D. The exhibits to each Form ABS-EE will be incorporated by reference into the related Form 10-D.

Pool Underwriting

As described in "World Omni Financial Corp.'s Automobile Finance Business—Underwriting" in this prospectus, under World Omni Financial Corp.'s origination process, credit applications are evaluated when received and are either automatically approved, automatically rejected or forwarded and reviewed by a World Omni Financial Corp. credit analyst with appropriate approval authority. 27,308 receivables, having an aggregate starting principal balance of $647,633,017.35 (approximately 58.31% of the aggregate starting principal balance) were automatically approved by World Omni Financial Corp.'s computer-based evaluation software, while 19,695 receivables, having an aggregate starting principal balance of $463,102,175.40 (approximately 41.69% of the aggregate starting principal balance) were evaluated and approved by a World Omni Financial Corp. credit analyst in accordance with World Omni Financial Corp.'s written underwriting guidelines. World Omni Financial Corp. does not consider any of the receivables in the pool to constitute exceptions to World Omni Financial Corp.'s written underwriting guidelines as described in "World Omni Financial Corp.'s Automobile Finance Business—Underwriting" in this prospectus.

Review of Pool Assets

In connection with the offering of the notes, the depositor has performed a review of the receivables and the disclosure regarding those receivables, including information incorporated by reference from any Form ABS-EE filed in connection herewith, that is required to be included in this prospectus (such disclosure, the "Rule 193 Information"). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects. The depositor consulted with, and was assisted by, responsible personnel of World Omni Financial Corp. in performing the review. In addition, World Omni Financial Corp. has engaged third parties to assist with portions of the review. World Omni Financial Corp. determined the nature, extent and timing of the review and the sufficiency of the assistance provided by the third parties for purposes of its review. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

As part of the review, World Omni Financial Corp. identified the Rule 193 Information to be covered and identified the review procedures for each portion of the Rule 193 Information. Descriptions consisting of factual information, such as business practices and contract terms, were reviewed with responsible personnel of World Omni Financial Corp., who approved those descriptions as accurate in all material respects. World Omni Financial Corp., assisted by external counsel, also reviewed the Rule 193 Information consisting of descriptions of portions of the trust documents and compared that Rule 193 Information to the related trust documents to provide reasonable assurance that the descriptions were accurate in all material respects. Members of World Omni Financial Corp.'s treasury group also consulted with internal regulatory personnel and counsel, as well as external counsel, with

49

respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the receivables or payments on the notes.

The depositor used information from internal databases and other management information systems to assemble an electronic data tape containing relevant data on receivables in the pool (the "Data Tape"). From this Data Tape, the depositor constructed the pool composition and stratification tables in "The Receivables Pool—The Receivables" in this prospectus. The depositor also used such databases and other management information systems to assemble the asset-level data file for the receivables in the pool that was filed with the SEC on Form ABS-EE (the "Asset-Level Data File").

The depositor designed procedures to test the accuracy of the transmission of individual receivable data from information databases maintained by World Omni Financial Corp. to the Data Tape and Asset-Level Data File. Through a random process, 135 receivables (the "Sample") were selected from the pool of receivables to be sold to the issuing entity on the closing date. World Omni Financial Corp. made available to responsible personnel of World Omni Financial Corp. and third parties that assisted World Omni Financial Corp. with its review electronic copies of the pertinent underlying documentation, including data records, for each receivable in the Sample. A variety of numerical values and data points for each receivable in the Sample were either compared to the corresponding information in the Data Tape or Asset-Level Data File, as applicable, or evaluated for compliance with an eligibility criterion or representation and warranty, to determine whether any inaccuracies existed. The depositor found one discrepancy in its review of the Sample related to an incorrect first payment date in the Data Tape. The depositor considers the discrepancy to be immaterial and determined that it is not indicative of any systemic errors in the receivables data or other errors that could have a material adverse effect on the data and the information about the receivables in this prospectus or in the Asset-Level Data File.

The depositor's review also evaluated the eligibility criteria that pertain to standard terms of receivables and standard business practices, such as the criteria related to each receivable providing for level payments that fully amortize the amount financed over its original term. The depositor confirmed with responsible personnel of World Omni Financial Corp. that its systems would not permit the selection of receivables for inclusion in the pool that fail to meet these types of eligibility criteria. The depositor found no discrepancies in this review.

Another aspect of the depositor's review consisted of a comparison of selected statistical data contained in this prospectus describing the receivables to data in, or derived from, the Data Tape. The review consisted of a recalculation from the data in the Data Tape of the number of receivables, monetary amounts, amounts and percentages displayed in this prospectus. Differences due to rounding or that were de minimis were not considered exceptions. This comparison found no exceptions within the specified parameters.

World Omni Financial Corp. monitors internal reports and developments with respect to processes and procedures that are designed to maintain and enhance the quality of decision-making, the quality of originated assets and the accuracy, efficiency and reliability of retail systems and operations. Internal control processes used by World Omni Financial Corp. include reviews of retail documentation and other origination functions. Internal control audits are performed regularly on key business functions.

After undertaking the review described above, the depositor has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus is accurate in all material respects.

50

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

The following tables set forth information concerning World Omni Financial Corp.'s delinquency, net loss and repossession experience with respect to its portfolio of fixed rate retail installment sale contracts originated in the ordinary course of business by World Omni Financial Corp. or its affiliates. This portfolio includes retail installment sale contracts that are outside of the selection criteria for the receivables included in the receivables pool described in this prospectus. Accordingly, the delinquency, repossession and net loss experience of the receivables pool described in this prospectus may be different from those set forth in the following tables.

The delinquency figures reported in the tables are calculated as a percentage of the total number of contracts at period end, but exclude delinquent bankruptcy contracts. As of September 30, 2018, the number of bankrupt contracts greater than 60 days past due was 2,195. The period of delinquency used in calculating the tables is based on the number of days payments are contractually past due.

The data presented in the following tables are for illustrative purposes only. There is no assurance that World Omni Financial Corp.'s delinquency, net loss and repossession experience with respect to fixed rate retail installment sale contracts in the future, or the experience of the issuing entity with respect to the receivables, will be similar to that described below. Losses and delinquencies are affected by general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks. The percentages in the tables below have not been adjusted to eliminate the effect of the growth of World Omni Financial Corp.'s originated portfolio. Accordingly, the repossession and net loss percentages would be expected to be higher than those shown if a group of contracts were isolated for a period of time and the repossession and net loss data showed the activity only for that isolated group over the periods indicated. The percentages in the table may not add up to the totals because of rounding.

Delinquency Experience
(Dollars in Thousands)

	At September 30,		At December 31,
	2018	2017	2017	2016	2015	2014	2013

Ending Net Receivables	$10,501,265	$9,757,223	$10,066,657	$9,173,258	$8,471,476	$7,915,347	$7,135,044
Ending Number of Contracts	564,009	540,304	550,985	515,465	492,849	473,592	439,299
Number of Delinquent Contracts(1)
31-60 Days	9,361	7,991	9,344	8,209	6,988	6,745	6,812
61-90 Days	2,642	2,267	2,194	2,041	1,745	1,528	1,345
91-120 Days	361	350	334	338	289	261	238
121 Days and Over	57	37	26	26	16	38	26
Total	12,421	10,645	11,898	10,614	9,038	8,572	8,421
Percent of Delinquent Contracts
31-60 Days	1.66%	1.48%	1.70%	1.59%	1.42%	1.42%	1.55%
61-90 Days	0.47%	0.42%	0.40%	0.40%	0.35%	0.32%	0.31%
91-120 Days	0.06%	0.06%	0.06%	0.07%	0.06%	0.06%	0.05%
121 Days and Over	0.01%	0.01%	0.00%*	0.01%	0.00%*	0.01%	0.01%
Total	2.20%	1.97%	2.16%	2.06%	1.83%	1.81%	1.92%
Dollar Amount of Delinquent Contracts(1)
31-60 Days	$173,961	$144,740	$171,768	$147,627	$119,053	$104,398	$99,468
61-90 Days	$49,558	$41,349	$42,024	$37,162	$31,026	$24,712	$19,651
91-120 Days	$7,386	$6,936	$6,678	$6,731	$5,779	$4,508	$4,065
121 Days and Over	$1,343	$842	$650	$566	$403	$891	$503
Total	$232,248	$193,866	$221,119	$192,085	$156,260	$134,509	$123,687
Percent of Dollar Amount of Delinquent Contracts
31-60 Days	1.66%	1.48%	1.71%	1.61%	1.41%	1.32%	1.39%
61-90 Days	0.47%	0.42%	0.42%	0.41%	0.37%	0.31%	0.28%
91-120 Days	0.07%	0.07%	0.07%	0.07%	0.07%	0.06%	0.06%
121 Days and Over	0.01%	0.01%	0.01%	0.01%	0.00%*	0.01%	0.01%
Total	2.21%	1.99%	2.20%	2.10%	1.84%	1.70%	1.73%

_______________________

51

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when an obligor owes more than $40 of the scheduled payment after the related due date. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

* Represents a value that is greater than zero (0.00%) but less than 0.005%.

Net Loss and Repossession Experience
(Dollars in Thousands)

	Nine months ending September 30,		Year ending December 31,
	2018	2017	2017	2016	2015	2014	2013
Ending Net Receivables	$10,501,265	$9,757,223	$10,066,657	$9,173,258	$8,471,476	$7,915,347	$7,135,044
Ending Number of Contracts	564,009	540,304	550,985	515,465	492,849	473,592	439,299
Average Portfolio Outstanding During the Period	$10,280,521	$9,421,769	$9,547,143	$8,777,713	$8,182,359	$7,516,551	$6,700,835
Average Number of Contracts Outstanding During the Period	557,448	526,444	531,287	501,661	482,524	457,002	417,660
Number of Repossessions	7,963	7,281	9,836	8,131	6,593	5,942	5,635
Repossessions as a Percentage of Average Number of Contracts Outstanding	1.90%	1.84%	1.85%	1.62%	1.37%	1.30%	1.35%
Gross Charge-Offs	$105,993	$90,836	$123,235	$100,739	$75,766	$63,582	$58,685
Recoveries	$(24,133)	$(18,220)	$(24,335)	$(21,786)	$(15,434)	$(17,308)	$(20,790)
Net Charge-Off Losses	$81,860	$72,615	$98,901	$78,953	$60,332	$46,274	$37,896
Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding	1.06%	1.03%	1.04%	0.90%	0.74%	0.62%	0.57%

"Repossessions as a Percentage of Average Number of Contracts Outstanding" and "Net Charge-Off Losses as a Percentage of Average Portfolio Outstanding" for any period of less than one year have been annualized. The gross charge-offs for any period equal the total principal amount due on all retail installment sale contracts determined to be uncollectible during the period, plus accrued but unpaid interest earned through the period of charge-off, minus the total amount recovered during that period from the repossession and sale of financed vehicles. The recoveries for any period equal the total amount recovered during that period on retail installment sale contracts previously charged-off, and does not net any expenses incurred to dispose of or recover vehicles. Net Charge-Off Losses equal gross charge-offs minus recoveries of retail installment sale contracts previously charged-off.

52

STATIC POOL INFORMATION ABOUT CERTAIN PREVIOUS SECURITIZED POOLS

The pool of retail installment sale contracts selected for this transaction is comprised of retail installment sale contracts secured by Toyota branded vehicles that did not have FICO® scores at the time of origination between and including 1 and 649. Appendix A to this prospectus sets forth in tabular and graphic format information regarding retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year, including information at the time of origination as of September 30, 2018. The information in Appendix A to this prospectus for issuances before and including WOART 2017-B includes retail installment sale contracts secured by vehicles that are not limited to Toyota branded vehicles. All references to Toyota vehicles refer both to vehicles manufactured under the Toyota brand and to vehicles manufactured under the Scion brand prior to the transition from the Scion brand to the Toyota brand in August 2016.

Appendix B to this prospectus sets forth in tabular and graphic format static pool information regarding specified pools of retail installment sale contracts securitized by the sponsor during the last five years. With respect to the original portfolio characteristics and geographic information in Appendix B, the term "securitized pool" refers to the pool of receivables included in the applicable pool of receivables. The original portfolio characteristics and geographic information of each securitized pool described in Appendix B are based on the securitized pool as of the related cutoff date.

World Omni Financial Corp.'s underwriting standards and procedures have remained consistent over time. However, because the pool of receivables selected for this transaction (1) is comprised of retail installment sale contracts with a higher minimum FICO® score than retail installment sale contracts included in prior securitized pools for issuances before and including WOART 2017-A and (2) is secured only by Toyota branded vehicles, whereas issuances before and including WOART 2017-B included non-Toyota branded vehicles, it is not anticipated that the delinquency, cumulative net loss, or prepayment experience of the receivables held by the issuing entity will be similar to the delinquency, cumulative net loss, and prepayment experience of the sponsor's securitized pools of contracts for issuances before and including WOART 2017-B.

The characteristics of the receivables included in the vintage origination and static pool information discussed above, as well as the social, economic and other conditions existing at the time when those receivables were originated and repaid, may vary materially from the characteristics of the receivables in the securitized pool described in this prospectus and the social, economic and other conditions existing at the time when the receivables in the securitized pool described in this prospectus were originated and those that will exist in the future when the receivables in the securitized pool described in this prospectus are required to be repaid. There is no assurance that World Omni Financial Corp.'s delinquency, cumulative net loss, and prepayment experience with respect to the receivables included in the securitized pool described in this prospectus will be similar to that described in Appendix A or Appendix B to this prospectus.

53

PREPAYMENT AND YIELD CONSIDERATIONS—WEIGHTED AVERAGE LIFE OF THE SECURITIES

All of the receivables can be prepaid at any time without charge. For this purpose, "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and receivables repurchased for administrative reasons.  A variety of economic, social, and other factors may influence the rate of prepayments on the receivables. In addition, the receivables may include contracts originated in conjunction with financing programs in which the obligor is given a cash rebate if the obligor enters into the contract. No assurance can be given as to the prepayment rates on contracts originated under those programs. Noteholders will bear all reinvestment risk resulting from a faster or slower incidence of prepayment of receivables. The exercise by the servicer of its option to purchase the receivables and cause a redemption of the notes under the conditions described in "Description of the Notes—Redemption Upon Optional Purchase" in this prospectus will also accelerate the payment of the notes.

The following information is provided solely to illustrate the effect of prepayments on the receivables on the unpaid principal amounts of the notes and the weighted average life of the notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the receivables.

Prepayments on motor vehicle receivables may be measured by a prepayment standard or model. The prepayment model used in this prospectus, the absolute prepayment model, represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. The absolute prepayment model further assumes that all the contracts are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1.00% absolute prepayment model rate means that 100 contracts prepay each month. The absolute prepayment model does not purport to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the receivables. We cannot assure you that the receivables will prepay at any assumed rate.

The tables beginning on page 58 have been prepared on the basis of the characteristics of the receivables in the pool. Each absolute prepayment model table assumes that:

•	the issuing entity issues Class A-1 Notes with an initial principal amount of $211,000,000, Class A-2 Notes with an initial principal amount of $348,000,000 (consisting of Class A-2a Notes with an initial principal amount of $174,000,000 and Class A-2b Notes with an initial principal amount of $174,000,000), Class A-3 Notes with an initial principal amount of $347,000,000, Class A-4 Notes with an initial principal amount of $82,950,000, Class B Notes with an initial principal amount of $31,150,000, and Class C Notes with an initial principal amount of $15,570,000;

•	the issuing entity will pay principal to the Class A-2 Notes, pro rata between the Class A-2a Notes and the Class A-2b Notes, until they are paid in full;

•	the receivables prepay in full at the specified constant percentage of the absolute prepayment model monthly, with no defaults, losses or repurchases on any of the receivables;

•	each scheduled monthly payment on the receivables is made on the last day of each month and each month has 30 days;

•	interest accrues on the notes at the assumed rate of 2.90300% for the Class A-1 Notes based on an actual/360 day count, 3.16% for the Class A-2a Notes based on a 30/360 day count, 2.93550% for the Class A-2b Notes based on an actual/360 day count, 3.15% for the Class A-3 Notes based on a 30/360 day count, 3.34% for the Class A-4 Notes based on a 30/360 day count, 3.69% for the Class B Notes based on a 30/360 day count, and 3.88% for the Class C Notes based on a 30/360 day count;

54

•	payments on the notes are made on each payment date (and each payment date is assumed to be the 15th day of each applicable month, regardless of whether such 15th day is a business day) commencing on February 15, 2019;

•	the reserve account is funded with an amount equal to $2,595,670.49;

•	the aggregate starting principal balance of the receivables as of the cutoff date is $1,110,735,192.75;

•	the closing date is January 30, 2019;

•	except for the calculation of the Weighted Average Life to Maturity, the servicer exercises its option to purchase all of the receivables and cause a redemption of the notes on the first payment date on which the aggregate principal balance of the receivables is equal to 10.00% or less of the aggregate starting principal balance of the receivables;

•	the servicing fee for each month is equal to a rate of 1/12th of 1.00% of the aggregate principal balance of receivables as of the first day of the related collection period, provided that, for the first collection period, the servicing fee will be pro-rated to compensate for the length of the initial collection period not equaling one month;

•	the YSOC Amount at each payment date is the amount set forth in the table immediately below;

•	no event of default has occurred; and

•	no amounts will be owed by the issuing entity to the asset representations reviewer.

55

The YSOC Amount schedule set forth below is utilized to calculate the weighted average lives and percentages of original principal amounts at various absolute prepayment model percentages under "Prepayment and Yield Considerations—Weighted Average Life of the Securities." The actual YSOC Amount may differ depending on the actual receivables included in the pool of receivables and the actual prepayments and losses on those receivables with an annual percentage rate less than the Required Rate. For purposes of the YSOC Amount schedule set forth below, the Required Rate is assumed to be 6.50% for any payment date occurring on or prior to the date on which the Class A-2 Notes being paid in full, and 6.25% for any payment date occurring after the date on which the Class A-2 Notes are paid in full.

Payment Date	Yield Supplement Overcollateralization Amount ($)

	6.25% Required Rate	6.50% Required Rate
Closing Date	$66,868,372.71	$72,466,996.51
February 2019	$63,534,071.45	$68,877,459.61
March 2019	$61,547,082.85	$66,737,963.51
April 2019	$59,597,096.67	$64,637,737.96
May 2019	$57,684,354.76	$62,577,051.81
June 2019	$55,808,793.24	$60,555,852.06
July 2019	$53,969,944.13	$58,573,662.44
August 2019	$52,167,233.39	$56,629,894.68
September 2019	$50,399,907.88	$54,723,773.44
October 2019	$48,667,123.80	$52,854,428.51
November 2019	$46,967,891.55	$51,020,838.39
December 2019	$45,301,601.68	$49,222,379.55
January 2020	$43,668,208.91	$47,459,018.42
February 2020	$42,067,840.20	$45,730,900.96
March 2020	$40,500,635.81	$44,038,187.78
April 2020	$38,966,795.51	$42,381,102.67
May 2020	$37,466,494.01	$40,759,842.46
June 2020	$35,999,803.16	$39,174,493.90
July 2020	$34,566,626.99	$37,624,964.10
August 2020	$33,166,661.40	$36,110,939.52
September 2020	$31,799,276.63	$34,631,757.74
October 2020	$30,463,512.83	$33,186,402.27
November 2020	$29,158,344.97	$31,773,784.40
December 2020	$27,882,825.45	$30,392,895.39
January 2021	$26,636,396.35	$29,043,140.80
February 2021	$25,418,625.19	$27,724,056.27
March 2021	$24,229,219.71	$26,435,330.51
April 2021	$23,068,248.01	$25,177,043.41
May 2021	$21,935,867.30	$23,949,371.09
June 2021	$20,832,241.92	$22,752,497.92
July 2021	$19,757,540.45	$21,586,612.88
August 2021	$18,711,964.75	$20,451,941.39
September 2021	$17,695,716.41	$19,348,708.21
October 2021	$16,708,983.50	$18,277,124.57
November 2021	$15,751,841.27	$17,237,281.62
December 2021	$14,824,239.92	$16,229,136.56
January 2022	$13,926,108.30	$15,252,626.00
February 2022	$13,057,278.26	$14,307,587.74
March 2022	$12,217,930.62	$13,394,226.47

Payment Date	Yield Supplement Overcollateralization Amount ($)

	6.25% Required Rate	6.50% Required Rate
April 2022	$11,408,278.25	$12,512,780.42
May 2022	$10,628,533.20	$11,663,486.86
June 2022	$9,878,903.65	$10,846,579.29
July 2022	$9,159,596.72	$10,062,290.02
August 2022	$8,470,827.06	$9,310,859.69
September 2022	$7,812,796.03	$8,592,514.84
October 2022	$7,185,656.02	$7,907,430.09
November 2022	$6,589,095.38	$7,255,292.03
December 2022	$6,021,970.03	$6,634,911.44
January 2023	$5,482,856.05	$6,044,808.95
February 2023	$4,971,033.33	$5,484,243.74
March 2023	$4,486,567.16	$4,953,299.23
April 2023	$4,029,654.33	$4,452,197.33
May 2023	$3,600,489.46	$3,981,157.55
June 2023	$3,199,262.73	$3,540,394.56
July 2023	$2,826,169.38	$3,130,128.76
August 2023	$2,481,405.59	$2,750,581.48
September 2023	$2,165,155.01	$2,401,961.15
October 2023	$1,877,425.91	$2,084,290.40
November 2023	$1,617,092.45	$1,796,389.48
December 2023	$1,380,800.24	$1,534,727.77
January 2024	$1,165,247.69	$1,295,833.18
February 2024	$968,225.28	$1,077,385.42
March 2024	$789,503.89	$879,154.88
April 2024	$629,200.01	$701,275.02
May 2024	$487,422.97	$543,871.63
June 2024	$364,258.95	$407,044.39
July 2024	$259,822.01	$290,923.51
August 2024	$174,225.30	$195,638.99
September 2024	$107,574.22	$121,312.96
October 2024	$59,842.62	$67,923.29
November 2024	$29,525.00	$33,822.13
December 2024	$12,710.83	$14,724.08
January 2025	$4,807.30	$5,602.53
February 2025	$1,350.72	$1,574.97
March 2025	$161.41	$188.25
April 2025 and thereafter	$0.00	$0.00

56

For purposes of these absolute prepayment model tables, the receivables have an assumed next payment date as set forth in the table below. Each absolute prepayment model table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates, shown at various constant absolute prepayment model percentages.

The absolute prepayment model tables also assume that (a) the receivables have been aggregated into 14 hypothetical pools with all of the receivables within each such pool having the characteristics set forth below and (b) the level scheduled monthly payment (which is based on each pool's aggregate starting principal balance, weighted average annual percentage rate, weighted average remaining term to maturity and seasoning as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

Assumed Receivables Characteristics

Pool	Next Payment Date	Aggregate Starting Principal Balance	Weighted Average Annual Percentage Rate	Weighted Average Remaining Term to Maturity (Months)	Seasoning (Months)
1	January 2019	$4,342,572.05	1.350%	8	53
2	January 2019	19,450,571.94	3.156%	21	52
3	January 2019	4,993,558.28	3.257%	32	16
4	January 2019	20,113,225.72	1.552%	46	2
5	January 2019	68,743,777.98	2.101%	58	2
6	January 2019	203,939,083.59	4.206%	70	2
7	January 2019	73,921,230.27	5.951%	74	1
8	December 2018	7,476,607.47	1.399%	8	52
9	December 2018	36,060,762.86	3.212%	21	52
10	December 2018	14,040,936.94	3.093%	31	21
11	December 2018	34,039,270.20	1.504%	46	2
12	December 2018	114,104,626.04	2.137%	58	2
13	December 2018	352,272,614.45	4.141%	71	2
14	December 2018	157,236,354.96	5.931%	74	1
Total		$1,110,735,192.75

57

The information included in the following tables represents forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from the results hypothesized in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing each absolute prepayment model table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the receivables will prepay at a constant level until maturity or that all of the receivables will prepay at the same level. Moreover, the diverse terms of the receivables could produce slower or faster principal distributions than indicated in each absolute prepayment model table at the various constant absolute prepayment model percentages specified, even if the weighted average remaining term to maturity and the seasoning of the receivables are as assumed. Any difference between these assumptions and the actual characteristics and performance of the receivables, or actual prepayment experience, will affect the percentages of initial balances outstanding over time and the weighted average life of each class of notes.

Percentage of Original Class A-1 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	79.92%	75.17%	71.76%	68.74%	63.32%
March 2019	68.75%	61.34%	56.06%	51.43%	43.22%
April 2019	58.69%	48.70%	41.63%	35.50%	24.77%
May 2019	48.69%	36.23%	27.49%	20.00%	7.10%
June 2019	38.73%	23.95%	13.66%	4.94%	0.00%
July 2019	28.83%	11.84%	0.11%	0.00%	0.00%
August 2019	18.97%	0.00%	0.00%	0.00%	0.00%
September 2019	9.59%	0.00%	0.00%	0.00%	0.00%
October 2019	0.49%	0.00%	0.00%	0.00%	0.00%
November 2019	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)(2)	0.34	0.26	0.22	0.19	0.16
Weighted Average Life to Maturity(1)(2)	0.34	0.26	0.22	0.19	0.16

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the issuing entity issues $1,035,670,000 of notes, of which $174,000,000 are fixed rate Class A-2a Notes and $174,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-1 Notes assuming an absolute prepayment model percentage of 1.30% would be 0.23 years rather than 0.22 years. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-1 Notes assuming the absolute prepayment model percentages other than 1.30% listed above may also be increased by no more than 0.02 years.

58

Percentage of Original Class A-2 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 2019	100.00%	100.00%	100.00%	100.00%	94.07%
July 2019	100.00%	100.00%	100.00%	94.13%	84.49%
August 2019	100.00%	99.94%	92.04%	85.52%	76.23%
September 2019	100.00%	93.04%	84.36%	77.29%	68.58%
October 2019	100.00%	86.35%	76.94%	69.34%	61.05%
November 2019	94.81%	79.76%	69.67%	61.61%	53.66%
December 2019	89.35%	73.27%	62.55%	54.08%	46.39%
January 2020	83.92%	66.87%	55.59%	46.77%	39.25%
February 2020	78.52%	60.56%	48.77%	39.67%	32.25%
March 2020	73.14%	54.35%	42.11%	32.86%	25.37%
April 2020	67.80%	48.23%	35.60%	26.38%	18.62%
May 2020	62.48%	42.21%	29.25%	20.11%	12.01%
June 2020	57.19%	36.29%	23.05%	13.95%	5.53%
July 2020	51.93%	30.47%	17.00%	7.90%	0.00%
August 2020	46.71%	24.74%	11.12%	1.97%	0.00%
September 2020	41.51%	19.11%	5.39%	0.00%	0.00%
October 2020	36.77%	13.85%	0.00%	0.00%	0.00%
November 2020	32.28%	8.82%	0.00%	0.00%	0.00%
December 2020	27.82%	3.86%	0.00%	0.00%	0.00%
January 2021	23.38%	0.00%	0.00%	0.00%	0.00%
February 2021	18.97%	0.00%	0.00%	0.00%	0.00%
March 2021	14.58%	0.00%	0.00%	0.00%	0.00%
April 2021	10.21%	0.00%	0.00%	0.00%	0.00%
May 2021	5.86%	0.00%	0.00%	0.00%	0.00%
June 2021	1.55%	0.00%	0.00%	0.00%	0.00%
July 2021	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)(2)	1.56	1.24	1.09	0.98	0.89
Weighted Average Life to Maturity(1)(2)	1.56	1.24	1.09	0.98	0.89

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2)	The information contained in this table was calculated assuming that the issuing entity issues $1,035,670,000 of notes, of which $174,000,000 are fixed rate Class A-2a Notes and $174,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-2 Notes assuming an absolute prepayment model percentage of 1.30% would be 1.10 years rather than 1.09 years. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-2 Notes assuming the absolute prepayment model percentages other than 1.30% listed above may also be increased by no more than 0.02 years.

59

Percentage of Original Class A-3 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 2019	100.00%	100.00%	100.00%	100.00%	100.00%
August 2019	100.00%	100.00%	100.00%	100.00%	100.00%
September 2019	100.00%	100.00%	100.00%	100.00%	100.00%
October 2019	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	99.18%
August 2020	100.00%	100.00%	100.00%	100.00%	93.79%
September 2020	100.00%	100.00%	100.00%	96.14%	87.62%
October 2020	100.00%	100.00%	99.88%	91.20%	81.56%
November 2020	100.00%	100.00%	95.24%	85.51%	75.64%
December 2020	100.00%	100.00%	89.92%	79.94%	69.87%
January 2021	100.00%	98.97%	84.65%	74.48%	64.23%
February 2021	100.00%	94.79%	79.49%	69.15%	58.74%
March 2021	100.00%	89.99%	74.43%	63.95%	53.38%
April 2021	100.00%	85.21%	69.47%	58.86%	48.18%
May 2021	100.00%	80.52%	64.61%	53.90%	43.12%
June 2021	100.00%	75.89%	59.86%	49.07%	38.20%
July 2021	97.24%	71.34%	55.21%	44.36%	33.43%
August 2021	93.56%	66.95%	50.73%	39.82%	28.83%
September 2021	89.37%	62.62%	46.35%	35.40%	24.37%
October 2021	85.21%	58.40%	42.09%	31.11%	20.06%
November 2021	81.07%	54.25%	37.93%	26.95%	15.89%
December 2021	76.96%	50.17%	33.87%	22.90%	11.86%
January 2022	72.87%	46.17%	29.91%	18.98%	7.97%
February 2022	68.81%	42.23%	26.06%	15.18%	4.22%
March 2022	64.77%	38.37%	22.31%	11.50%	0.62%
April 2022	60.76%	34.59%	18.66%	7.95%	0.00%
May 2022	56.77%	30.87%	15.11%	4.52%	0.00%
June 2022	52.80%	27.23%	11.67%	1.21%	0.00%
July 2022	48.87%	23.67%	8.34%	0.00%	0.00%
August 2022	44.95%	20.18%	5.11%	0.00%	0.00%
September 2022	41.06%	16.77%	1.98%	0.00%	0.00%
October 2022	37.20%	13.43%	0.00%	0.00%	0.00%
November 2022	33.53%	10.28%	0.00%	0.00%	0.00%
December 2022	29.99%	7.28%	0.00%	0.00%	0.00%
January 2023	26.47%	4.34%	0.00%	0.00%	0.00%
February 2023	22.97%	1.47%	0.00%	0.00%	0.00%
March 2023	19.50%	0.00%	0.00%	0.00%	0.00%
April 2023	16.05%	0.00%	0.00%	0.00%	0.00%
May 2023	12.62%	0.00%	0.00%	0.00%	0.00%
June 2023	9.22%	0.00%	0.00%	0.00%	0.00%
July 2023	5.85%	0.00%	0.00%	0.00%	0.00%
August 2023	2.50%	0.00%	0.00%	0.00%	0.00%
September 2023	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)(2)	3.50	2.96	2.64	2.44	2.26
Weighted Average Life to Maturity(1)(2)	3.50	2.96	2.64	2.44	2.26

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2) The information contained in this table was calculated assuming that the issuing entity issues $1,035,670,000 of notes, of which $174,000,000 are fixed rate Class A-2a Notes and $174,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-3 Notes assuming the absolute prepayment model percentages above may change, but by no more than 0.02 years.

60

Percentage of Original Class A-4 Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 2019	100.00%	100.00%	100.00%	100.00%	100.00%
August 2019	100.00%	100.00%	100.00%	100.00%	100.00%
September 2019	100.00%	100.00%	100.00%	100.00%	100.00%
October 2019	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 2022	100.00%	100.00%	100.00%	100.00%	100.00%
April 2022	100.00%	100.00%	100.00%	100.00%	88.10%
May 2022	100.00%	100.00%	100.00%	100.00%	74.23%
June 2022	100.00%	100.00%	100.00%	100.00%	60.96%
July 2022	100.00%	100.00%	100.00%	91.74%	0.00%
August 2022	100.00%	100.00%	100.00%	78.96%	0.00%
September 2022	100.00%	100.00%	100.00%	66.70%	0.00%
October 2022	100.00%	100.00%	95.67%	0.00%	0.00%
November 2022	100.00%	100.00%	83.83%	0.00%	0.00%
December 2022	100.00%	100.00%	72.63%	0.00%	0.00%
January 2023	100.00%	100.00%	0.00%	0.00%	0.00%
February 2023	100.00%	100.00%	0.00%	0.00%	0.00%
March 2023	100.00%	94.48%	0.00%	0.00%	0.00%
April 2023	100.00%	83.10%	0.00%	0.00%	0.00%
May 2023	100.00%	72.03%	0.00%	0.00%	0.00%
June 2023	100.00%	0.00%	0.00%	0.00%	0.00%
July 2023	100.00%	0.00%	0.00%	0.00%	0.00%
August 2023	100.00%	0.00%	0.00%	0.00%	0.00%
September 2023	96.54%	0.00%	0.00%	0.00%	0.00%
October 2023	82.73%	0.00%	0.00%	0.00%	0.00%
November 2023	70.79%	0.00%	0.00%	0.00%	0.00%
December 2023	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)(2)	4.83	4.33	3.92	3.66	3.39
Weighted Average Life to Maturity(1)(2)	5.00	4.52	4.11	3.80	3.50

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2) The information contained in this table was calculated assuming that the issuing entity issues $1,035,670,000 of notes, of which $174,000,000 are fixed rate Class A-2a Notes and $174,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class A-4 Notes assuming the absolute prepayment model percentages above may change, but by no more than 0.02 years.

61

Percentage of Original Class B Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 2019	100.00%	100.00%	100.00%	100.00%	100.00%
August 2019	100.00%	100.00%	100.00%	100.00%	100.00%
September 2019	100.00%	100.00%	100.00%	100.00%	100.00%
October 2019	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 2022	100.00%	100.00%	100.00%	100.00%	100.00%
April 2022	100.00%	100.00%	100.00%	100.00%	100.00%
May 2022	100.00%	100.00%	100.00%	100.00%	100.00%
June 2022	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	0.00%
August 2022	100.00%	100.00%	100.00%	100.00%	0.00%
September 2022	100.00%	100.00%	100.00%	100.00%	0.00%
October 2022	100.00%	100.00%	100.00%	0.00%	0.00%
November 2022	100.00%	100.00%	100.00%	0.00%	0.00%
December 2022	100.00%	100.00%	100.00%	0.00%	0.00%
January 2023	100.00%	100.00%	0.00%	0.00%	0.00%
February 2023	100.00%	100.00%	0.00%	0.00%	0.00%
March 2023	100.00%	100.00%	0.00%	0.00%	0.00%
April 2023	100.00%	100.00%	0.00%	0.00%	0.00%
May 2023	100.00%	100.00%	0.00%	0.00%	0.00%
June 2023	100.00%	0.00%	0.00%	0.00%	0.00%
July 2023	100.00%	0.00%	0.00%	0.00%	0.00%
August 2023	100.00%	0.00%	0.00%	0.00%	0.00%
September 2023	100.00%	0.00%	0.00%	0.00%	0.00%
October 2023	100.00%	0.00%	0.00%	0.00%	0.00%
November 2023	100.00%	0.00%	0.00%	0.00%	0.00%
December 2023	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)(2)	4.88	4.38	3.96	3.71	3.46
Weighted Average Life to Maturity(1)(2)	5.55	5.22	4.80	4.44	4.05

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2) The information contained in this table was calculated assuming that the issuing entity issues $1,035,670,000 of notes, of which $174,000,000 are fixed rate Class A-2a Notes and $174,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class B Notes assuming the absolute prepayment model percentages above may change, but by no more than 0.02 years.

62

Percentage of Original Class C Principal Amount
at Various Absolute Prepayment Model Percentages:

Payment Date	0.50%	1.00%	1.30%	1.50%	1.70%
Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
February 2019	100.00%	100.00%	100.00%	100.00%	100.00%
March 2019	100.00%	100.00%	100.00%	100.00%	100.00%
April 2019	100.00%	100.00%	100.00%	100.00%	100.00%
May 2019	100.00%	100.00%	100.00%	100.00%	100.00%
June 2019	100.00%	100.00%	100.00%	100.00%	100.00%
July 2019	100.00%	100.00%	100.00%	100.00%	100.00%
August 2019	100.00%	100.00%	100.00%	100.00%	100.00%
September 2019	100.00%	100.00%	100.00%	100.00%	100.00%
October 2019	100.00%	100.00%	100.00%	100.00%	100.00%
November 2019	100.00%	100.00%	100.00%	100.00%	100.00%
December 2019	100.00%	100.00%	100.00%	100.00%	100.00%
January 2020	100.00%	100.00%	100.00%	100.00%	100.00%
February 2020	100.00%	100.00%	100.00%	100.00%	100.00%
March 2020	100.00%	100.00%	100.00%	100.00%	100.00%
April 2020	100.00%	100.00%	100.00%	100.00%	100.00%
May 2020	100.00%	100.00%	100.00%	100.00%	100.00%
June 2020	100.00%	100.00%	100.00%	100.00%	100.00%
July 2020	100.00%	100.00%	100.00%	100.00%	100.00%
August 2020	100.00%	100.00%	100.00%	100.00%	100.00%
September 2020	100.00%	100.00%	100.00%	100.00%	100.00%
October 2020	100.00%	100.00%	100.00%	100.00%	100.00%
November 2020	100.00%	100.00%	100.00%	100.00%	100.00%
December 2020	100.00%	100.00%	100.00%	100.00%	100.00%
January 2021	100.00%	100.00%	100.00%	100.00%	100.00%
February 2021	100.00%	100.00%	100.00%	100.00%	100.00%
March 2021	100.00%	100.00%	100.00%	100.00%	100.00%
April 2021	100.00%	100.00%	100.00%	100.00%	100.00%
May 2021	100.00%	100.00%	100.00%	100.00%	100.00%
June 2021	100.00%	100.00%	100.00%	100.00%	100.00%
July 2021	100.00%	100.00%	100.00%	100.00%	100.00%
August 2021	100.00%	100.00%	100.00%	100.00%	100.00%
September 2021	100.00%	100.00%	100.00%	100.00%	100.00%
October 2021	100.00%	100.00%	100.00%	100.00%	100.00%
November 2021	100.00%	100.00%	100.00%	100.00%	100.00%
December 2021	100.00%	100.00%	100.00%	100.00%	100.00%
January 2022	100.00%	100.00%	100.00%	100.00%	100.00%
February 2022	100.00%	100.00%	100.00%	100.00%	100.00%
March 2022	100.00%	100.00%	100.00%	100.00%	100.00%
April 2022	100.00%	100.00%	100.00%	100.00%	100.00%
May 2022	100.00%	100.00%	100.00%	100.00%	100.00%
June 2022	100.00%	100.00%	100.00%	100.00%	100.00%
July 2022	100.00%	100.00%	100.00%	100.00%	0.00%
August 2022	100.00%	100.00%	100.00%	100.00%	0.00%
September 2022	100.00%	100.00%	100.00%	100.00%	0.00%
October 2022	100.00%	100.00%	100.00%	0.00%	0.00%
November 2022	100.00%	100.00%	100.00%	0.00%	0.00%
December 2022	100.00%	100.00%	100.00%	0.00%	0.00%
January 2023	100.00%	100.00%	0.00%	0.00%	0.00%
February 2023	100.00%	100.00%	0.00%	0.00%	0.00%
March 2023	100.00%	100.00%	0.00%	0.00%	0.00%
April 2023	100.00%	100.00%	0.00%	0.00%	0.00%
May 2023	100.00%	100.00%	0.00%	0.00%	0.00%
June 2023	100.00%	0.00%	0.00%	0.00%	0.00%
July 2023	100.00%	0.00%	0.00%	0.00%	0.00%
August 2023	100.00%	0.00%	0.00%	0.00%	0.00%
September 2023	100.00%	0.00%	0.00%	0.00%	0.00%
October 2023	100.00%	0.00%	0.00%	0.00%	0.00%
November 2023	100.00%	0.00%	0.00%	0.00%	0.00%
December 2023	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Optional Purchase (1)(2)	4.88	4.38	3.96	3.71	3.46
Weighted Average Life to Maturity(1)(2)	5.78	5.63	5.31	4.87	4.39

(1)	The weighted average life of a note is determined by (a) multiplying the amount of each principal payment of the note by the number of years from the date of issuance of the note to the related payment date, (b) adding the results and (c) dividing the sum by the initial principal amount of the note.

(2) The information contained in this table was calculated assuming that the issuing entity issues $1,035,670,000 of notes, of which $174,000,000 are fixed rate Class A-2a Notes and $174,000,000 are floating rate Class A-2b Notes. In the event that the entire principal amount of the Class A-2 Notes issued is allocated to fixed rate notes and no floating rate Class A-2b Notes are issued, the weighted average life to optional purchase and weighted average life to maturity of the Class C Notes assuming the absolute prepayment model percentages above may change, but by no more than 0.02 years.

63

NOTE POOL FACTORS AND OTHER INFORMATION

The note pool factor with respect to any class of notes is a seven-digit decimal which the servicer will compute each month indicating the outstanding principal amount of that class of notes, as of the applicable payment date, as a fraction of the initial principal amount of that class of notes. The note pool factor will be 1.0000000 as of the closing date; thereafter, the note pool factor will decline to reflect reductions in the principal amount of the applicable class of notes. Therefore, if you are a holder of Class A-1 Notes, your principal amount of the Class A-1 Notes is the product of (1) the original denomination of your note and (2) the note pool factor.

Under the indenture, the indenture trustee will receive monthly reports concerning the payments received on the receivables, the note pool factors and various other items of information. The indenture trustee will post these reports to its internet website described in "The Issuing Entity—The Indenture Trustee" in this prospectus. The indenture trustee will furnish to the noteholders of record during any calendar year information for tax reporting purposes not later than the latest date permitted by law. We refer you to "Description of the Trust Documents—Reports to Noteholders" in this prospectus.

USE OF PROCEEDS

The depositor will use the net proceeds of the sale of the notes (1) to purchase the receivables from World Omni Financial Corp. and (2) to deposit the Reserve Account Initial Deposit into the reserve account. World Omni Financial Corp. or its affiliates may use a portion of the net proceeds of the sale of the notes to pay their respective debts, including debt secured by the receivables prior to their transfer to the issuing entity and for general purposes. Any such debt may be owed to the indenture trustee, the owner trustee or one or more of the underwriters or their affiliates or entities for which their affiliates act as administrator or provide liquidity lines.

THE SERVICER AND SPONSOR

Information regarding World Omni Financial Corp., the servicer and sponsor, is set forth under "World Omni Financial Corp." and "World Omni Financial Corp.'s Automobile Finance Business" in this prospectus.

Repurchases of Receivables in Prior Securitized Pools

The trust documents for prior securitizations of retail installment sale contracts and financed vehicles sponsored by World Omni Financial Corp. contain covenants requiring the repurchase of an underlying receivable from the related pool for the breach of a representation or warranty. World Omni Financial Corp., as securitizer, discloses, in a report on Form ABS-15G, all fulfilled and unfulfilled repurchase requests for securitized receivables that were the subject of a demand to repurchase. In the three year period ended December 31, 2018, there was no activity to report with respect to any demand to repurchase receivables under any such prior securitization sponsored by World Omni Financial Corp. World Omni Financial Corp. filed its most recent report on Form ABS-15G with the SEC on January 10, 2019. World Omni Financial Corp.'s CIK number is 0001004150. For additional information about obtaining a copy of the report, you should refer to "Incorporation of Certain Information By Reference" in this prospectus.

64

DESCRIPTION OF THE NOTES

The notes will be issued under the terms of an indenture between the issuing entity and the indenture trustee. We have filed a form of the indenture and trust agreement as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final form of the indenture with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the notes; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

The offered notes will be issued in minimum denominations of $1,000 and integral multiples of $1,000, in book-entry form only, through The Depository Trust Company, Clearstream Banking, société anonyme, and Euroclear. For more information, read "Registration of the Notes—Book-Entry Registration" in this prospectus. Each class of notes will evidence debt of the issuing entity secured by the trust assets. Neither the notes nor the underlying receivables will be guaranteed or insured by any governmental agency or instrumentality or any other person. Payments in respect of principal and interest of any class of notes will be made on a pro rata basis among all the noteholders of the class.

Payments of Interest

Interest on the principal amounts of the classes of the notes will accrue at the notes' respective per annum interest rates and will be payable to the noteholders monthly on each payment date, commencing February 15, 2019. Payments will be made to the noteholders of record as of the business day immediately preceding such payment date or, if definitive notes are issued, as of the 15th day of the preceding month. Interest will accrue on the outstanding principal amount of the notes as of the previous payment date at the applicable interest rate during the related interest accrual period.

The interest rate for the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and the Class C Notes will be a fixed rate as set forth on the cover page of this prospectus.

Interest on the Class A-1 Notes will be calculated on the basis of the actual number of days in the related interest accrual period (which period will be from and including the previous payment date to but excluding the related payment date, except for the initial interest accrual period, which period will be from and including the closing date to but excluding the initial payment date) and a 360-day year. This means that the interest due on the Class A-1 Notes on each payment date will be the product of:

•	the outstanding principal amount of the Class A-1 Notes;

•	the related interest rate; and

•	the actual number of days from and including the previous payment date (or, in the case of the initial payment date, from and including the closing date) to but excluding the initial payment date divided by 360.

Interest for a related period on each other class of the notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months (which period will be from and including the 15th day of the preceding calendar month (or, for the initial interest accrual period, from and including the closing date) to but excluding the 15th day of the current calendar month). This means that the interest due on these classes of notes on each payment date will be the product of:

•	the outstanding principal amount of the related class of notes;

•	the related interest rate; and

•	30 (or, in the case of the initial payment date, 15, assuming a closing date of January 30, 2019) divided by 360.

The indenture trustee will generally apply the Available Funds and any withdrawals from the reserve account to make interest payments on the notes. We refer you to "Description of the Trust Documents—Distributions—Payments to Noteholders" in this prospectus.

Interest payments on each class of the Class A Notes will have the same priority. Interest payments on the Class B Notes will be subordinated to the payment of interest on the Class A Notes, and interest payments on the Class C Notes will be subordinated to the payment of interest on the Class A Notes and the Class B Notes. As described under "Description of the Trust Documents—Distributions—Allocations and Distributions" in this prospectus, the Class A Notes will be entitled to receive certain payments of

65

principal before payments of interest are made on the Class B Notes and the Class C Notes and the Class A Notes and the Class B Notes will be entitled to receive specific payments of principal before payments of interest are made on the Class C Notes. In addition, in the event that the notes are declared to be due and payable due to the occurrence of an event of default, unless such event of default has been waived or rescinded at the written request of noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities, no interest will be paid on the Class B Notes until all principal of and interest on the Class A Notes have been paid in full, and no interest will be paid on the Class C Notes until all principal of and interest on the Class A Notes and the Class B Notes have been paid in full. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the notes on any payment date. In this instance, each holder of Class A Notes will receive its ratable share—based upon the aggregate amount of interest due to the holders of all Class A Notes—of the aggregate amount available to be distributed in respect of interest on the notes until interest on the Class A Notes has been paid in full, and then each holder of Class B Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class B Notes until interest on the Class B Notes has been paid in full, and then each holder of Class C Notes will receive its ratable share of any remaining amount available to be distributed in respect of interest on the Class C Notes until interest on the Class C Notes has been paid in full. The failure to pay interest when due on the Class B Notes will not be an event of default under the indenture unless and until the Class A Notes have been paid in full, and the failure to pay interest when due on the Class C Notes will not be an event of default under the indenture unless and until the Class A Notes and the Class B Notes have been paid in full.

Payments of Principal

The indenture trustee will remit principal payments to the noteholders on each payment date in an amount generally equal to the excess, if any, of:

•	the aggregate outstanding principal amount of the notes as of the day immediately preceding that payment date over

•	the Pool Balance less the overcollateralization target amount for that payment date.

The indenture trustee generally will remit principal payments on the notes from Available Funds, if any, remaining after the payment of interest on the notes. Amounts in the reserve account are also available to make payments of principal of a class of notes on the final scheduled payment date for that class of notes and other payments of principal in certain limited circumstances. We refer you to "Description of the Trust Documents—Distributions—Payments to Noteholders" and "—Reserve Account" in this prospectus.

We refer to the calendar month immediately preceding each payment date as a "collection period." The collection period for the initial payment date shall be from, but excluding, the cutoff date to and including January 31, 2019. A business day is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in the State of New York, the State of Florida, the State of Delaware, the states in which the servicing offices of the servicer are located or the state in which the corporate trust office of the indenture trustee is located are required or authorized by law, regulation or executive order to be closed.

On the business day immediately preceding each payment date the servicer shall determine the amount in the collection account for the collection period preceding such payment date. On each payment date, from the amounts allocated to the holders of the notes to pay principal described in the pre-acceleration priority of payment clauses (3), (5), (7), and (9) in "Description of the Trust Documents—Distributions—Allocations and Distributions," the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the Class A-1 Notes until they are paid in full;

(2)	to the Class A-2 Notes, until they are paid in full;

(3)	to the Class A-3 Notes until they are paid in full;

(4)	to the Class A-4 Notes until they are paid in full;

(5)	to the Class B Notes until they are paid in full; and

(6)	to the Class C Notes until they are paid in full.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes in the following order of priority:

66

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full;

(3)	to the holders of the Class B Notes until they are paid in full; and

(4)	to the holders of the Class C Notes until they are paid in full.

On the final scheduled payment date for a class of notes, the principal amount of that class of notes, to the extent not previously paid, will be due. The final scheduled payment dates for each class of notes are as follows:

•	the principal amount of the Class A-1 Notes, to the extent not previously paid, will be due on the payment date in February 2020;

•	the principal amount of the Class A-2 Notes, to the extent not previously paid, will be due on the payment date in April 2022;

•	the principal amount of the Class A-3 Notes, to the extent not previously paid, will be due on the payment date in May 2024;

•	the principal amount of the Class A-4 Notes, to the extent not previously paid, will be due on the payment date in June 2025;

•	the principal amount of the Class B Notes, to the extent not previously paid, will be due on the payment date in June 2025;

•	the principal amount of the Class C Notes, to the extent not previously paid, will be due on the payment date in October 2025.

The actual date on which the aggregate outstanding principal amount of any class of notes is paid in full may be earlier than the final scheduled payment date for that class.

Redemption Upon Optional Purchase

The servicer may, at its option, purchase all remaining receivables from the issuing entity on any payment date following the last day of any collection period during which the aggregate principal balance of the receivables is 10.00% or less of the aggregate starting principal balance of all receivables transferred to the issuing entity. The purchase price for the receivables will at least equal the aggregate of the unpaid principal amount of the notes plus accrued and unpaid interest as of such last day. Exercise of this right of redemption of the receivables will result in the redemption of the notes at a price equal to the aggregate outstanding principal amount of the notes plus accrued and unpaid interest to but excluding the date of redemption, as calculated by the paying agent. Notice of redemption under the indenture must be given by the indenture trustee not later than 10 days prior to the redemption date to each holder of notes. In addition, the servicer or the issuing entity will notify each rating agency hired by the sponsor to rate the notes upon redemption of the notes. The final distribution to any noteholder will be made only upon surrender and cancellation of each noteholder's note at the office or agency of the indenture trustee specified in the notice of termination.

67

REGISTRATION OF THE NOTES

Book-Entry Registration

The offered notes will initially be represented by notes registered in the name of Cede & Co. as nominee of DTC and will only be available in the form of book-entries on the records of DTC and participating members of DTC in denominations of $1,000.

Holders of notes may hold their notes through DTC in the United States or Clearstream or Euroclear in Europe if they are participants of the system, or indirectly through organizations that are participants in the systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream participants and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold the positions in customers' securities accounts in the depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entries, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream participants or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, the cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream participant or Euroclear participant on the same business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of notes that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, notes may do so only through participants and indirect participants. In addition, holders of notes will receive all distributions of principal and interest from the related trustee through the participants who in turn will receive them from DTC. Under a book-entry format, holders of notes may experience some delay in their receipt of payments, since the payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, which thereafter will forward them to indirect participants or beneficial owners of notes.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of notes among participants on whose behalf it acts with respect to the notes and to receive and transmit distributions of principal of, and interest on, the notes. Participants and indirect participants with which the holders of notes have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective holders of notes. Accordingly, although the holders of notes will not possess the notes, DTC rules provide a mechanism by which participants will receive payments on notes and will be able to transfer their interest.

68

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and some banks, the ability of a holder of notes to pledge the notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the notes, may be limited due to the lack of a physical certificate for the notes.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of a notes only at the direction of one or more participants to whose accounts with DTC the notes are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of participants whose holdings include undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to Clearstream participants services, including, for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is owned by Euroclear Clearance System Public Limited Company (ECSplc) and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the "Euroclear Operator." Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with Euroclear participant, either directly or indirectly.

The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These laws and procedures govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry notes among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the procedures, and the procedures may be discontinued at any time. Neither the depositor nor any other person will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Definitive Notes

The notes will be issued in fully registered, certificated form as definitive notes to the noteholders of a given series or their nominees, only if:

•	the administrator advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes, and the administrator is unable to locate a qualified successor;

•	the administrator at its option advises the indenture trustee that it elects to terminate the book-entry system through DTC; or

69

•	after the occurrence of an event of default under the indenture or a default by the servicer under the sale and servicing agreement, noteholders representing at least a majority of the outstanding principal amount of the Controlling Securities advise DTC in writing that the continuation of a book-entry system through DTC or its successor is no longer in the noteholders' best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the administrator will be required to notify all the noteholders through participants of the availability of definitive notes. Upon surrender by DTC of the definitive notes representing the notes and receipt of instructions for re-registration, the issuing entity will issue and the indenture trustee will authenticate the notes as definitive notes to the noteholders.

Distributions of principal of, and interest on, the notes will thereafter be made by the indenture trustee in accordance with the procedures described in the indenture directly to holders of definitive notes in whose names the definitive notes were registered at the close of business on the applicable record date.

The distributions will be made by check mailed to the address of the holder as it appears on the register maintained by the applicable trustee. The final payment on any note, however, will be made only upon presentation and surrender of the note at the office or agency specified in the notice of final distribution to the applicable noteholder.

Definitive notes will be transferable and exchangeable at the offices of the indenture trustee or of a note registrar named in a notice delivered to holders of the definitive notes. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed.

70

DESCRIPTION OF THE TRUST DOCUMENTS

The following summary describes the material terms of the trust documents, which consist of:

(1)	the purchase agreement, between World Omni Financial Corp., as seller, and the depositor, as purchaser;

(2)	the sale and servicing agreement, among the issuing entity, as the issuing entity, the depositor, as depositor, and World Omni Financial Corp., as servicer;

(3)	the indenture, between the issuing entity and the indenture trustee;

(4)	the trust agreement, between the depositor and the owner trustee; and

(5)	the administration agreement, among the issuing entity, the depositor, the indenture trustee and World Omni Financial Corp. as administrator.

We have filed forms of the trust documents as exhibits to the registration statement, but the form agreements do not describe the specific terms of the notes. We will file a copy of the final form of the trust documents with the SEC no later than the date of the filing of the final prospectus. This is a summary of the material terms of the trust documents; it does not contain all the information that may be important to you. You should read the trust documents in their entirety to understand their contents.

Sale and Assignment of Receivables

On the closing date, the depositor will purchase from World Omni Financial Corp., under the purchase agreement, without recourse, except for repurchases as a result of certain breaches of certain representations, warranties and covenants as provided in the purchase agreement, World Omni Financial Corp.'s entire interest in the receivables, together with World Omni Financial Corp.'s security interests in the related financed vehicles. At the time of issuance of the notes, the depositor will sell and assign to the issuing entity, without recourse, except as provided in the sale and servicing agreement, its entire interest in the receivables, together with its security interests in the financed vehicles. The owner trustee will, concurrently with such sale and assignment, execute on behalf of the issuing entity, and the indenture trustee will authenticate and deliver to the depositor, the notes and the certificates in exchange for the receivables. Upon delivery to the depositor of the notes and certificates, the depositor will then sell the offered notes to the underwriters. We refer you to "Underwriting" in this prospectus.

Upon the execution of the trust documents, the issuance of the notes as described in this paragraph and the filing of financing statements in the appropriate filing offices, the indenture trustee will hold a first priority perfected security interest in the receivables and all identifiable proceeds thereof. See "Some Legal Aspects of the Receivables—Security Interest in the Financed Vehicles" in this prospectus for more detail.

Representations and Warranties and Repurchases Upon Breach

The sale and servicing agreement will provide representations and warranties by World Omni Financial Corp. to the depositor and the issuing entity, including, that:

•	The servicer's computer system does not reflect that any receivable has been amended such that the amount of the obligor's scheduled payments has been increased;

•	no provision of a receivable has been waived, other than a discretionary waiver of a late payment charge or any other fees that may be collected in the ordinary course of servicing a receivable or in connection with any extension which is reflected in the servicer's computer system;

•	the servicer's computer system does not reflect that any right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any receivable;

•	the servicer's computer system does not reflect that any liens or claims have been filed for work, labor or materials relating to a financed vehicle that are liens prior or equal to the security interest in the financed vehicle granted by any receivable;

71

•	no receivable has a scheduled payment for which more than $40 is more than 30 days overdue as of the cutoff date, and the servicer's computer system does not reflect that any default, breach, violation or event permitting acceleration under the terms of any receivable has occurred nor that a continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any receivable has arisen; and World Omni Financial Corp. has not waived and, except as permitted by the sale and servicing agreement, shall not waive any of the foregoing;

•	under the terms of each receivable, the related obligor is required to maintain physical damage insurance covering each financed vehicle;

•	as of the cutoff date each of the receivables is secured by a first-priority perfected security interest in the financed vehicle in favor of World Omni Financial Corp. or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the financed vehicle in favor of World Omni Financial Corp.; and

•	to the best of World Omni Financial Corp.'s knowledge, each receivable and the sale of the financed vehicle complied at origination, and comply in all material respects as of the cutoff date, with applicable federal, state and local laws, including consumer credit, truth in lending, equal credit opportunity and disclosure laws.

Pursuant to the indenture, the issuing entity will assign its rights in the foregoing representations and warranties to the indenture trustee for the benefit of the noteholders.

None of the indenture trustee, the owner trustee, the asset representations reviewer, the issuing entity, the administrator or the servicer has any obligation to investigate the accuracy of such representations and warranties of World Omni Financial Corp. or whether any receivable may be an ineligible receivable.

Upon discovery by or notice to World Omni Financial Corp. of a breach of any representation or warranty with respect to certain characteristics of the receivables, including by receipt of a review report from the asset representations reviewer indicating that a test was failed for a receivable, World Omni Financial Corp. will investigate the receivable or receivables to confirm the breach and determine if it has materially and adversely affected the receivable or receivables. A noteholder or beneficial owner of a note may make a request or demand that a receivable be repurchased due to a breach of a representation made about the receivables by providing a repurchase request initially to the indenture trustee. Any request or demand that a receivable be repurchased must be in writing and provide sufficient detail so as to allow World Omni Financial Corp. to reasonably investigate the alleged breach of the representations and warranties related to such receivable. Unless the breach is cured by the last day of the second (or, if World Omni Financial Corp. elects, the first) month following notice to or discovery by World Omni Financial Corp. of such breach, if a repurchase is required, World Omni Financial Corp. will purchase the receivable from the issuing entity for the Purchase Amount. World Omni Financial Corp. may at its option exercise its repurchase obligation on the last day of either the first or second month following discovery or notice of the breach. The repurchase obligation will constitute the sole remedy available to the noteholders, the owner trustee or the indenture trustee against World Omni Financial Corp. for any uncured breach.

The depositor will report any requests or demands to repurchase receivables and related activity and status on Form ABS-15G.

Asset Representations Review

If two triggers are met, the asset representations reviewer will perform a review of receivables to test for compliance with the representations made by World Omni Financial Corp. about the receivables described in "—Sale and Assignment of Receivables" above. The first trigger is the Delinquency Percentage for any payment date exceeding the Delinquency Trigger for that payment date, as described in "— Delinquency Trigger" below. If the Delinquency Trigger occurs, it will be reported in the Form 10-D for the month in which such trigger occurs. The second trigger is a voting trigger that will be met if, following the occurrence of a Delinquency Trigger, the noteholders (including beneficial owners of notes) of at least 5% of the outstanding principal amount of the notes demand a vote and, subject to a 5% voting quorum, the noteholders of a majority of the outstanding principal amount of the notes that are voted vote for a review. The review fees will be $200 for each receivable tested in the review.

72

Delinquency Trigger

A delinquent receivable is defined as a receivable with more than $40 of a scheduled payment past due, including receivables with bankrupt obligors but excluding Defaulted Receivables.

On or prior to each payment date, the servicer will calculate the Delinquency Percentage for the related collection period. The "Delinquency Percentage" for each payment date and the related collection period is an amount equal to the ratio (expressed as a percentage) of (i) the aggregate principal balance of all delinquent receivables held by the issuing entity that are more than 60 days delinquent to (ii) the aggregate principal balance of the receivables held by the issuing entity, in each case, as of the last day of the related collection period.

The "Delinquency Trigger" for any payment date and the related collection period is 4.70%. World Omni Financial Corp. developed the Delinquency Trigger by considering the monthly greater-than-60-day delinquency rate observed in its prior securitizations of retail installment sale contracts from 2006 and, after identifying the highest monthly greater-than-60-day delinquency rate during such period, recalculated the monthly greater-than-60-day delinquency rate based only on retail installment sale contracts with FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction. Such delinquency rate (rounded to the nearest 0.05%) is calculated as (i) the aggregate principal balance of all such delinquent receivables held by the issuing entity that are more than 60 days delinquent that have FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction as a percentage of (ii) the aggregate principal balance of the receivables held by the issuing entity that have FICO® scores that are similar to those of the retail installment sale contracts selected for this transaction, in each case, as of the last day of the collection period preceding the related payment date. The Delinquency Trigger was calculated as a multiple of 4 times the previous historical peak delinquency percentage observed during the period. This multiple corresponds generally to the multiple used for calculating expected cumulative net losses before the notes would realize a loss. The amount of the Delinquency Trigger has been set at a level in excess of the historical peak delinquency percentage to assure that the Delinquency Trigger is not breached due to ordinary fluctuations in the economy.

World Omni Financial Corp. believes that the Delinquency Trigger is appropriate based on:

•	its experience with delinquency in its prior securitized pools of retail installment sale contracts, and in its portfolio of retail installment sale contracts; and

•	its assessment of the amount of net cumulative losses that would likely result in a loss to noteholders of the most junior notes in its prior securitized pools.

73

For more information regarding greater than 60 day delinquent receivable statistics for World Omni Financial Corp.'s portfolio and its prior securitized pools, see Appendix A and Appendix B to this prospectus.

Voting Trigger

If the Delinquency Percentage for any payment date exceeds the Delinquency Trigger, a noteholder may demand that the indenture trustee call a vote of all noteholders on whether to direct the asset representations reviewer to perform a review. For purposes of this demand, if the demanding noteholder is the record holder of any notes, no verification procedures will be required. If the requesting noteholder is not the record holder of any notes and is instead a beneficial owner of notes, the indenture trustee may require no more verification than (1) a written certification from the noteholder that it is a beneficial owner of a specified outstanding principal amount of the notes and (2) an additional form of documentation, such as a trade confirmation, an account statement, a letter from the broker or dealer or other similar document.

If noteholders of at least 5% of the outstanding principal amount of the notes demand a vote within 90 days after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger, the issuing entity's Form 10-D for the collection period in which the demand requirement was met will include a statement that sufficient noteholders are requesting a full noteholder vote to commence a review by the asset representations reviewer. The Form 10-D will also specify the applicable voting procedures and will also specify the voting deadline that will be used to calculate whether the requisite amount of noteholders have cast affirmative votes to direct the asset representations reviewer to commence a review. Any beneficial owner of notes may act through their respective DTC participants. The vote will remain open until the 150th day after the filing of the Form 10-D reporting the occurrence of the Delinquency Trigger. Assuming a voting quorum of noteholders holding at least 5% of the outstanding principal amount of the notes is reached, if the noteholders of a majority of the outstanding principal amount of the notes that are voted vote to direct a review, the indenture trustee will notify the asset representations reviewer, the issuing entity and the servicer to start the review. The issuing entity's Form 10-D for the collection period in which the asset representations reviewer received the notice to start the review will specify that the requisite noteholders have directed the asset representations reviewer to perform a review. If the requirements of the voting trigger are not met within these time periods, no asset representations review will occur for that occurrence of the Delinquency Trigger.

For the purpose of the voting described above, notes held by the sponsor or servicer, or any affiliates thereof, are not included in the calculation of determining whether the noteholders have elected to initiate a vote.

Asset Representations Review Process

The review will be performed on each receivable that is 60 days or more delinquent at the end of the prior month, which we refer to as the "Review Receivables." Within 60 days of the receipt of a review notice, the servicer will give the asset representations reviewer access to the receivable files and other information necessary for the review of all of the Review Receivables. Upon receiving access to the review materials, the asset representations reviewer will start its review of the Review Receivables and complete its review within 60 days after receiving access to all review materials. The review period may be extended by up to an additional 30 days if the asset representations reviewer detects missing review materials that are subsequently provided within the 60-day period or requires clarification of any review materials or testing procedures. The review will consist of performing specific tests for each representation and each Review Receivable and determining whether each test was passed or failed. If the servicer notifies the asset representations reviewer that a Review Receivable was paid in full or repurchased from the pool before the review report is delivered, the asset representations reviewer will terminate the tests of that Review Receivable and the review of that Review Receivable will be considered complete.

The tests were designed by World Omni Financial Corp. to determine whether a Review Receivable was not in compliance with the representations made about it in the trust documents at the relevant time, which is usually at origination of the receivable or as of the cutoff date or closing date. There may be multiple tests for each representation. The review is not designed to determine why the obligor is delinquent or the creditworthiness of the obligor, either at the time of the review or at origination. The review is not designed to determine whether the receivable was serviced in compliance with the sale and servicing agreement after the cutoff date. The review is not designed to establish cause, materiality or recourse for any failed test. The review is not designed to determine whether World Omni Financial Corp.'s origination, underwriting and purchasing policies and procedures are adequate, reasonable or prudent.

Review Report

Within five days after completion of the review, the asset representations reviewer will provide a report to the trust, the servicer and the indenture trustee on the test results for each Review Receivable and each representation, including any Review

74

Receivable for which the tests were considered complete and the related reason. The asset representations reviewer is not responsible for determining whether noncompliance with any representation is a breach of the trust documents or if any receivable is required to be repurchased. World Omni Financial Corp. will evaluate any report of the asset representations reviewer and any repurchase request received from the indenture trustee, any noteholder or any other party to any of the trust documents in order to determine whether paying the Purchase Amount or repurchasing any receivable is required.  After reviewing the report, World Omni Financial Corp. will determine if there were breaches of its representations and warranties, and will then decide whether it is obligated to pay the Purchase Amount or repurchase the receivable pursuant to the sale and servicing agreement.  The sale and servicing agreement requires that any breach of the representations and warranties must materially and adversely affect the receivable before World Omni Financial Corp. would be required to pay the Purchase Amount or repurchase the receivable.

On receipt of the report, the review fee will be paid to the asset representations reviewer, to the extent not paid by the servicer, according to the priority of payments as described under "Description of the Trust Documents—Distributions." A summary of the report of the asset representations review, including a description of each test that failed, will be included in the Form 10-D for the trust in the next month.

If a Review Receivable that was the subject of a review by the asset representations reviewer becomes the subject of a dispute resolution proceeding as described under "—Dispute Resolution for Repurchase Requests" below, the asset representations reviewer will participate in the dispute resolution proceeding on request of a party to the proceeding. The reasonable out-of-pocket expenses of the asset representations reviewer for its participation in any dispute resolution proceeding will be considered expenses of the requesting party for the dispute resolution and, for any mediation proceeding, will be paid by a party to the dispute resolution as determined by the mutual agreement of such parties and, for any binding arbitration, will be paid by a party to the dispute resolution as determined by the arbitrator for the dispute resolution. If not paid by a party to the dispute resolution, the expenses will be paid by the servicer and, to the extent not paid by the servicer, according to the priority of payments as described under "Description of the Trust Documents—Distributions."

For more information about the asset representations reviewer, you should read "The Asset Representations Reviewer."

Periodic Reports

The depositor will file a Form 10-D for the trust with the SEC within 15 days after each payment date which will include the investor report for that payment date and the following information, if applicable:

•	a description of the events that triggered a review of the Review Receivables by the asset representations reviewer during the prior month;

•	if the asset representations reviewer delivered its review report during the prior month, a summary of the report; and

•	if the asset representations reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior month, the identity and experience of the new asset representations reviewer, the date the change occurred and the circumstances surrounding the change.

Dispute Resolution for Repurchase Requests

If a request is made for the repurchase of a receivable due to a breach of a representation made about the receivables, and the repurchase is not resolved within 180 days after receipt by World Omni Financial Corp. of notice of the repurchase request, the requesting party, including a noteholder and any beneficial owner of notes, will have the right to refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. This right is not a mechanism for requesting repurchase or other relief from losses resulting from changes in the credit quality of a receivable or other market conditions. World Omni Financial Corp. will not repurchase a receivable with respect to which the related breach of a representation or warranty did not materially and adversely affect the receivable. If a receivable is paid off, satisfied or repurchased, no demands to repurchase are permitted, and there is no further right to mediation or arbitration regarding that receivable. None of the representations and warranties related to the receivables relate to the performance of the receivables or to any credit losses that may occur as a result of a default by the related obligor on the receivable. Furthermore, the dispute resolution procedures described below apply only to the specific receivables that are related to the dispute. Dispute resolution to resolve repurchase requests will be available regardless of whether the noteholders voted to direct an asset representations review or whether the Delinquency Trigger occurred. However, if the receivable subject to a repurchase request was part of an asset representations review and the findings and conclusions of the asset

75

representations reviewer state that no tests were failed for the receivable, the repurchase request for the receivable will be deemed to be resolved.

The requesting party must start the mediation (including non-binding arbitration) or arbitration proceeding according to the applicable rules of the mediation or arbitration organization within 90 days after the end of the 180-day period. The administrator will direct the indenture trustee to, and the indenture trustee will, notify the requesting party at the end of the 180-day period if a repurchase demand is unresolved. World Omni Financial Corp. must agree to participate in the selected resolution method. Under no circumstances will the indenture trustee or the owner trustee be liable for any costs, expenses, or liabilities that could be allocated to the requesting party.

A mediation or arbitration will be administered by The American Arbitration Association using its mediation or arbitration rules in effect at the time of the proceeding. If The American Arbitration Association no longer exists, or if its rules would no longer permit mediation or arbitration of the dispute, the matter will be administered by another nationally recognized mediation or arbitration organization selected by World Omni Financial Corp., using its relevant rules then in effect. However, if any rules of the mediation or arbitration organization are inconsistent with the procedures for the mediation or arbitration stated in the trust documents, the procedures in the trust documents will control. Any mediation or arbitration will be held in New York City at the offices of the mediator or arbitrator or at another location selected by the sponsor. Any party or witness may appear by teleconference or video conference.

A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the state of New York and have at least 15 years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

For a mediation, the proceeding will start within 15 days after the selection of the mediator and conclude within 30 days after the start of the mediation. The expenses of the mediation will be allocated among the parties as mutually agreed by the parties as part of the mediation. If the parties fail to agree at the completion of the mediation, the requesting party may refer the repurchase request to arbitration or court adjudication.

For an arbitration, the arbitrator will have the authority to schedule, hear and determine any motions, including dispositive and discovery motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with 30 days of selection of the arbitrator and will be limited for each party to two witness depositions not to exceed five hours, two interrogatories, one document request and one request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than ten pages each, and will be limited to initial statements of the case, discovery motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than 60 days after the selection of the arbitrator and will proceed for no more than six consecutive business days with equal time allocated to each party for the presentation of direct evidence and cross examination. The arbitrator may allow additional time on a showing of good cause or due to unavoidable delays.

The arbitrator will make its final determination in writing no later than 90 days after its selection. The arbitrator will resolve the dispute according to the trust documents, and may not modify or change the trust documents in any way or award remedies not consistent with the trust documents. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties in its reasonable discretion. The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting binding arbitration, the requesting party is giving up its right to sue in court, including the right to a trial by jury.

The sponsor will not be required to produce personally identifiable customer information for purposes of any mediation or arbitration. Each party will agree to keep the details of the repurchase request and the dispute resolution confidential, except as required by law, regulatory requirement or court order.

Trust Accounts

The servicer will establish and maintain a collection account in the name of the indenture trustee on behalf of the noteholders. Within two business days of receipt and identification of funds, the servicer will deposit collections into the collection account. Notwithstanding the foregoing requirement, for so long as the three conditions listed below are satisfied, World Omni Financial Corp. need not deposit collections into the collection account on the day indicated in the preceding sentence but may use for its own benefit

76

all of those collections until the business day before the related payment date (whether or not such funds will be distributed to noteholders, retained in the collection account or deposited in another account on such payment date), at which time World Omni Financial Corp. will make the deposits in an amount equal to the net amount of the deposits and withdrawals which would have been made had the conditions of this sentence not applied.

The three conditions that must be satisfied are as follows:

(1)	World Omni Financial Corp. remains the servicer under the sale and servicing agreement,

(2)	no default by the servicer has occurred and is continuing, and

(3)	after providing prior notice, World Omni Financial Corp. does not receive notice from the rating agencies hired by the sponsor to rate the notes, that the cessation of daily deposits will result in a reduction or withdrawal of the then current rating of the notes.

The servicer will also establish and maintain a note distribution account, in the name of the indenture trustee on behalf of the noteholders. The indenture trustee will deposit amounts released from the collection account and the reserve account for distribution to the noteholders into such note distribution account. The indenture trustee will make distributions to the noteholders from the note distribution account.

Funds in the Trust Accounts will be invested in eligible investments. Eligible investments are generally limited to investments acceptable to the rating agencies hired by the sponsor to rate the securities as being consistent with the rating of the securities. Eligible investments must generally mature before the related payment date. If required withdrawals from any Trust Account exceed the amount of cash in the Trust Account, a temporary shortfall in the amounts distributed to the noteholders could result. The average life of the securities could then increase. The indenture trustee will deposit investment earnings on funds in the Trust Accounts into the collection account and those amounts shall be deemed to constitute a portion of Available Funds for the related payment date.

The Trust Accounts may be maintained as either:

(1)	a segregated trust account in the corporate trust department of the indenture trustee; or

(2)	a segregated account in a depository institution or trust company organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), which at all times maintains:

•	a long-term unsecured debt rating, or a certificate of deposit rating acceptable to the rating agencies hired by the sponsor; and

•	its deposits insured by the FDIC.

The depositor expects that the Trust Accounts will be maintained with the indenture trustee so long as they satisfy the requirements above.

The Servicer

World Omni Financial Corp. will be the servicer of the receivables under the sale and servicing agreement. The servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the sale and servicing agreement and regarding its ability to service the receivables and maintain the security interests of the indenture trustee in the receivables. If an uncured breach of one of those representations or warranties materially and adversely affects any receivables, the servicer will be required to purchase such receivable. Following any purchase of a receivable by the servicer, the receivable will be released from the issuing entity and conveyed to the servicer.

To assure uniform quality in servicing as well as to reduce administrative costs, the indenture trustee will appoint World Omni Financial Corp. as custodian of the receivables and all documents related thereto. The receivables may not be physically

77

segregated from other retail installment sale contracts of the servicer or those which the servicer services for others. As part of each origination of a receivable represented by a tangible contract, the original contract is scanned (typically by a third-party service provider) into World Omni Financial Corp.'s imaging system to facilitate access and record retention. World Omni Financial Corp. has implemented controls to identify any new financial transactions that do not have an original contract in the imaged file.

Servicing Procedures

The servicer will service, administer and make reasonable efforts to collect all amounts due on or in respect of the receivables. The servicer will, in a manner consistent with the trust documents, service the receivables generally in accordance with procedures used by the servicer in respect of retail installment sale contracts secured by new and used automobiles and light-duty trucks serviced for its own account and for others. The servicer may, in its sole discretion, grant extensions, rebates or adjustments on a receivable in accordance with its customary procedures. In the ordinary course of business, the servicer may agree to the modification of an obligor's monthly payment date. In connection with any such modification in which the payment date is moved to a later date in the month, the obligor is typically required to pay accrued interest relating to the extended payment period. Other than in connection with the Servicemembers Civil Relief Act, the servicer generally may not change the method under which scheduled payments of interest on a receivable are computed. If the servicer breaches any of the restrictions in the sale and servicing agreement that are described above and the related receivable is materially and adversely affected by the breach, the servicer must purchase the receivable unless the breach shall have been cured by the last day of the second collection period following discovery or notice of such breach (or, at the servicer's election, the last day of the first following collection period). In addition, if the servicer extends the date for final payment by the obligor of a receivable beyond the month immediately preceding the month in which the final scheduled payment date of the Class C Notes occurs, the servicer shall purchase such receivable by the earlier of (i) the last day of the second collection period following the date of such extension (or, at the servicer's election, the last day of the first following collection period) and (ii) the last day of the month immediately preceding the month in which the final scheduled payment date of the Class C Notes occurs. Following any purchase of a receivable by the servicer, the receivable will be released from the issuing entity and conveyed to the servicer. The servicer may, consistent with its customary servicing procedures, repossess or otherwise convert the ownership of any financed vehicle securing any receivable as to which the servicer shall have determined that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing a Defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. We refer you to "Some Legal Aspects of the Receivables."

During the preceding three years, the servicer has modified its servicing policies and procedures by substantially revising its policies regarding military accounts. Otherwise, the servicer has not modified its servicing policies and procedures in any material respect during the preceding three years.

Payments on Receivables

Obligors will generally make payments on the receivables by mail for deposit into a lock box account maintained by the servicer or directly through electronic means. The servicer will deposit all payments it receives on or in respect of the receivables into the collection account not later than two business days after receipt of payment and related payment information regarding where to allocate the payment. Notwithstanding the foregoing, less frequent deposits into the collection account may be made as described in "—Trust Accounts" above.

Servicing Compensation

The issuing entity will pay a servicing fee payable to the servicer on each payment date with respect to a collection period which fee is equal to 1/12th of 1.00% of the aggregate principal balance of the receivables as of the first day of such collection period. The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be based on the aggregate starting principal balance of the receivables as of the cutoff date and will be pro-rated to compensate for the length of the initial collection period being longer than one month. The servicer may also collect and retain supplemental servicing fees ("Supplemental Servicing Fees") charged to obligors as additional servicing compensation. Supplemental Servicing Fees include late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law on the receivables collected from obligors during the related collection period. Such amounts are in addition to collections of principal and interest on the receivables and do not reduce the amount of Available Funds available to noteholders. The amount of Supplemental Servicing Fees that the servicer may charge obligors is not limited other than by applicable law.

The servicing fee in respect of a collection period, together with any portion of the servicing fee that remains unpaid from prior payment dates, will be paid to the servicer on the payment date following the collection period out of collections for the collection period before any amounts are made available to make payments to the noteholders; provided, that as long as World Omni Financial Corp. believes that sufficient collections will be available from interest collections on one or more future payment dates to

78

pay the servicing fee, World Omni Financial Corp. may, as servicer, elect to defer all or a portion of the servicing fee with respect to the related collection period, without interest. If World Omni Financial Corp. elects to defer all of the servicing fee, the servicing fee due to be paid in the related collection period will be deemed to equal zero for all purposes of the trust documents.

The servicing fee and additional servicing compensation will compensate the servicer for performing the functions of a third party servicer of automotive receivables as an agent for the issuing entity. Servicing duties include collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons or invoices to obligors by mail or electronically, reporting tax information to obligors and disposing of financed vehicles after default. The servicing fee also compensates the servicer for administering the receivables, including accounting for collections and furnishing monthly and annual statements as required with respect to a series of securities regarding distributions.

Servicing of Defaulted Receivables

The sale and servicing agreement provides that the servicer has the right to exercise discretion, consistent with its customary servicing procedures and the terms of the sale and servicing agreement, to service Defaulted Receivables in a manner intended to maximize the issuing entity's realization of Defaulted Receivables. The sale and servicing agreement provides the servicer with complete discretion to choose to sell, or not to sell, any of the issuing entity's Defaulted Receivables.

Servicer Resignation, Servicer Liability and Servicer Indemnification

Neither the servicer nor any of its directors, officers, employees or agents will be liable to the issuing entity or the noteholders for taking any action or for refraining from taking any action pursuant to the sale and servicing agreement, or for errors in judgment. This provision will not protect the servicer or any of these persons against any liability imposed by reason of negligence, willful misfeasance or bad faith. The servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that, in its opinion, may cause it to incur any expense or liability.

The servicer may not resign from its obligations and duties under the sale and servicing agreement unless it determines that its duties are no longer permissible under applicable law or regulations. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement. The servicer may not assign the sale and servicing agreement or any of its rights, powers, duties or obligations under the sale and servicing agreement except as otherwise provided or except in connection with a permitted consolidation, merger, conveyance or transfer of its properties and assets.

Any entity into which the servicer may be merged or consolidated, or any entity resulting from a merger or consolidation, or any entity succeeding to the business, property and assets of the servicer will succeed the servicer under the sale and servicing agreement.

Upon a termination of the servicer, the indenture trustee will select and appoint a successor servicer to perform the outgoing servicer's duties and undertake its responsibilities and liabilities. The appointed successor servicer must be an established financial institution with a net worth of at least $100,000,000 and whose regular business includes the servicing of contracts. The successor servicer will hold all the rights of the outgoing servicer under the trust documents and will receive compensation mutually agreed upon between the successor servicer and the indenture trustee. The successor servicer shall receive the same compensation as the outgoing servicer, but in no case will the indenture trustee be liable for any difference in compensation between the outgoing servicer and the successor servicer. No successor servicer appointed in accordance with the trust documents may resign from its duties unless the law prohibits it from continuing to perform such duties.

Upon the termination or resignation of the servicer, the outgoing servicer shall transfer all cash amounts that are to be held by the servicer to the successor servicer and shall provide the successor servicer with all information regarding the receivables files that is required for the proper servicing of the receivables. All reasonable and documented costs, expenses and fees incurred in connection with the transfer of receivables files to the successor servicer under the provisions described in this paragraph will be paid by the outgoing servicer. The owner trustee and the indenture trustee will provide prompt written notice of any resignation or termination of the servicer to the certificateholders and noteholders, respectively, upon either occurrence.

Servicer Termination Event

A servicer termination event under the trust documents will include:

79

(1)	any failure by the servicer to deliver to the indenture trustee for deposit in any of the Trust Accounts any required payment or to direct the indenture trustee to make any required distributions therefrom, which failure continues unremedied for more than five business days after written notice from the owner trustee or the indenture trustee is received by the servicer or after discovery by the servicer;

(2)	any failure by the servicer or, if the servicer is an affiliate of the depositor, the depositor duly to observe or perform in any material respect any other covenant or agreement of the servicer or depositor, as applicable, in the trust documents which materially and adversely affects the rights of the securityholders and which continues unremedied for more than sixty days after written notice of the failure:

•	to the servicer or the depositor (as the case may be) by the owner trustee or the indenture trustee, or

•	to the servicer or the depositor (as the case may be), and to the owner trustee and the indenture trustee by the holders of notes evidencing at least a majority of the aggregate outstanding principal amount of the Controlling Securities and the holders of the certificates evidencing at least a majority of the percentage interest of the certificates; and

(3)	events of financial insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer or, if the servicer is an affiliate of the depositor, the depositor.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clause (2) for a period of ninety business days shall not constitute a servicer termination event if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the trust documents and the servicer shall provide the indenture trustee and the holders of the securities prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon Servicer Termination Event

As long as a servicer termination event under the trust documents remains unremedied, the indenture trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may terminate all the rights and obligations of the servicer, if any, under the sale and servicing agreement, whereupon a successor servicer appointed by the indenture trustee or, if no successor servicer has been appointed at the time the outgoing servicer ceases to act, the indenture trustee, will become servicer under the trust documents. If the indenture trustee is unwilling or legally unable to so act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor servicer. If the servicer termination event is the result of the bankruptcy, or other similar event, of the servicer or the appointment of a bankruptcy trustee, or similar official, the bankruptcy trustee or official may have the power to prevent the trustee or the noteholders from effecting a transfer of servicing.

The successor servicer shall not be liable for any actions or inactions of the predecessor servicer. Notwithstanding anything to the contrary in the trust documents, if the indenture trustee shall act as successor servicer, it shall not, in any event have obligations (i) with respect to the repurchase of the receivables, (ii) to pay any fees, expenses and other amounts owing to the administrator, or (iii) to pay any indemnities owed by the servicer to another party under the trust documents (other than those resulting from the actions or inactions of the indenture trustee as successor servicer).

Waiver of Past Defaults

The holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, on behalf of all noteholders, waive any default by the servicer in the performance of its obligations under the trust documents and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the trust documents. No waiver will impair the noteholders' rights with respect to subsequent defaults.

Distributions

On each payment date, the indenture trustee will transfer collections on the receivables from the collection account to the distribution accounts for distribution to noteholders. The servicer's monthly servicing report to the indenture trustee and the

80

noteholders will contain information on the collections, the calculations thereon, and the beginning and ending balances in the accounts for the current payment period; there will be no independent verification regarding the contents of the servicing report.

Allocations and Distributions

On or prior to one business day immediately preceding each payment date, subject to the subordination provisions with respect to the Class B Notes and the Class C Notes described in this prospectus, the servicer will instruct the indenture trustee to make the following allocations and distributions on the related payment date, to the extent of the Available Funds, in the following order of priority, in each case, to the extent of any such funds remaining after application of such funds pursuant to prior clauses:

(1)	to the asset representations reviewer, all fees, expenses and indemnities due to the asset representations reviewer and not previously paid by the servicer, up to a maximum amount of $150,000 per calendar year;

(2)	to the holders of the Class A Notes for distribution in respect of interest on the Class A Notes as described under "—Payments to Noteholders," the Class A Noteholders' Interest Distributable Amount;

(3)	to the holders of the notes for distribution in respect of principal of the notes as described under "—Payments to Noteholders," the Noteholders' First Priority Principal Distributable Amount;

(4)	to the holders of the Class B Notes for distribution in respect of interest on the Class B Notes as described under "—Payments to Noteholders," the Class B Noteholders' Interest Distributable Amount;

(5)	to the holders of the notes for distribution in respect of principal of the notes as described under "—Payments to Noteholders," the Noteholders' Second Priority Principal Distributable Amount;

(6)	to the holders of the Class C Notes for distribution in respect of interest on the Class C Notes as described under "—Payments to Noteholders," the Class C Noteholders' Interest Distributable Amount;

(7)	to the holders of the notes for distribution in respect of principal of the notes as described under "—Payments to Noteholders," the Noteholders' Third Priority Principal Distributable Amount;

(8)	to the reserve account, the excess, if any, of the Required Reserve Amount over the amount then on deposit in the reserve account;

(9)	to the holders of the notes for distribution in respect of principal of the notes as described under "—Payments to Noteholders," an amount equal to the Noteholders' Principal Distributable Amount minus any amounts allocated under clauses (3), (5) and (7);

(10)	to the asset representations reviewer, all fees, expenses and indemnities due but not paid under clause (1) above; and

(11)	to the certificateholders, any remaining amounts.

In the event that the Available Funds for a payment date are not sufficient to make the full amount of the payments and deposits required by clauses (1) through (7) above on that payment date, the indenture trustee shall withdraw from the reserve account on that payment date an amount equal to that shortfall, to the extent of funds available therein, and pay or deposit that amount according to the priorities specified in clauses (1) through (7) above.

In the event that notes are declared to be due and payable following the occurrence of an event of default under the indenture, Available Funds will be distributed in the following order of priority:

(1)	to the owner trustee, the indenture trustee and the asset representations reviewer, all fees, expenses and indemnities due to each such party and not previously paid by the servicer or the administrator, as applicable, on a pro rata basis based on amounts due and payable to each party;

(2)	to the holders of the Class A Notes, pro rata, the aggregate accrued and unpaid interest on each class of the Class A Notes;

81

(3)	to the holders of the Class A-1 Notes, the aggregate outstanding principal amount of such class, and then to the holders of the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes, pro rata, the aggregate outstanding principal amount of each such class of the notes;

(4)	to the holders of the Class B Notes, the accrued and unpaid interest on the Class B Notes;

(5)	to the holders of the Class B Notes, the aggregate outstanding principal amount of the Class B Notes;

(6)	to the holders of the Class C Notes, the accrued and unpaid interest on the Class C Notes;

(7)	to the holders of the Class C Notes, the aggregate outstanding principal amount of the Class C Notes; and

(8)	to the certificateholders, any remaining amounts.

Upon the distribution of any amounts to the certificateholders, the noteholders will not have any rights in, or claims to, these amounts.

82

The following chart shows how payments from Available Funds are made on each payment date. (1)

Available Funds
Acceleration Upon An Event of Default?
No
Yes
Asset Representations Reviewer Amounts, which are limited to $150,000 per year prior to acceleration following Event of Default
Class A Noteholders' Interest Distributable Amount
A-1 interest
A-2 interest
A-3 interest
A-4 interest
Noteholders' First Priority Principal Distributable Amount
A-1 to A-4 Note principal sequentially
Class B Noteholders' Interest Distributable Amount
B interest
Noteholders' Second Priority Principal Distributable Amount
A-1 to B Note principal sequentially
Class C Noteholders' Interest Distributable Amount
C interest
Noteholders' Third Priority Principal Distributable Amount
A-1 to C Note principal sequentially
Reserve Account
up to the Required Reserve Amount NR
A-1 to C Note principal sequentially the difference between the Noteholders Principal Distributable Amounts and the sum of the First, Second and Third Priority Principal Distributable Amounts (above) NR
Asset Representations Reviewer Amounts exceeding cap above NR
Certificateholders
the remainder of Available Funds (as it may be redeposited to the Collection Account on the written instruction of 100% of the Certificateholders) NR
Owner Trustee Amounts
Indenture Trustee Amounts
Asset Representations Reviewer Amounts
A-1 interest
A-2 interest
A-3 interest
A-4 interest
aggregate accrued and unpaid interest on A Notes
A-1 principal
aggregate Outstanding Amount of A-1 Notes
A-2 principal
A-3 principal
A-4 principal
aggregate Outstanding Amount of each other class of A Notes
B interest
aggregate accrued and unpaid interest on B Notes
B principal
aggregate Outstanding Amount of B Notes
C interest
aggregate accrued and unpaid interest on C Notes
C principal
aggregate Outstanding Amount of C Notes
Certificateholders, remaining balance NR
Notes
This chart provides only a simplified overview of the application of interest and principal collections (and other amounts). Please refer to the text of this prospectus for further description.
NR amounts may be withdrawn from the Reserve Account to cover any shortfalls on each step other than those marked by NR dotted lines connecting payments represent pro rata treatment

(1) As described in the definition of "Available Funds," such amounts available for each payment date are reduced by the servicing fee for that payment date and any previously unpaid servicing fees prior to the distributions shown in this chart.

83

Payments to Noteholders

On each payment date:

(1)	all amounts allocated to the holders of the Class A Notes in respect of interest on the Class A Notes will be paid to the holders of the Class A Notes pro rata based upon the aggregate amount of interest due to the holders of such notes;

(2)	all amounts allocated to the holders of the Class B Notes in respect of interest on the Class B Notes will be paid to the holders of the Class B Notes;

(3)	all amounts allocated to the holders of the Class C Notes in respect of interest on the Class C Notes will be paid to the holders of the Class C Notes; and

(4)	all amounts allocated to the holders of the notes in respect of principal of the notes will be paid to the holders of the notes in the following order of priority:

•	to the Class A-1 Notes until they are paid in full;

•	to the Class A-2 Notes, until they are paid in full;

•	to the Class A-3 Notes until they are paid in full;

•	to the Class A-4 Notes until they are paid in full;

•	to the Class B Notes until they are paid in full; and

•	to the Class C Notes until they are paid in full.

In addition, on and after the final scheduled payment date for any class of notes, if any principal amount remains outstanding, the indenture trustee shall apply funds from the reserve account to repay such class of notes in full.

The indenture trustee will remit payments to holders of record of the notes as of the close of business on the record date applicable to the payment date. The record date for a particular payment date generally will be the business day immediately preceding that payment date.

If the notes are declared to be due and payable following the occurrence of an event of default, the issuing entity will pay principal of the notes in the following order of priority:

(1)	to the holders of the Class A-1 Notes until they are paid in full;

(2)	to the holders of the other Class A Notes, pro rata based upon their respective unpaid principal amounts, until they are paid in full; and

(3)	to the holders of the Class B Notes until they are paid in full; and

(4)	to the holders of the Class C Notes until they are paid in full.

Reserve Account

On the closing date, the servicer will establish and maintain the reserve account in the name of the indenture trustee on behalf of the noteholders. The reserve account will provide protection to the noteholders by adding an additional potential source of funds available to make payments on the securities. On the closing date, the depositor will cause to be deposited into the reserve account cash or eligible investments in the amount of $2,595,670.49 (the "Reserve Account Initial Deposit"), which is equal to approximately 0.25% of the aggregate starting principal balance of the receivables less the YSOC Amount as of the cutoff date. The

84

indenture trustee will deposit investment earnings on funds in the reserve account, net of losses and investment expenses, into the collection account.

The indenture trustee will hold amounts allocated from time to time to the reserve account for the benefit of noteholders. The servicer will instruct the indenture trustee to withdraw funds from the reserve account and apply those funds to make the payments in the pre-acceleration priority of payment clauses (1) through (7) of the first paragraph under "—Distributions— Allocations and Distributions" above that are not covered by collections on the receivables. In addition, on the final scheduled payment date for any class of notes, if any principal amount remains outstanding, or if the notes are accelerated as a result of a payment default, the indenture trustee will apply funds from the reserve account to repay such class or classes of notes in full.

On each payment date, the indenture trustee will deposit into the reserve account up to the Required Reserve Amount, Available Funds remaining after payment of the items specified in the pre-acceleration priority of payment clauses (1) through (7) under "—Distributions—Allocations and Distributions" above.

If the amount on deposit in the reserve account on any payment date (after giving effect to all deposits therein or other withdrawals therefrom on such payment date) is greater than the Required Reserve Amount for the related payment date, the excess amount will be added to the Available Funds for that payment date.

After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and the outstanding principal amount of the notes, the indenture trustee will distribute any remaining funds in the reserve account to the certificateholders.

The reserve account is intended to enhance the likelihood of receipt by noteholders of the full amount of principal and interest due them and to decrease the likelihood that the noteholders will experience losses. However, in some circumstances, the reserve account could be depleted. If the amount required to be withdrawn from the reserve account to cover shortfalls in collections on the receivables exceeds the amount then allocated to the reserve account, noteholders could incur losses or a temporary shortfall in the amounts distributed to the noteholders could result, which could, in turn, increase the average lives of or decrease the yield on the notes.

Overcollateralization

Overcollateralization represents the amount by which the aggregate principal balance of the receivables held by the issuing entity less the YSOC Amount of those receivables exceeds the aggregate outstanding principal amount of the notes. This excess creates credit enhancement by allowing for some amount of losses on the receivables before a shortfall in funds available to make payments on the securities would occur. Overcollateralization as of the closing date is expected to be approximately 0.25% of the aggregate starting principal balance of the receivables less the YSOC Amount of the receivables as of the cutoff date.

The application of funds according to clause (9) of the first paragraph under "—Distributions—Allocations and Distributions" is designed to increase the level of overcollateralization as of any payment date to a target amount of 1.15% of the aggregate principal balance of the receivables as of the end of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period, but not less than 0.50% of the aggregate starting principal balance of the receivables less the YSOC Amount as of the closing date (which will be the YSOC Amount as calculated as of the cutoff date).

The YSOC Amount

The YSOC Amount, with respect to any collection period and the related payment date, or with respect to the cutoff date, is the aggregate amount by which the principal balance as of the last day of such collection period or the cutoff date of the related receivables with an annual percentage rate as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days. This pool overcollateralization will be created on the closing date to provide credit enhancement to compensate for low APRs on certain receivables.

Indenture

Notwithstanding the description of events of default under the indenture and resulting rights of noteholders in this prospectus under the caption "Description of the Trust Documents—Indenture—Events of Default; Rights upon Events of Default," until the

85

Class A Notes have been paid in full, the failure to pay interest due on the Class B Notes will not be an event of default under the indenture, and until the Class A Notes and the Class B Notes have been paid in full, the failure to pay interest due on the Class C Notes will not be an event of default under the indenture. Pursuant to the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any of the Class A Notes, the Class B Notes or the Class C Notes, as the case may be, if a default occurs under the indenture. In these circumstances, the indenture will provide for one or more successor indenture trustees to be appointed for the Class A Notes, the Class B Notes and the Class C Notes, in order that there be a separate indenture trustee for each class of notes. So long as any amounts remain unpaid with respect to the Class A Notes, only the indenture trustee for the holders of the Class A Notes will have the right to exercise remedies under the indenture, but the holders of the Class B Notes and the Class C Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes as described in this prospectus, and subject to the subordination of the Class C Notes to the Class A Notes and the Class B Notes as described in this prospectus, and only the holders of the Class A Notes will have the right to waive events of default under the indenture, waive servicer termination events or direct or consent to any action to be taken, including sale of the receivables, until the Class A Notes are paid in full. Upon repayment of the Class A Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class B Notes, and only the holders of the Class B Notes will have the right to waive events of default under the indenture, waive servicer termination events or direct or consent to any action to be taken, including sale of the receivables, until the Class B Notes are paid in full. Upon repayment of the Class A Notes and the Class B Notes in full, all rights to exercise remedies under the indenture will transfer to the indenture trustee for the Class C Notes, and the holders of the Class C Notes will have the right to waive events of default under the indenture, waive servicer termination events or direct or consent to any action to be taken, including sale of the receivables, until the Class C Notes are paid in full. Any resignation of the original indenture trustee as described above with respect to any class of notes will become effective only upon the appointment of a successor indenture trustee for such class of notes and the successor trustee's acceptance of that appointment.

Each of the holders of the Class B Notes and the Class C Notes, by accepting its respective interest in a Class B Note or the Class C Note, as applicable, will be deemed to have consented to any such delay in payment of interest on the Class B Notes and the Class C Notes and to have waived its right to institute suit for enforcement of any such payment, in each case in the circumstances and to the extent described above.

Events of Default; Rights upon Event of Default

Events of default under the indenture will consist of:

•	a default for five business days or more in the payment of any interest on any note; provided, that, until the outstanding principal amount of the Class A Notes is reduced to zero, a default in the payment of any interest on any Class B Note shall not by itself constitute an event of default; provided, further that, until the aggregate outstanding principal amount of the Class A Notes and the Class B Notes is reduced to zero, a default in the payment of any interest on any Class C Note shall not by itself constitute an event of default;

•	a default in the payment of the principal of or any installment of the principal of any such note when the same becomes due and payable, to the extent funds are available therefor, and on the related final scheduled payment date;

•	a material default in the observance or performance of any covenant or agreement of the issuing entity, subject to notice and cure provisions;

•	any representation or warranty made by the issuing entity being materially incorrect as of the date it was made, subject to notice and cure provisions; or

•	some events of bankruptcy, insolvency, receivership or liquidation of the issuing entity, both voluntary and involuntary.

Notwithstanding the foregoing, a delay in or failure of performance referred to under (1) the first and second bullets above for a period of 10 business days or (2) the third and fourth bullets above for a period of 90 business days, shall not constitute an event of default if such delay or failure could not be prevented by the exercise of reasonable diligence by the issuing entity or the indenture trustee, as applicable, and was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, each of the issuing entity and the indenture trustee, as applicable, shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the indenture and the issuing entity or the indenture trustee, as applicable, shall provide the indenture trustee (if such delay or failure is a result of a delay or failure by the issuing entity), the owner trustee, the noteholders

86

and the certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

The indenture generally entitles noteholders to principal only to the extent of amounts deposited in the note distribution account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an event of default until the final scheduled payment date for that class of notes.

If an event of default should occur and be continuing and is actually known by a responsible officer of the indenture trustee, the indenture trustee will mail to each noteholder a notice of the event of default within 90 days after it occurs. However, unless the event of default is caused by a default in the payment of principal of or interest on any note, the indenture trustee may withhold this notice as long as a committee of its officers determines that such withholding is in the interest of the noteholders.

If an event of default should occur and be continuing with respect to the notes, the indenture trustee or holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may immediately declare the notes due and payable. This declaration of acceleration may, under some circumstances, be rescinded by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

If the notes are due and payable following an event of default, the indenture trustee may, or at the direction of holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities shall, institute proceedings to collect amounts due or foreclose on the trust assets, exercise remedies as a secured party or sell the receivables. The indenture trustee is generally prohibited from selling the receivables following an event of default (other than an event of default related to the payment of principal of or interest on any note) unless:

•	the holders of all the outstanding notes consent to such sale;

•	the proceeds of such sale are sufficient to fully pay the outstanding notes; or

•	the indenture trustee determines that the future collections on the receivables would be insufficient to make payments on the notes and the indenture trustee obtains the consent of the holders of the Controlling Securities evidencing not less than 66 2/3% of the voting rights of the Controlling Securities.

If the notes have been declared to be due and payable following an event of default and such declaration and its consequences have not been rescinded and annulled, the indenture trustee may, but need not, elect to maintain possession of the trust estate. It is the desire of the indenture trustee, the trust and the noteholders that there be at all times sufficient funds for the payment of principal of and interest on the notes, and the indenture trustee shall take such desire into account when determining whether or not to maintain possession of the trust estate.

If an event of default occurs and is continuing with respect to the notes, the indenture trustee is generally under no obligation to exercise any of its rights or powers at the request or direction of any of the holders of such notes, unless the indenture trustee is provided with indemnity reasonably satisfactory to it. Subject to the provisions for indemnification and some limitations contained in the indenture, the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee. Holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities may, generally, waive any default with respect to the notes, except a default in the payment of principal or interest or a default with respect to a covenant or provision which cannot be modified without the consent of each holder.

Except for directions by noteholders with respect to dispute resolution, no noteholder will have the right to institute any proceeding with respect to the indenture, unless:

•	the holder previously has given to the indenture trustee written notice of a continuing event of default;

•	the holders of the Controlling Securities evidencing not less than 25% of the voting rights of the Controlling Securities have made a written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	the holder or holders have offered such indenture trustee indemnity reasonably satisfactory to it;

•	the indenture trustee has for 60 days failed to institute such proceeding; and

87

•	no direction inconsistent with the written request has been given to the indenture trustee during the 60-day period by the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities.

In addition, the indenture trustee and the holders of notes, by accepting such notes, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

If an event of default shall occur, to the extent the indenture trustee has a conflicting interest including, without limitation, affiliation with any underwriter as described in the Trust Indenture Act of 1939, as amended, the indenture trustee shall resign as required thereby.

Material Covenants

The issuing entity may not consolidate with or merge into any other entity, unless the issuing entity meets specific conditions, including that the rating of the notes then in effect would not be reduced or withdrawn by the rating agencies hired by the sponsor to rate the notes as a result of such merger or consolidation.

The issuing entity will make negative covenants. These covenants generally provide that the issuing entity will not:

•	sell, transfer, exchange or otherwise dispose of any of the trust assets, except as expressly permitted by the trust documents or some related documents with respect to the issuing entity;

•	claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code or applicable state law, or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon the issuing entity;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the trust assets or any part of the trust assets, or any interest in the trust assets or the proceeds of the trust assets, except for certain permitted liens; or

•	permit the lien of the indenture not to constitute a valid first priority security interest, except for certain permitted liens.

The issuing entity will engage only in the activities specified in this prospectus. The issuing entity will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the notes, the indenture or other related documents.

Annual Compliance Statement

The issuing entity will be required to file annually with the indenture trustee a written officer's statement as to the fulfillment of its obligations under the indenture which, will include a statement that to the best of the officer's knowledge, the issuing entity has complied with all conditions and covenants under the indenture throughout that year, or, if there has been a default in the compliance of any condition or covenant, specifying each default known to that officer and the nature and status of that default.

Indenture Trustee's Annual Report

The indenture requires the indenture trustee, if required by the Trust Indenture Act of 1939, to make available each year to all noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of any indebtedness owing by the issuing entity to the indenture trustee in its individual capacity, the property and funds physically held by such indenture trustee as such and any action taken by it that materially affects the notes and that has not been previously reported.

88

Modification of Indenture

The issuing entity and the indenture trustee may, with the consent of at least a majority of the outstanding principal amount of the Controlling Securities, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify in any manner the rights of the noteholders, except that the consent of each holder of outstanding notes affected thereby will generally be required to:

•	change the due date of any installment of principal of or interest on any such note, or reduce its principal amount, interest rate or the redemption price;

•	impair the right to institute suit for the enforcement of some provisions of the indenture regarding payment or otherwise terminate or impair the lien of the indenture trustee on the trust assets;

•	reduce the percentage of the aggregate amount of the outstanding notes required to consent to supplemental indentures or to waive compliance or defaults;

•	liquidate the receivables when the proceeds of such sale would be insufficient to fully pay outstanding notes; or

•	terminate the lien of the indenture on any collateral or deprive the holder of the security afforded by the lien of the indenture.

The issuing entity and the indenture trustee may, without obtaining the consent of the noteholders but with prior notice to the rating agencies hired by the sponsor to rate the notes, execute a supplemental indenture to correct or amplify descriptions of property, evidence succession of the issuing entity, add to the covenants of the issuing entity, convey or transfer property to the indenture trustee, cure any ambiguity or inconsistency in the indenture, evidence and provide for a successor trustee, modify provisions necessary under applicable law or correct any manifest error in the terms of the indenture as compared to the terms set forth in this prospectus.

The issuing entity and the indenture trustee may also, without obtaining the consent of the noteholders, execute a supplemental indenture to add any provisions to or change in any manner or eliminate any of the provisions of the indenture or of modify in any manner the rights of such noteholders. Such a supplemental indenture will not materially and adversely affect the interest of any noteholder as evidenced by an officer's certificate to that effect or no notice from any rating agency hired by the sponsor then rating the notes shall have been received that the amendment will result in a reduction in or withdrawal of its rating.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the trust assets securing the notes upon the delivery to the indenture trustee for cancellation of all such notes or, with some limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of principal and accrued interest on such notes; the payment of all other sums due under the indenture and the delivery to the indenture trustee of an officer's certificate and opinion of counsel stating that all conditions precedent for the satisfaction and discharge of the indenture have been complied with.

The Indenture Trustee

The indenture trustee may resign at any time with thirty days' prior written notice, in which event the servicer will appoint a successor indenture trustee. The issuing entity may also remove any indenture trustee if that indenture trustee ceases to be eligible to continue as an indenture trustee under the indenture or if that indenture trustee becomes insolvent. In those circumstances, the issuing entity will appoint a successor trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

89

Reports to Noteholders

On or prior to each payment date, the indenture trustee will post to its internet website described in "The Issuing Entity—The Indenture Trustee" in this prospectus, a statement prepared by the servicer setting forth the following:

(1)	the amount of the distribution allocable to principal of each class of notes;

(2)	the amount of the distribution allocable to interest on each class of notes;

(3)	the aggregate principal balance of the receivables pool as of the last day of the related collection period;

(4)	the aggregate principal amount of, and the note pool factor for, each class of notes as of the last day of the preceding collection period, before and after giving effect to payments of principal under (1) above;

(5)	the amount of the servicing fee paid to the servicer with respect to the related collection period, the amount of any unpaid servicing fees and the change in the amount from that of the prior payment date;

(6)	the number and the aggregate Purchase Amount of receivables repurchased by World Omni Financial Corp. or purchased by the servicer;

(7)	the Noteholders' First Priority Principal Distributable Amount, if any, for the related payment date;

(8)	the Noteholders' Second Priority Principal Distributable Amount, if any, for the related payment date;

(9)	the Noteholders' Third Priority Principal Distributable Amount, if any, for the related payment date;

(10)	the Noteholders' Principal Distributable Amount for the related payment date;

(11)	the interest rate for each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class B Notes and Class C Notes for the related payment date;

(12)	the amount of any interest carryover shortfall on the related payment date;

(13)	the balance of the reserve account before and after giving effect to deposits and withdrawals to be made on that payment date;

(14)	the Overcollateralization Target Amount for the related payment date;

(15)	the number and amount of receivables at the beginning and end of the related collection period, the weighted average annual percentage rate of the receivables and the weighted average remaining term of the receivables;

(16)	delinquency, repossession and loss information on the receivables for the related collection period, and whether the Delinquency Trigger occurred;

(17)	the YSOC Amount for the related payment date;

(18)	a material change in the depositor's retained interest in the securitization transaction; and

(19)	any amounts payable by the issuing entity to the asset representations reviewer, indenture trustee or owner trustee.

The first statement will also disclose the fair value of the certificates as a percentage of the sum of the fair value of the notes and the certificates and the fair value of the certificates as a dollar amount as of the closing date, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, as described in "Credit Risk Retention."

The report will indicate each amount described in clauses (7), (8), (9), (10) and (12) above in the aggregate and as a dollar amount per $1,000 of initial principal amount of a class of notes. DTC will supply these reports to noteholders in accordance with its procedures.

90

After the end of each calendar year, the indenture trustee will mail, to each person who was a noteholder during the year, a statement (based on information prepared by the servicer) containing certain information needed in the preparation of federal income tax returns.

Noteholder Communication

A beneficial owner of notes may send a written request to the issuing entity or to the servicer, on behalf of the issuing entity, stating that such beneficial owner is interested in communicating with other beneficial owners of notes about the possible exercise of rights under the trust documents. A beneficial owner of notes should send its request to World Omni Financial Corp., 190 Jim Moran Blvd., Deerfield Beach, Florida 33442, Attention: General Counsel. The requesting beneficial owner must include in the request a description of the method by which other beneficial owners of notes may contact the requesting beneficial owner. The trust will promptly deliver any such request to the servicer. On receipt of a communication request, the servicer will include in the Form 10-D related to the collection period in which the communication request is received the following information:

•	a statement that the trust received a communication request;

•	the date the request was received;

•	the name of the requesting beneficial owner of notes;

•	a statement that the requesting beneficial owner of notes is interested in communication with other beneficial owners of notes about the possible exercise of rights under the trust documents; and

•	a description of the method by which the other beneficial owners of notes may contact the requesting beneficial owner of notes.

The servicer will bear any costs associated with including the above information in the Form 10-D. The beneficial owners of notes will pay any costs associated with communicating with other beneficial owners, and no other transaction party, including the issuing entity, will be responsible for such costs. The beneficial owners of notes will not be required to indemnify any transaction party, including the issuing entity, in connection with exercising the communication right described under this "—Noteholder Communication" heading.

In order to make a request or demand or to provide notice to the trust, the owner trustee, the indenture trustee, the depositor, the sponsor or the servicer under the trust documents, the requesting party must either be a noteholder of record or must provide a written certification stating that it is a beneficial owner of a note, together with supporting documentation such as a trade confirmation, an account statement, a letter from a broker or dealer verifying ownership or another similar document evidencing ownership of a note.

Evidence as to Compliance

Annually, the servicer will make available to the issuing entity and the indenture trustee an officer's certificate stating that to the best of such officer's knowledge the servicer has complied with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, throughout the preceding twelve months or such shorter period as shall have elapsed since the closing date. If there has been a default in the fulfillment of any of these obligations, the officer's certificate will describe the default. The servicer also will agree to give the indenture trustee notice of defaults by the servicer under the sale and servicing agreement.

The servicer will also furnish to the issuing entity and indenture trustee a statement from a firm of independent public accountants that attests to, and reports on, the assessment made by the servicer of compliance with the specified servicing criteria described above, during the preceding twelve months, relating to the servicing of receivables.

Noteholders may obtain copies of the statements and certificates by written request addressed to the indenture trustee.

91

Administration Agreement

World Omni Financial Corp. will serve as the administrator under the administration agreement among the issuing entity, the depositor, the indenture trustee and World Omni Financial Corp. World Omni Financial Corp., as administrator, will perform certain of the duties of the owner trustee and the issuing entity that are assigned to it under the administration agreement and will provide additional services as are prescribed under the terms of the other trust documents. Significant duties of the administrator will be to monitor the performance of the issuing entity and to advise the owner trustee when action is necessary to comply with the respective duties and obligations of the issuing entity and the owner trustee under the trust documents. In furtherance of the foregoing, the administrator will take any appropriate action that is required to be taken by the issuing entity and/or the owner trustee pursuant to the trust documents. However, the administrator will not take any action with regard to any "material matter," as defined in the administration agreement, unless the trust documents authorize such action and the administrator has notified the owner trustee of the proposed action within a reasonable time. Except as otherwise noted in the trust documents, the administrator will not be obligated to make any payments to noteholders under any of the trust documents.

Description of the Certificates

The certificates will represent fractional undivided interests in the trust and will be issued pursuant to the trust agreement. The certificates are not being offered hereby and all of the certificates, representing 100% of the equity in the issuing entity, will initially be held by the depositor, which may thereafter sell the certificates. The certificates will not bear interest.

Trustee Indemnification and Trustee Resignation and Removal

Owner Trustee

In addition to receiving compensation for its services, as separately agreed to between the owner trustee and the administrator, the owner trustee will be indemnified by the administrator for any costs, expenses and disbursements that are imposed on the owner trustee relating to the trust documents, the owner trust estate and its administration or the action or inaction of the owner trustee. However, the owner trustee will not be indemnified for costs arising from its own willful misconduct or negligence, its failure to discharge liens on the trust estate that result from actions by or claims against it that are unrelated to the ownership or administration of the trust estate, any inaccuracy in its express representations and warranties or its own federal and state taxes. Such compensation and indemnity amounts will be payable by the administrator and, following an event of default and acceleration of the notes, will be payable from Available Funds to the extent not paid by the administrator.

The owner trustee may resign at any time by giving notice to the administrator and the administrator may remove the owner trustee at any time if the owner trustee is not able to legally act under the trust documents, has failed to resign after request of the administrator or if the owner trustee is adjudged bankrupt or insolvent or is otherwise not in control of its property or affairs.

Upon the resignation or removal of the owner trustee, the administrator will appoint a successor owner trustee and will provide notice of the resignation or removal of the owner trustee and the acceptance of appointment by the successor owner trustee to the certificateholders, the noteholders, the indenture trustee and the rating agencies hired by the sponsor. Any successor owner trustee must at all times: (1) be a corporation that satisfies the provisions of Section 12-3807(a) of the Statutory Trust Act and be authorized to exercise corporate trust powers, (2) have a combined capital and surplus of at least $50,000,000 and (3) have (or have a parent which has) a long-term rating in any generic rating category which signifies investment grade by each rating agency hired by the sponsor or a rating otherwise acceptable to each such rating agency. Any costs associated with the resignation or removal of the owner trustee will be paid by the administrator.

92

Indenture Trustee

In addition to receiving reasonable compensation, the issuing entity will cause the indenture trustee to be reimbursed by the administrator for the costs and expenses it incurs in connection with the performance of its duties under the indenture and the administration of the issuing entity. The indenture trustee will be indemnified by the issuing entity or the administrator for any loss, liability or expense it incurs in connection with the performance of its duties under the indenture and the administration of the issuing entity (including reasonable and documented legal fees and expenses and including, without limitation, any legal fees, costs and expenses incurred in connection with any enforcement (including any action, claim or suit brought) by the indenture trustee of any indemnification or other obligation of the issuing entity or the administrator). However, the indenture trustee will not be indemnified for any loss, liability, expense or cost determined to have been caused by its own willful misconduct, negligence or bad faith. Such compensation and indemnity amounts will be payable by the administrator and, following an event of default and acceleration of the notes, will be payable from Available Funds to the extent not paid by the administrator.

The indenture trustee may resign at any time by giving thirty days' prior written notice to the issuing entity. The indenture trustee must resign after an event of default if resignation of the indenture trustee is required under the Trust Indenture Act of 1939, as amended, and the indenture trustee will bear all costs of procuring a successor indenture trustee within 90 days of such event of default. The indenture trustee may be removed by the issuing entity at any time if the indenture trustee fails to comply with section 6.11 of the indenture, is adjudged bankrupt or insolvent or is otherwise incapable of legally acting under the trust documents. The indenture trustee may also be removed by the noteholders if (1) it fails to comply with section 6.11 of the indenture and any noteholder petitions a court of proper jurisdiction to remove the indenture trustee and appoint a successor or (2) the holders of at least a majority of the outstanding principal amount of Controlling Securities desire to remove the indenture trustee and appoint a new indenture trustee by notifying the indenture trustee and the depositor in writing of their decision and action.

The administrator, on behalf of the issuing entity, will appoint any successor indenture trustee except in the case of the outgoing indenture trustee's removal by at least a majority of the holders of the outstanding Controlling Securities pursuant to item (2) in the preceding paragraph. Any successor indenture trustee must at all times (1) satisfy the requirements of Section 310(a) of the Trust Indenture Act of 1939, as amended, (2) have a combined capital and surplus of at least $50,000,000 and (3) be rated at least A-1 by S&P Global Ratings, a division of S&P Global, and, if rated by Fitch Ratings, Inc., F-1 by Fitch Ratings, Inc. Any successor indenture trustee will deliver a written acceptance of its appointment to the outgoing indenture trustee and the issuing entity and will deliver a notice of its succession to the Noteholders. Any costs associated with the resignation or removal of the indenture trustee (except in connection with an event of default as described in the previous paragraph) will be paid by the administrator.

Amendments

The requirements of amending the indenture may be found in "Description of the Trust Documents—Indenture—Modification of Indenture." Generally each of the other trust documents may be amended by the parties to that agreement without the consent of the indenture trustee or the holders of the notes for the purpose of curing any ambiguity or correcting or supplementing any of the provisions of those trust documents or of adding, changing, modifying or eliminating any of the provisions of those trust documents. These amendments require:

•	after providing prior written notice, no rating agency hired by the sponsor then rating the related securities shall have notified the sponsor that the amendment will result in a reduction in or withdrawal of its rating on the securities of that class; or

•	the delivery by the servicer of an officer's certificate stating that the amendment will not materially and adversely affect the interest of any holder of the affected securities.

In addition, the depositor, the servicer, the issuing entity and the applicable trustee, with the consent of the holders of the Controlling Securities evidencing at least a majority of the voting rights of the Controlling Securities, unless the interests of the noteholders are not materially and adversely affected thereby, and the consent of the certificateholders evidencing at least a majority of the percentage interest in the certificates, unless the interests of the certificateholders are not materially and adversely affected thereby, may amend any of the trust documents other than the indenture for the purpose of adding, changing, modifying or eliminating any of the provisions of the trust documents. The consent of all holders of the notes is required, however, for any amendment that:

•	increases or reduces the amount or priority of, or accelerates or delays the timing of, collections of payments on the related receivables or distributions to holders of the notes; or

93

•	reduces the required percentage of the notes which are required to consent to these amendments.

Bankruptcy of the Issuing Entity

Each of the owner trustee, the indenture trustee, the depositor, every certificateholder and every noteholder will covenant on its own behalf that it will not at any time institute against the issuing entity any involuntary bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

To the fullest extent permitted by law, the owner trustee will not institute, or consent to the institution of, any proceedings to have the issuing entity declared or adjudicated bankrupt or insolvent and will not take any other voluntary Bankruptcy Action against the issuing entity. In addition, while the indenture is in effect, the certificateholders will not take any voluntary Bankruptcy Action against the issuing entity.

Termination

The obligations of the servicer, World Omni Financial Corp., the indenture trustee and the owner trustee pursuant to the trust documents will terminate upon the earlier to occur of:

•	all amounts required to be paid to the noteholders pursuant to the trust documents have been paid or set aside for payment; and

•	all monies or other property or proceeds of the issuing entity have been distributed in accordance with the trust documents.

Any outstanding notes will be redeemed concurrently with the events specified above. The resulting distribution to the noteholders of proceeds may affect the prepayment rate of the notes.

Voting Rights; Controlling Securities

Voting rights will be exercised by the holders of the Controlling Securities. Holders of senior securities may be the Controlling Securities until they are repaid in full. Notes owned by the issuing entity, any other obligor upon the notes, the depositor or any affiliate of any of the foregoing persons will be disregarded and deemed not to be outstanding in determining whether the holders of the requisite outstanding principal amount of the Controlling Securities have given any request, demand, authorization, direction, notice, consent or waiver under any trust document.

94

CREDIT RISK RETENTION

The risk retention regulations in 17 C.F.R. Part 246 ("Regulation RR") require the sponsor to retain, either directly or through a majority-owned affiliate, an economic interest in the credit risk of the receivables. The depositor is a wholly-owned affiliate of World Omni Financial Corp. and will retain the required economic interest in the credit risk of the receivables to satisfy the sponsor's requirements under Regulation RR. The depositor may transfer the required retained interest to another majority-owned affiliate of World Omni Financial Corp. on or after the closing date in accordance with Regulation RR.

World Omni Financial Corp. intends to satisfy its obligation to retain credit risk by causing the depositor, its wholly owned subsidiary, to retain an eligible horizontal residual interest ("EHRI") in the form of the certificates so long as the notes are outstanding and held by parties that are not majority-owned affiliates of World Omni Financial Corp. However, World Omni Financial Corp. or its majority-owned affiliate will no longer be required to hold the EHRI upon the latest to occur of:

•	the date on which the aggregate principal balance of the receivables is less than or equal to 33% of the aggregate principal balance of the receivables as of the cutoff date,

•	the date on which the aggregate principal amount of the notes is less than or equal to 33% of the initial aggregate principal amount of the notes on the closing date, and

•	two years after the closing date.

World Omni Financial Corp., the depositor and any of their affiliates may not transfer, finance, hedge or pledge the retained interest during this period, except as permitted under Regulation RR.

Retained Eligible Horizontal Residual Interest

The certificates are structured to be an EHRI. The fair value of the certificates as of the closing date is expected to represent at least 5% of the sum of the fair value of the notes and the certificates on the closing date.

The certificates will evidence the residual interest in the issuing entity and generally represent the right to receive any excess amounts not needed on any payment date to pay the servicing fee, amounts owing the asset representations reviewer, make required payments on the notes and make deposits into the reserve account. Because the certificates are subordinated to each class of notes and are only entitled to amounts not needed on a payment date to make payments on more senior interests issued by the issuing entity or to make other required payments or deposits according to the priority of payments described in "Description of the Trust Documents—Distributions," the certificates absorb all losses on the receivables before any losses are incurred by the more senior interests issued by the issuing entity. The payments available to the certificates will be primarily dependent on the cash flows of the pool of receivables. For a description of certain material terms of the certificates, including with respect to their payment priority and rights upon an event of default, see "Description of the Trust Documents—Distributions" and "Description of the Trust Documents—Description of the Certificates" in this prospectus. For a description of the credit enhancement available for the notes, including the excess spread and overcollateralization, you should read "Description of the Trust Document—Reserve Account", "—Overcollateralization" and "—The YSOC Amount."

The fair value of the notes and the certificates is summarized below. The totals in the table may not sum due to rounding:

Class of Securities	Fair Values (in millions)	Fair Values (as a percentage of the fair values of the notes and the certificates)
Class A Notes	$988.87	90.4%
Class B Notes	$31.15	2.8%
Class C Notes	$15.57	1.4%
Certificates	$57.84	5.3%
Total	$1,093.42	100.0%

The sponsor determined the fair value of the notes and the certificates using a fair value measurement framework under generally accepted accounting principles. In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs because Level 1 is the most objective whereas Level 3 is the most subjective.

• Level 1 — inputs include quoted prices for identical instruments and are the most observable,

• Level 2 — inputs include quoted prices for similar instruments and observable inputs such as interest rates and yield curves, and

95

• Level 3 — inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments. The fair value of each class of offered notes is assumed to be equal to the product of the “Price to Public” for such class (as shown on the cover page of this prospectus) and the initial principal amount of such class of notes. The fair value of the Class C Notes is assumed to be equal to the product of the theoretical price based on a 3.54% coupon and the initial principal amount of the Class C Notes. The interest rates for each class of notes is shown on the cover page of this prospectus.

The fair value of the certificates is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable. To calculate the fair value of the certificates, World Omni Financial Corp. utilized a valuation model. This model forecasts future cash flows from the pool of receivables, the interest and principal payments on each class of notes and the servicing fee. The resulting cash flows to the certificates are discounted to present value based on a discount rate that reflects the total loss exposure to these cash flows and current market interest rates. In completing these calculations, World Omni Financial Corp. made the following assumptions:

•	Except as otherwise described in the following bullets, cash flows for the receivables are calculated using the hypothetical pools and related assumptions as described in "Prepayment and Yield Considerations—Weighted Average Life of the Securities."

•	The initial principal amount of the notes is as set forth on the cover of this prospectus.

•	Interest accrues on the notes at the rates set forth on the cover of this prospectus.

•	Receivables prepay at a 1.3% ABS rate as described in one of the various prepayment scenarios set forth in "Prepayment and Yield Considerations—Weighted Average Life of the Securities" and proceeds related to prepayments equal the outstanding principal balance of the related receivable.

•	A projected net loss rate as a percentage of the aggregate principal balance of the receivables as of the cutoff date of 1.40%, which will assume that 35% of losses occur in each of the first two years after the cutoff date, 20% of losses occur in the third year after the cutoff date and 10% of losses occur in the fourth year after the cutoff date.

•	The recovery rate on charged-off receivables is 50% of the outstanding principal balance of such charged-off receivables, and the time to recovery is 90 days.

•	Cash flows distributable to the holders of the certificates are discounted at 10%.

•	The servicer exercises its clean up call option to purchase the receivables on the first payment date on which the aggregate principal balance of the receivables is equal to 10.00% or less of the aggregate starting principal balance of the receivables.

•	The Required Rate is (i) with respect to the cutoff date, 6.50% per annum, and (ii) with respect to the initial payment date and each period thereafter, 6.25% per annum.

World Omni Financial Corp. developed these inputs and assumptions by considering the following factors:

•	Interest rates of the notes — reflect final pricing of the notes.

•	ABS rate — estimated considering the composition of the receivables and the performance of its prior securitized pools.

•	Cumulative net loss rate, timing curve and recovery rate — reflects a determination by World Omni Financial Corp. and the depositor considering, among other items, the composition of the receivables and financed vehicles, the performance of its prior World Omni Financial Corp. securitized pools and the expected cumulative net loss rate and assumptions as determined by the NRSROs hired by World Omni Financial Corp. to rate the notes.

•	Discount rate applicable to the certificates — reflects a determination by World Omni Financial Corp. and the depositor considering, among other items, discount rate assumptions for securitization transactions with similarly-structured residual interests, qualitative factors that consider the subordinate nature of the first-loss exposure, and the rate of return that third-party investors would require to purchase residual interests similar to the certificates.

World Omni Financial Corp. will recalculate the fair value of the certificates following the closing date to reflect any changes in the methodology or inputs and assumptions described above. The sponsor or the depositor will disclose in the first investor report filed

96

on Form 10-D following the closing date any material differences or changes in the variables used, as well as updated information regarding the fair value of the certificates.

In no event shall the indenture trustee or owner trustee have any responsibility to monitor compliance with or enforce compliance with Regulation RR or other rules or regulations relating to risk retention. The indenture trustee or owner trustee shall not be charged with knowledge of such rules, nor shall it be liable to any noteholder or other party for violation of such rules now or hereinafter in effect.

97

AFFILIATIONS AND RELATIONSHIPS AMONG TRANSACTION PARTIES

The owner trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the asset representations reviewer or the indenture trustee. However, the owner trustee and one or more of its affiliates may, from time to time, engage in arm's length transactions with the depositor, the sponsor, the indenture trustee, or affiliates of any of them, that are distinct from its role as owner trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The indenture trustee is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the asset representations reviewer or the owner trustee. However, the indenture trustee and one or more of its affiliates may, from time to time, engage in arm's length transactions with the depositor, the sponsor, the owner trustee, or affiliates of any of them, that are distinct from its role as indenture trustee, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The asset representations reviewer is not an affiliate of any of the depositor, the sponsor, the servicer, the issuing entity, the indenture trustee or the owner trustee. However, the asset representations reviewer and one or more of its affiliates may, from time to time, engage in arm's length transactions with the depositor, the sponsor, the indenture trustee, the owner trustee, or affiliates of any of them, that are distinct from its role as asset representations reviewer, including transactions both related and unrelated to the securitization of retail installment sale contracts and loans.

The sponsor and the depositor are affiliates and also engage in other transactions with each other involving securitizations and sales of retail installment sale contracts and loans.

98

FEES AND EXPENSES

Set forth below is a list of all fees and expenses payable on each payment date out of Available Funds.

Type of Fee	Amount of Fee	Party Receiving Fee	Priority in Distribution

Asset representations reviewer annual fee(1) plus expenses and indemnity amounts	$5,000 each year	Asset representations reviewer	First priority, to the extent not paid by the servicer

Asset representations reviewer review fee(1)	$200 for each Review Receivable on completion of a review	Asset representations reviewer	First priority, to the extent not paid by the servicer

Servicing Fee(2)(3)	One-twelfth of 1.00% of the aggregate principal balance of the receivables as of the first day of the related collection period.(4)	Servicer	The Servicing Fee for the related payment date and any previously unpaid Servicing Fee will reduce the Available Funds available for distribution.

Indenture trustee fee(5) plus expenses and indemnity amounts	$4,000 each year	Indenture trustee	Following event of default an acceleration of the notes, first priority to the extent not paid by the administrator

Owner trustee fee(6) plus expenses and indemnity amounts	$3,500 each year	Owner trustee	Following event of default an acceleration of the notes, first priority to the extent not paid by the administrator

(1)	Prior to the occurrence of an event of default, the amount of such fees payable prior to required interest and principal payments on the notes will be limited to a maximum amount of $150,000 per calendar year. Following an event of default, however, these fees will be paid prior to required interest and principal payments on the notes without regard to such cap. The annual fee and the review fee payable to the asset representations reviewer may not be changed without the consent of the issuing entity, the asset representations reviewer and holders of the notes evidencing at least a majority of the outstanding principal amount of the controlling securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates.

(2)	The formula for calculating the servicing fee may not be changed without the consent of the depositor, the servicer, the issuing entity, the indenture trustee and holders of the notes evidencing at least a majority of the outstanding principal amount of the controlling securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates. Prior to an event of default and acceleration of notes, the fees and expenses of the indenture trustee and the owner trustee will not be paid out of Available Funds on each payment date. Instead, such fees and expenses will be paid by World Omni Financial Corp., as administrator, pursuant to the administration agreement.

(3)	The servicer may also receive Supplemental Servicing Fees which fees do not reduce the amount of Available Funds available to noteholders. See "Description of the Trust Documents—Servicing Compensation" in this prospectus.

(4)	The servicing fee payable to the servicer on the initial payment date with respect to the initial collection period will be pro-rated, however, to compensate for the length of the initial collection period being longer than one month.

(5)	The fee payable to the indenture trustee may not be changed without the consent of the issuing entity, the indenture trustee and each noteholder or satisfaction of the rating agency condition.

(6)	The fee payable to the owner trustee may not be changed without the consent of the depositor, the indenture trustee and holders of the notes evidencing at least a majority of the outstanding principal amount of the controlling securities and the consent of the holders of certificates evidencing at least a majority of the percentage interest of the certificates or satisfaction of the rating agency condition.

99

SOME LEGAL ASPECTS OF THE RECEIVABLES

The transfer of receivables by World Omni Financial Corp. to the depositor, and by the depositor to the issuing entity, the perfection of the security interests in the receivables and the enforcement of rights to realize on the financed vehicles as collateral for the receivables are subject to a number of federal and state laws, including the Uniform Commercial Code as in effect in various states.

Interests in the Receivables

The issuing entity will appoint the servicer as custodian of the receivables and all related documents. The servicer will not physically segregate the receivables from the servicer's other receivables or other receivables that the servicer services for others. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by World Omni Financial Corp. to the depositor and by the depositor to the issuing entity will be filed, and the respective accounting records and computer files of World Omni Financial Corp. and the depositor will reflect the sale and assignment. The receivables will remain in the possession of the servicer (or, with respect to receivables represented by an electronic contract, the control of the servicer) and will not be stamped or otherwise marked to reflect the assignment to the indenture trustee. If, through inadvertence or fraud, a third party purchases, including the taking of a security interest in, a receivable for new value in the ordinary course of its business, without actual knowledge of the issuing entity's interest, and takes possession of a receivable in tangible form (or obtains "control" of the authoritative copy of the contract in electronic form), this purchaser would acquire an interest in the receivable superior to the interest of the issuing entity.

World Omni Financial Corp., on behalf of itself, and its assigns, will have "control" of an electronic contract under the applicable UCC in effect in each state if the electronic contract comprising the electronic chattel paper is created, stored and assigned in such a manner that (a) there is a "single authoritative copy" of the electronic contract which is unique, identifiable and, except as otherwise provided in clauses (d), (e) and (f), unalterable, (b) the authoritative copy identifies the secured party as the assignee of the electronic contract, (c) the authoritative copy is communicated to and maintained by World Omni Financial Corp. or its designated custodian, (d) copies or revisions that add or change an identified assignee of the authoritative copy can be made only with the participation of World Omni Financial Corp., (e) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy  and (f) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

The depositor will take no action to perfect the rights of the indenture trustee in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuing entity prior to the time the proceeds are deposited by the servicer into a Trust Account.

Safekeeping of Chattel Paper

As described in "Description of the Trust Documents—The Servicer" and "—Interests in the Receivables" above, as part of each origination of a receivable represented by a tangible contract, World Omni Financial Corp. is required to maintain possession of each tangible contract and act as custodian for the trust and the indenture trustee with respect thereto.

As described in "World Omni Financial Corp.'s Automobile Finance Business—Electronic Contracts and Electronic Contracting", as part of each origination of a receivable represented by an electronic contract, World Omni Financial Corp. is required to maintain "control" (as such term is used in Section 9-105 of the applicable UCC) over the "authoritative copy" (as such term is used in Section 9-105 of the applicable UCC) of such contract in a computer system.

World Omni Financial Corp. maintains a process to ensure that World Omni Financial Corp. has possession of a negotiable title for each vehicle. If a receivable has been booked for more than 180 days and World Omni Financial Corp. has not received a negotiable title, that receivable enters a title tracking process. World Omni Financial Corp. associates work with the dealers and state departments of motor vehicles to obtain a negotiable title with the correct owner and lienholder for each contract. Except in those states in which the state maintains electronic titles and World Omni Financial Corp. has elected to use electronic filing, and except in those states in which the title is held by the obligor, paper titles are maintained in account number order in fire resistant cabinets in World Omni Financial Corp.'s fileroom or storage facility. Only authorized World Omni Financial Corp. associates, auditors and other representatives are permitted to access the title files.

When a contract closes, the lien on the title is released and, except in those states in which the title is held by the obligor, the title is mailed to the appropriate party. In states that require the return of the contract, the original contract is returned to the obligor.

100

Security Interests in the Financed Vehicles

In states in which retail installment sale contracts evidence the credit sale of financed vehicles by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable Uniform Commercial Code. Perfection of security interests in the financed vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the financed vehicles have been titled, a security interest in such financed vehicles is perfected by obtaining the certificate of title to the financed vehicle and notation of the secured party's lien on the vehicle's certificate of title.

Each receivable will name World Omni Financial Corp. as obligee or assignee and as the secured party. World Omni Financial Corp. also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect World Omni Financial Corp.'s security interest in the financed vehicle, including, where applicable, having a notation of its lien recorded on the vehicle's certificate of title. The obligors on the receivables will not be notified of the sale from World Omni Financial Corp. to the depositor, or the sale from the depositor to the issuing entity, and no action will be taken to record the transfer of the security interest from World Omni Financial Corp., directly or indirectly, to the depositor or from the depositor to the issuing entity by amendment of the certificates of title for the financed vehicles or otherwise.

Perfection

World Omni Financial Corp. will transfer and assign its security interest in the related financed vehicles to the depositor, and the depositor will transfer and assign its security interest in the financed vehicles to the issuing entity. Because of the administrative burden and expense, however, neither World Omni Financial Corp. nor the depositor will amend the certificates of title of the financed vehicles to identify the issuing entity as the new secured party.

In most states, these assignments are an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds to the assignor's rights as secured party. Because the issuing entity is not identified as the secured party on the certificate of title, however, the security interest of the issuing entity in the vehicle could be defeated through fraud or negligence.

Continuation of Perfection

Under Article 9 of the Uniform Commercial Code, if a vehicle owner applies for a new certificate of title for the vehicle in a state other than the state in which the vehicle is initially titled, the security interest in the vehicle would generally continue to be perfected against a subsequent purchaser for value until the earlier of four months after the date the owner applies for the new certificate of title in the new state or until the termination of perfection in the state in which the vehicle was initially titled. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, in any such state an obligor may re-register a vehicle only if the secured party surrenders possession of the certificate of title to the vehicle. In the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession of the title by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Under the sale and servicing agreement, the servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed vehicles and will be obligated to purchase the related receivable if it fails to do so.

Priority of Certain Liens Arising by Operation of Law

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. For example, federal tax liens may have priority over the lien of a secured party. The laws of some states and federal law permit the confiscation of vehicles by government authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

101

Repossession

In the event of default by an obligor, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among the Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless the act would constitute a breach of the peace or would otherwise violate judicially created limitations on the remedy of self-help repossession. Unless the financed vehicle is voluntarily surrendered, self-help is the most likely method to be used by the servicer and is accomplished by retaking possession of the financed vehicle. Some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions. In cases where legal recovery of a vehicle becomes necessary, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

Article 9 of the Uniform Commercial Code requires the secured party to provide the debtor, secondary obligors and certain other secured parties with reasonable notice prior to any disposition of the collateral. For consumers, this notice generally must:

•	describe the collateral, the debtor and the secured party;

•	state the method of disposition;

•	describe the debtor's right to an accounting of the unpaid debt;

•	state the time and place of a disposition or the time after which a disposition is to be made;

•	describe how the debtor may be liable for a deficiency; and

•	provide a contact where the debtor may receive additional information or learn the amount that must be paid to redeem the collateral.

In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance.

Deficiency Judgments and Excess Proceeds

The proceeds of resale of the financed vehicles generally will be applied as follows: first, to the payment of the outstanding payment balance on the applicable retail installment sale contract; second, to the payment of unpaid finance charges that accrued through the date on which the receivable was charged-off; third, to collection, repossession and vehicle sale expenses; fourth, to the payment of unpaid finance charges that accrued after the date on which the receivable was charged-off; and fifth, to the payment of applicable late charges and fees. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, an obligor may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal unsecured judgment against the obligor for the shortfall, and a defaulting obligor would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, a surplus of funds exists. In that case, the Uniform Commercial Code requires the creditor to remit the surplus to any other lienholder with respect to the vehicle. If no lienholder exists or there are remaining funds, the Uniform Commercial Code requires the creditor to remit the surplus to the former owner of the vehicle.

102

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. The application of these laws to particular circumstances is often unclear and some courts and regulatory authorities have adopted new interpretations of these often unclear laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Consumer Financial Protection Act, the CFPB's Regulations B and Z, the Servicemembers Civil Relief Act, the Telephone Consumer Protection Act, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, state motor vehicle retail installment sales acts, retail installment sales acts and other similar laws.   Many states have adopted "lemon laws" that provide redress to consumers who purchase a vehicle that remains out of compliance with its manufacturer's warranty after a specified number of attempts to correct a problem or a specified time period.  Also, state laws impose finance charge ceilings and other restrictions on credit consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts or result in the imposition of penalties in excess of amounts owing on the receivables. If the issuing entity were obligated to pay any damages, its assets would be directly reduced, resulting in a potential loss to the noteholders.

The "holder-in-due-course rule" of the FTC subjects an assignee of a seller of goods in a consumer credit transaction and some related creditors to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Other state laws may duplicate the effect of the holder-in-due-course rule. The holder-in-due-course rule limits liability to the amounts paid by the obligor under the contract. The holder of the contract may also be unable to collect any balance remaining due from the obligor.

The holder-in-due-course rule applies to most of the receivables. Accordingly, the purchaser of the applicable financed vehicle may assert the same claims or defenses against the issuing entity as holder of the receivables that the purchaser may assert against the seller of the financed vehicle. The maximum liability under these claims equals the amounts paid by the obligor on the receivable. If an obligor were successful in asserting any claim or defense, the claim or defense would constitute a breach of World Omni Financial Corp.'s warranties under the sale and servicing agreement and would create an obligation of World Omni Financial Corp. to repurchase the receivable if World Omni Financial Corp. had knowledge of the underlying violation of law at the time of its sale under the sale and servicing agreement unless the breach is cured. We refer you to "Description of the Trust Documents—Sale and Assignment of Receivables."

In several cases, consumers have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

Most state vehicle dealer licensing laws require sellers of vehicles to have a license to sell vehicles at retail sale. In addition, with respect to used vehicles, the FTC requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage, if any, for the vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. The obligor may be able to assert a defense against the seller of the financed vehicle if a seller is not properly licensed or a seller failed to provide a buyer's guide or odometer disclosure statement to the purchaser of a financed vehicle. If an obligor on a receivable were successful in asserting any claim or defense, the servicer could pursue on behalf of the issuing entity any reasonable remedies against the seller or the manufacturer of the vehicle.

The CFPB is responsible for implementing and enforcing various federal consumer protection laws and supervising certain depository institutions and non-depository institutions offering financial products and services to consumers, including indirect automobile loans and leases.  World Omni Financial Corp. is subject to the CFPB's supervisory and enforcement authority.   In this capacity, the CFPB can conduct comprehensive and rigorous examinations to assess compliance with consumer financial protection laws and has authority to impose regulatory fines and mandate changes to World Omni Financial Corp.'s business products, policies and procedures and order remediation of violations in a number of ways, including imposing civil monetary penalties and requiring such entities to provide customer restitution and to improve their compliance management systems.  World Omni Financial Corp. and the issuing entity could also possibly be subject to claims by the obligors on those contracts, and any relief granted by a court could potentially adversely affect the issuing entity.

103

The CFPB also has enforcement authority to conduct investigations (which may include a joint investigation with other agencies and regulators) and initiate enforcement actions for violations of federal consumer financial protection laws.  The CFPB has the authority to obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief), or other forms of remediation, and/or impose monetary penalties.

The CFPB and the FTC have become more active in investigating the products, services and operations of credit providers, including banks and other finance companies engaged in auto finance activities.  Both the CFPB and the FTC announced various enforcement actions against lenders in the past few years involving significant penalties, consent orders, cease and desist orders and similar remedies that, if applicable to auto finance providers and the products, services and operations World Omni Financial Corp. offers, may require World Omni Financial Corp. to cease or alter certain business practices, which could have a material adverse effect on World Omni Financial Corp.'s financial condition, liquidity and results of operations.  World Omni Financial Corp. expects the CFPB's investigation of, and initiation of enforcement actions against, credit providers, whether on its own initiative or jointly with other agencies and regulators, will continue for the foreseeable future.

The CFPB has focused on the area of auto finance, particularly with respect to indirect financing arrangements, dealer compensation and fair lending compliance.  The CFPB has issued public guidance regarding compliance with the fair lending requirements of the Equal Credit Opportunity Act, and its implementing regulation, concerning retail installment sale contracts where the dealer charged the consumer an interest rate that is higher than the rate the finance company approved for the consumer (referred to as "dealer markup"). The CFPB has been conducting fair lending examinations of automobile lenders and their dealer compensation policies to determine whether their dealer markup and compensation policies resulted in any discriminatory practices. Depending upon the results of any of these investigations and any related regulatory agency actions, the related automobile lender may be required to provide remuneration, which could include reductions to the interest rates on the applicable receivables or making cash payments to obligors of certain affected retail installment sale contracts. World Omni Financial Corp. has periodically performed reviews of its lending policies and analyzes portfolio-wide data for potential disparities resulting from dealer markup and compensation policies.  Based on the results of these reviews and analyses, World Omni Financial Corp. has provided remuneration, including reducing the interest rate on the applicable retail installment sale contracts, without any determination of any violation of law. World Omni Financial Corp. from time to time may periodically enhance its compliance program.

CFPB supervision and enforcement actions, if any, may result in monetary penalties, increase World Omni Financial Corp.'s compliance costs, require changes in World Omni Financial Corp.'s business practices, affect World Omni Financial Corp.'s competitiveness, impair World Omni Financial Corp.'s profitability, harm World Omni Financial Corp.'s reputation or otherwise adversely affect World Omni Financial Corp.'s business or result in the issuing entity, as an assignee of receivable, being liable to the related obligor for any violation by the lender or the initial creditor or adversely affect the issuing entity's ability to enforce its rights related to a receivable.

Any licensing requirements of the issuing entity are governed by state and sometimes local law, and thus vary on a jurisdiction-by-jurisdiction basis.  It is possible that, as a result of not being properly licensed under a state or local law, the issuing entity could be subject to liability or other adverse consequences.

Under the sale and servicing agreement, World Omni Financial Corp. will have represented and warranted that, to its knowledge, each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the issuing entity for violation of any law and the claim materially and adversely affects a receivable, the violation would constitute a breach of the warranties of World Omni Financial Corp. if World Omni Financial Corp. had knowledge of such failure to comply, and such breach would create an obligation of World Omni Financial Corp. to repurchase the receivable unless the breach is cured. See "Description of the Trust Documents—Sale and Assignment of Receivables" in this prospectus.

104

Dodd-Frank Act Orderly Liquidation Authority Provisions

General

On July 21, 2010, President Obama signed into law the Dodd-Frank Act. The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of certain bank holding companies, financial companies and their respective subsidiaries in specific situations under OLA provisions of the Dodd-Frank Act. The proceedings, standards, powers of the receiver and many substantive provisions of OLA differ from those of the United States Bankruptcy Code in several respects. In addition, because the legislation remains subject to clarification through further FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear what impact these provisions will have on any particular company, including World Omni Financial Corp., the depositor, the issuing entity or any of their respective creditors.

Potential Applicability to World Omni Financial Corp., the Depositor and Issuing Entities

There is uncertainty about which companies will be subject to OLA rather than the United States Bankruptcy Code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that such company is in default or in danger of default, that the company's failure and its resolution under the United States Bankruptcy Code "would have serious adverse effects on financial stability in the United States," that no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects.

Under certain circumstances, the issuing entity or the depositor could also be subject to the provisions of OLA as a "covered subsidiary" of World Omni Financial Corp. For the issuing entity or the depositor to be subject to receivership under OLA as a "covered subsidiary" of World Omni Financial Corp. (1) the FDIC would have to be appointed as receiver for World Omni Financial Corp. under OLA as described above, and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) the issuing entity or depositor, as applicable, is in default or in danger of default, (b) appointment of the FDIC as receiver of the covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of World Omni Financial Corp. If the FDIC is appointed as receiver under OLA, the issuing entity or the depositor will be considered a covered financial company under OLA and the FDIC will have all the powers and rights with regards to the issuing entity or the depositor that it has with regard to a covered financial company under OLA. Because of the novelty of the Dodd-Frank Act and OLA provisions, the uncertainty of the Secretary of the Treasury's determination and the fact that such determination would be made in the future under potentially different circumstances, no assurance can be given that the Secretary of the Treasury would not determine that the failure of World Omni Financial Corp. would have serious adverse effects on the financial stability in the United States. In addition, no assurance can be given that OLA provisions would not apply to World Omni Financial Corp., the issuing entity or the depositor or, if it were to apply, that the timing and amounts of payments to the noteholders would not be less favorable than under the United States Bankruptcy Code.

FDIC's Repudiation Power Under OLA

If the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the issuing entity or the depositor, under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which World Omni Financial Corp. or such covered subsidiary was a party, if the FDIC determined that performance of the contract was burdensome to the estate and that repudiation would promote the orderly administration of World Omni Financial Corp.'s or such covered subsidiary's affairs, as applicable. In January 2011, the then acting General Counsel of the FDIC (the "FDIC Counsel") issued an advisory opinion confirming, among other things, its intended application of the FDIC's repudiation power under OLA. In that advisory opinion, the FDIC Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the FDIC Counsel was of the opinion that the FDIC as receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the depositor or the issuing entity), cannot repudiate a contract or lease unless it has been appointed as receiver for that entity or the separate existence of that entity may be disregarded under other applicable law. In addition, the FDIC Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, which could include World Omni Financial Corp. or its subsidiaries (including the depositor or the issuing entity), the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership any asset transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of

105

Directors incorporates a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing FDIC Counsel's interpretation currently remains in effect. The advisory opinion also states that the FDIC anticipates recommending consideration of future regulations related to the Dodd-Frank Act. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving World Omni Financial Corp. or its subsidiaries (including the depositor or the issuing entity), are contrary to this advisory opinion, payment or distributions of principal and interest on the securities issued by the issuing entity would be delayed and could be reduced.

We will structure the transfers of receivables under the purchase agreement and the sale and servicing agreement with the intent that they would be characterized as legal true sales under applicable state law and that the receivables would not be included in the transferor's bankruptcy estate under the United States Bankruptcy Code. If the transfers are so characterized, based on the FDIC Counsel's advisory opinion rendered in January 2011 and other applicable law, the FDIC would not be able to recover the transferred receivables using its repudiation power. However, if the FDIC were to successfully assert that the transfers of receivables were not legal true sales and should instead be characterized as a security interest to secure loans, and if the FDIC repudiated those loans, the purchasers of the receivables or the noteholders, as applicable, would have a claim for their "actual direct compensatory damages," which claim would be no less than the amount lent plus interest accrued to the date the FDIC was appointed receiver. In addition, to the extent that the value of the collateral securing the loan exceeds such amount, the purchaser or the noteholders, as applicable, would also have a claim for any interest that accrued after such appointment at least through the date of repudiation or disaffirmance. In addition, even if the FDIC were to challenge that the transfers were not legal true sales and such challenges were unsuccessful, or that the FDIC would not repudiate a legal true sale, noteholders could suffer delays in the payments on their notes.

Also assuming that the FDIC were appointed receiver of World Omni Financial Corp. or of a covered subsidiary, including the issuing entity or the depositor, under OLA, the FDIC's repudiation power would extend to continuing obligations of World Omni Financial Corp. or that covered subsidiary, as applicable, including its obligations to repurchase receivables for breach of representation or warranty as well as its obligation to service the receivables. If the FDIC were to exercise this repudiation power, noteholders would not be able to compel World Omni Financial Corp. or any applicable covered subsidiary to repurchase receivables for breach of representation and warranty and instead would have a claim for damages against World Omni Financial Corp.'s or that covered subsidiary's receivership estate, as applicable, and thus would suffer delays and may suffer losses of payments on their notes. Noteholders would also be prevented from replacing the servicer during the stay. In addition, if the FDIC were to repudiate World Omni Financial Corp.'s obligations as servicer, there may be disruptions in servicing as a result of a transfer of servicing to a third party and noteholders may suffer delays or losses of payments on their notes. In addition, there are other statutory provisions enforceable by the FDIC under which, if the FDIC takes action, payments or distributions of principal and interest on the notes issued by the issuing entity would be delayed and may be reduced.

In addition, under OLA, none of the parties to the purchase agreement, sale and servicing agreement, the administration agreement and the indenture could exercise any right or power to terminate, accelerate, or declare a default under those contracts, or otherwise affect World Omni Financial Corp.'s or a covered subsidiary's rights under those contracts without the FDIC's consent for 90 days after the receiver is appointed. During the same period, the FDIC's consent would also be needed for any attempt to obtain possession of or exercise control over any property of World Omni Financial Corp. or of a covered subsidiary. The requirement to obtain the FDIC's consent before taking these actions relating to a covered financial company's or covered subsidiary's contracts or property is comparable to the "automatic stay" in bankruptcy.

If the issuing entity were to become subject to OLA, the FDIC may repudiate the debt of the issuing entity. In such an event, the noteholders would have a secured claim in the receivership of the issuing entity for "actual direct compensatory damages" as described above, but delays in payments on such series of notes would occur and possible reductions in the amount of those payments could occur. In addition, for a period of 90 days after a receiver was appointed, noteholders would be stayed from accelerating the debt or exercising any remedies under the indenture.

FDIC's Avoidance Power Under OLA

Under statutory provisions of OLA similar to those of the United States Bankruptcy Code, the FDIC could avoid transfers of receivables that are deemed "preferential." Under one potential interpretation of these provisions, the FDIC could avoid as a preference transfers of receivables evidenced by certain written contracts and perfected by the filing of a UCC financing statement against World Omni Financial Corp., the depositor and the issuing entity, as applicable, unless the contracts were physically delivered to the transferee or its custodian or were marked in a manner legally sufficient to indicate the rights of the indenture trustee. If a transfer of receivables were avoided as preferential, the transferee would have only an unsecured claim in the receivership for the purchase price of the receivables.

106

However, in December 2010, the FDIC Counsel issued an advisory opinion to the effect that the preference provisions of OLA should be interpreted in a manner consistent with the United States Bankruptcy Code. Based on the FDIC Counsel's interpretation of the preference provisions of OLA, a transfer of the receivables perfected by the filing of a UCC financing statement against World Omni Financial Corp., the depositor and the issuing entity as provided in the purchase agreement, sale and servicing agreement and indenture would not be avoidable by the FDIC as a preference under OLA. Although the advisory opinion does not bind the FDIC or its Board of Directors and could be withdrawn or modified in the future, the advisory opinion also states that the FDIC Counsel will recommend that the FDIC Board of Directors adopt regulations to the same effect. On July 6, 2011, the Board of Directors of the FDIC adopted a final rule to further clarify the application of OLA, including a clarification that the preferential transfer provisions of the Dodd-Frank Act are to be implemented consistently with the corresponding provisions of the Bankruptcy Code. The final rule conforms to the interpretation provided by the advisory opinion of the FDIC Counsel, except that the FDIC did not address repudiation issues. To the extent that regulations adopted by the FDIC or subsequent FDIC actions in an OLA proceeding are contrary to the advisory opinion or the final rule, payments or distributions of principal of and interest on the securities issued by the issuing entity could be delayed or reduced.

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness. In addition, the Servicemembers Civil Relief Act and similar state legislation may limit the interest payable on a receivable during an obligor's active duty in the military. We refer you to "Risk Factors—Receivables That Fail to Comply With Consumer Protection Laws May Be Unenforceable, Which May Result in Losses on Your Investment" in this prospectus.

107

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The discussion under this section applies only to offered notes. Set forth below is a summary of material United States federal income tax considerations of the purchase, ownership and disposition of the offered notes relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person. However, this summary does not cover all aspects of U.S. federal income taxation that may be relevant to the acquisition, ownership or disposition of the notes by particular investors, and does not address state, local, foreign or other tax laws. Moreover, the summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are insurance companies, regulated investment companies, dealers in securities, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, REITs, tax-exempt organizations, investors that will hold the notes as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes, investors whose functional currency is not the U.S. dollar or dealers in securities. Except as described below, this discussion is directed to prospective purchasers who purchase offered notes in the initial distribution and who hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

New U.S. federal income tax laws were recently enacted by The Tax Cuts and Jobs Act. The Tax Cuts and Jobs Act provides for significant changes to U.S. tax law, some of which could have an adverse impact on the business, financial condition and results of operations of the issuing entity or its affiliates, or an adverse impact on the offered notes. Under the Tax Cuts and Jobs Act, a holder of offered notes that uses an accrual method of accounting for U.S. federal income tax purposes generally would be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. This rule generally would be effective for tax years beginning after December 31, 2017 or, for offered notes issued with original issue discount, for tax years beginning after December 31, 2018. The application of this rule thus may require the accrual of income earlier than would be the case prior to December 31, 2017, although the precise application of this rule is unclear at this time. The IRS has issued Notice 2018-80 stating its intention to issue regulations that would exclude market discount from this rule effective January 1, 2018.  In addition, the Tax Cuts and Jobs Act imposes new limits on a taxpayer's ability to deduct business interest in excess of such taxpayer's business interest income. The following summary does not address whether a taxpayer can treat income from notes as business interest income under the new legislation.

The following summary is based upon current provisions of the Internal Revenue Code, the U.S. Department of the Treasury regulations promulgated thereunder, judicial authority, and ruling authority, all of which are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. The issuing entity will be provided with an opinion of Kirkland & Ellis LLP, special federal tax counsel to the issuing entity, regarding certain federal income tax matters discussed below. Such opinion may be subject to qualifications and assumptions as set forth therein. An opinion of federal tax counsel, however, is not binding on the Internal Revenue Service or the courts. Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving debt issued by an issuing entity with terms similar to those of the notes. As a result, the Internal Revenue Service may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements and conclusions set forth herein as well as the tax consequences to holders of the notes. For purposes of the following summary, references to the issuing entity, the notes and related terms, parties and documents shall be deemed to refer, unless otherwise specified, to the issuing entity and the notes and related terms, parties and documents applicable to the issuing entity. The discussion under this section may not address all tax considerations that may be significant to you. You are encouraged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the offered notes.

Characterization of the Notes

The depositor will agree, and the noteholders will agree by their purchase of the offered notes, to treat the notes as debt for federal, state and local income and franchise tax purposes.

There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. In the opinion of Kirkland & Ellis LLP, special federal tax counsel to the depositor, the offered notes will be characterized as indebtedness and not as an ownership interest in the receivables or an equity interest in the issuing entity for federal income tax purposes. The remainder of this discussion assumes that the offered notes are debt for federal income tax purposes. For a discussion of the treatment if the offered notes were not considered debt for federal income tax purposes, see "—Tax Consequences to Holders of the Notes—Possible Alternative Treatment of the Notes" below.

108

Classification of the Issuing Entity

Kirkland & Ellis LLP will deliver its opinion that the issuing entity will not be an association or publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the sale and servicing agreement and indenture and related documents will be complied with, including that the issuing entity will not make an affirmative election to be treated as a corporation. Such opinion may also be subject to qualifications and other assumptions as set forth therein.

If the issuing entity were taxable as a corporation for federal income tax purposes, the issuing entity would be subject to corporate income tax on its taxable income. The issuing entity's taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax would materially reduce or eliminate cash otherwise available to make payments on the notes.

The provisions of the Bipartisan Budget Act of 2015 (the "Budget Act") will apply to the issuing entity if it is classified as a partnership for federal income tax purposes. Under the Budget Act, unless a partnership elects otherwise, taxes arising from audit adjustments are required to be paid by the partnership rather than by its partners or members. The parties responsible for the tax administration of the issuing entity will have the authority to utilize, and intend to utilize, the exceptions available under the Budget Act (including Treasury regulations promulgated thereunder) so that the persons treated as the issuing entity's partners, to the fullest extent possible, rather than the issuing entity itself, will be liable for any taxes arising from audit adjustments to the issuing entity's taxable income if the issuing entity is treated as a partnership. Prospective purchasers are urged to consult with their tax advisors regarding the possible effect of these rules. To the extent that the issuing entity is liable for any taxes arising from audit adjustments to the issuing entity's taxable income if the issuing entity is treated as a partnership, the persons treated as the issuing entity's partners are contractually obligated to reimburse the issuing entity in full for the amount paid by the issuing entity in respect of such tax liability.

U.S. Holders

Except as otherwise noted, the following discussion applies to holders of notes that is a U.S. Person, and, except as set forth below, this discussion does not address the tax consequences of holding a note to any holder who is not a U.S. Person. As used herein, "U.S. Person" means a person that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or partnership, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax purposes, regardless of its source; or

•	a trust whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. Persons who have the authority to control all substantial decisions of the trust.

To the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as U.S. Persons prior to that date, that elected to continue to be treated as U.S. Persons, will be U.S. Persons and not foreign persons. Persons who are not U.S. Persons are referred to herein as "non-U.S. Persons."

The U.S. federal income tax treatment of a partner in a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) that holds a note will depend, among other things, upon whether or not the partner is a U.S. Person. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Original Issue Discount

The Tax Cuts and Jobs Act amended Section 451 of the Internal Revenue Code. Accrual method United States persons that prepare an "applicable financial statement" (as defined in Section 451 of the Internal Revenue Code) generally would be required to include certain items of income, such as original issue discount ("OID") (but not market discount), into gross income no later than the time such amounts are reflected on such a financial statement. The application of this rule to income of a debt instrument with OID is effective for taxable years beginning after December 31, 2018. This could result in income recognition differing from that which

109

would otherwise result from the rules described below. The discussion below does not address the potential application of these rules on Noteholders, who should consult their tax advisors with regard to interest, OID and premium matters concerning their notes.

The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "interest only" or "principal only" notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under U.S. Department of the Treasury regulations relating to debt instruments issued with OID. Finally, the discussion assumes that any OID on the notes, that is, any excess of the principal amount of the notes over their issue price, is de minimis, or less than 0.25% of their principal amount multiplied by the maturity of the notes, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes and as a result the notes are treated as issued with OID, a noteholder would be required to include OID in income as interest over the term of the note under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. Thus, to the extent OID has accrued as of the date of the interest distribution and is not allocated to prior distributions, each cash distribution would be treated as an amount already included in income or as a repayment of principal. This treatment would have no significant effect on noteholders using the accrual method of accounting. However, cash method noteholders may be required to report income with respect to the notes in advance of the receipt of cash attributable to such income. Even if a note has OID falling within the de minimis exception, the noteholder must include such OID in income proportionately as principal payments are made on such note.

For federal income tax reporting purposes, the notes may be treated as having been issued with original issue discount. Interest that is not considered qualified stated interest must be accrued under the original issue discount rules. For interest to be qualified stated interest there must be legal remedies available to compel timely payment (at least annually) or the terms of the instrument must make nonpayment or late payment sufficiently remote. Although the interest payments on the Class B Notes and the Class C Notes can be deferred in certain circumstances, the issuing entity intends to treat such potential deferral as sufficiently remote for purposes of original issue discount rules and to treat all stated interest on the Class B Notes and the Class C Notes as qualified stated interest. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at a 1.30% absolute prepayment model rate, and there will be no extensions of maturity for any receivables. No representation is made that the receivables will prepay at that rate or at any other rate or that the interest payments on the Class B Notes and the Class C Notes will not be deferred.

The IRS has issued regulations under Sections 1271 through 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes. Prospective purchasers of the notes are advised to consult with their tax advisors concerning the tax treatment of such notes.

Certain classes of the notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder's purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You are encouraged to consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

Interest Income on the Notes

Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. The stated interest thereon generally will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID generally must include OID in income, on a pro rata basis, as principal payments are made on the note. Any prepayment premium paid as a result of a mandatory redemption will be taxable as ordinary income when it becomes fixed and unconditionally payable. Unconditionally payable means the reasonable legal remedies exist to compel timely payment or that the terms of the instrument make late payment or non-payment sufficiently remote. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Internal Revenue Code.

A holder of a Short-Term Note may be subject to special rules. Under the OID regulations, all stated interest will be treated as OID. An accrual basis holder of a Short-Term Note and some cash basis holders, including regulated investment companies, as described in Section 1281 of the Internal Revenue Code generally would be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. Cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-

110

Term Note. A cash basis taxpayer may elect under Section 1281 of the Internal Revenue Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include OID on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

Market Discount

Whether or not the notes are issued with OID, a subsequent purchaser, that is, a purchaser who acquires a note at a sufficient discount to its issue price will be subject to the "Market Discount Rules" of Sections 1276 through 1278 of the Internal Revenue Code. In general, these rules provide that if the holder of a note purchases the note at a market discount, which is a discount from its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Internal Revenue Code, and thereafter recognizes gain upon a disposition or receives a principal payment, the lesser of:

•	the gain or the principal payment; or

•	the accrued market discount not previously included in income will be taxed as ordinary income.

Generally, the accrued market discount for each interest accrual period will be the total market discount, not previously included in income, on the note multiplied by a fraction, the numerator of which is the interest or OID, if the note was issued with more than de minimis OID, for such period and the denominator of which is the total interest or OID from the beginning of such period to the maturity date of the note. The holder may elect, however, to determine accrued market discount under the constant yield method. The adjusted basis of a note subject to the election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a subsequent sale or taxable disposition. Holders are encouraged to consult with their own tax advisors as to the effect of making this election.

Limitations imposed by the Internal Revenue Code, which are intended to match deductions with the taxation of income, may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A noteholder who elects to include market discount in gross income as it accrues, however, is exempt from this rule.

Notwithstanding the above rules, market discount on a note will be considered to be zero if it is less than the de minimis threshold, which is 0.25% of the remaining principal amount of the note multiplied by its expected remaining life. If market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the note, and when the distribution is received, capital gain will be recognized equal to discount allocated to the distribution.

Amortizable Bond Premium

In general, if a subsequent purchaser acquires a note at a premium, that is an amount in excess of the amount payable upon the maturity of the note, the noteholder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of the excess. A noteholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method over the remaining term of the note. Accrued amortized bond premium may only be used as an offset against qualified stated interest income when the income is included in the holder's gross income under the holder's normal accounting method.

Net Investment Income

A tax of 3.8% is imposed on the "net investment income" of certain U.S. individuals, trusts and estates. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions. United States holders should consult their own tax advisors regarding the implications of this tax in their particular circumstances.

Election to Treat All Interest as Original Issue Discount

A holder may elect to include in gross income all interest that accrues on a note using a constant yield method. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. In applying the constant yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing holder's adjusted basis in the note immediately after its acquisition, the issue date of the note will be the date of its acquisition by the electing holder, and no payments

111

on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the IRS. Holders are encouraged to consult with their own tax advisors as to the effect of making this election in light of their individual circumstances.

Sale or Other Disposition

If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, OID and gain previously included by the noteholder in income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received by the noteholder with respect to the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. Capital gains realized by individual taxpayers from the sale or exchange of capital assets held for more than one year are subject to preferential rates of tax.

Non-U.S. Holders

Interest paid or accrued to a Non-U.S. Person generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person:

•	is not actually or constructively a "10 percent shareholder" of the sponsor, the issuing entity or the depositor, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the sponsor, the issuing entity or the depositor is a "related person" within the meaning of the Internal Revenue Code; and

•	provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on IRS Form W-8BEN (for an individual), IRS Form W-8BEN-E (for an entity), or a similar form signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax; provided that:

•	the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person; and

•	in the case of an individual Non-U.S. Person, the Non-U.S. Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Non-U.S. Person is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person, the holder, although exempt from the withholding tax previously discussed if an appropriate statement is furnished, generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. The holder in this circumstance should provide an IRS Form W-8ECI or similar form indicating the income is effectively connected with a United States trade or business of the holder. In addition, if the foreign person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding and Information Reporting

Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the issuing entity will be required to withhold the required amount (currently at a rate of 24%) otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

112

Backup withholding is not an additional tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The issuing entity will report to noteholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the notes.

Foreign Account Tax Compliance

Sections 1471 through 1474 of the Internal Revenue Code (commonly referred to as the "Foreign Account Tax Compliance Act" or "FATCA") significantly change the reporting requirements imposed on certain Non-U.S. Persons, including certain foreign financial institutions and investment funds. In general, a 30% withholding tax could be imposed on payments made to any such Non-U.S. Person unless such Non-U.S. Person complies with certain reporting requirements regarding its direct and indirect U.S. shareholders and/or U.S. accountholders. Such withholding could apply to payments regardless of whether they are made to such Non-U.S. Person in its capacity as a holder of a note or in a capacity of holding a note for the account of another. The FATCA withholding tax applies regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain). The withholding tax under FATCA currently applies with respect to interest payments, and initially was also applicable to gross proceeds from a disposition of debt instruments on or after January 1, 2019. However, proposed Treasury regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to all payments of gross proceeds from the sale, exchange or other disposition of debt instruments occurring on or after after January 1, 2019. In the preamble to the proposed regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final regulations. Potential investors are encouraged to consult with their tax advisors regarding the possible implications of this legislation on an investment in the notes.

Each holder of a note or an interest therein, by acceptance of such note or such interest therein, will be deemed to have agreed to provide to the person from whom it receives payments on the notes (i) properly completed and signed tax certifications, for a U.S. Person, on IRS Form W-9 and, for a non-U.S. Person, on the appropriate IRS Form W-8 and (ii) upon request, information sufficient to eliminate the imposition of, or determine the amount of, such withholding or deduction under FATCA. The indenture trustee has the right to withhold any amounts (properly withholdable under law and without any corresponding gross-up) payable to any holder of a note or an interest therein that fails to comply with the requirements of the preceding sentence.

Possible Alternative Treatment of the Notes

In the opinion of special federal tax counsel, in the event that any series of notes were not treated as debt for federal income tax purposes, the series of notes would be characterized for federal income tax purposes as interests in a partnership. In such case, it is expected that stated interest payments on the notes would be treated either as guaranteed payments under section 707(c) of the Internal Revenue Code or as a preferential allocation of net income of the issuing entity, with all other items of trust income, gain, loss, deduction and credit being allocated to the holders of the notes and certificates. Although the federal income tax treatment of the notes for most accrual basis taxpayers should not differ materially under the characterization from the treatment of the notes as debt, the characterization could result in adverse effects for some holders of notes. For example, holders of notes treated as interests in a partnership could be subject to tax on income equal to the entire amount of the stated interest payments on the notes, plus possibly some other items, even though the issuing entity might not have sufficient cash to make current cash distributions of the amount. Thus, cash basis holders would in effect be required to report income in respect of the notes on the accrual basis and holders of the notes could become liable for taxes on the issuing entity's income even if they have not received cash from the issuing entity to pay the taxes. Moreover, income allocable to a holder of a note treated as a partnership interest that is a pension, profit-sharing, employee benefit plan, or other tax-exempt entity, including an individual retirement account, could constitute "unrelated debt-financed income" generally taxable to a holder under the Internal Revenue Code. In addition, foreign persons holding the notes could be subject to withholding or required to file a U.S. federal income tax return and to pay U.S. federal income tax, and, in the case of a corporation, branch profits tax, on their share of accruals of guaranteed payments and trust income, and individuals holding the notes might be subject to some limitations on their ability to deduct their share of trust expenses.

Treasury regulations under Section 385 of the Internal Revenue Code address the treatment of instruments as debt or equity where the instruments are held by certain parties who are related to the issuer.  Under these regulations, in certain circumstances a note that otherwise would be treated as debt is treated as equity for United States federal income tax purposes during periods in which the note is held by a related party (generally based on a group of corporations or controlled partnerships connected through 80% direct or indirect ownership).  Under these regulations, although it is not entirely clear, it is expected that any notes treated as equity under these rules would be converted back to debt when acquired by a beneficial owner that is not a related party. In the event that such conversion into a debt instrument is not automatic and the determination of debt-equity status would need to be conducted at such time of the later acquisition, it is possible that such instrument could constitute equity in the issuer for United States federal income tax

113

purposes.  In this regard, you should consider the discussion in the above paragraph regarding the consequences of that development.  Although there is no present intent to sell the certificates, the trust agreement addresses the Treasury regulations under Section 385 of the Internal Revenue Code in order to prevent their application to the notes.  Moreover, the issuing entity will be able to amend the trust agreement and the other transaction documents in the future without the consent of noteholders as required to prevent the application of such Treasury regulations to the notes.

Tax Shelter Disclosure and Investor List Requirements

U.S. Department of the Treasury regulations directed at abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Such U.S. Department of the Treasury regulations require taxpayers to report certain information on IRS Form 8886 if they participate in a "reportable transaction" and to retain certain information related to such transactions. Organizers and depositors of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand.

A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to your investment. Significant penalties can be imposed for failure to comply with these disclosure requirements. Prospective investors should be aware that the transferor and other participants in the transaction intend to comply with such disclosure and investor list requirements. Prospective investors are encouraged to consult their tax advisors concerning any possible disclosure obligation with respect to their investment.

114

STATE AND LOCAL TAX CONSEQUENCES

A rule under the Florida Income Tax Code (the "Loan Rule") provides that a "financial organization" earning or receiving interest from loans secured by tangible property located in Florida will be deemed to be conducting business or earning or receiving income in Florida, and will be subject to Florida corporate income tax regardless of where the interest was received. A financial organization is defined to include any bank, trust company, savings bank, industrial bank, land bank, safe deposit company, private banker, savings and loan association, credit union, cooperative bank, small loan company, sales finance company or investment company. If the Loan Rule were to apply to the notes, then a financial organization investing in the notes would be subject to Florida corporate income tax on a portion of its income at a maximum rate of 5.50%, and would be required to file an income tax return in Florida, even if it has no other Florida contacts. Bilzin Sumberg Baena Price & Axelrod LLP, special Florida counsel to the depositor, is of the opinion (although not free from doubt and subject to the assumptions and circumstances contained in its full written opinion) that if the matter were properly presented to a court with jurisdiction, and if relevant law were interpreted consistent with existing authority, the court should hold that the Loan Rule would not apply to an investment in the notes or the receipt of interest on the notes by a financial organization with no other Florida contacts. We urge you to consult your own tax advisor as to the applicability of the Loan Rule to an investment in the notes and your ability to offset any such Florida tax against any other state tax liabilities.

The discussion above does not address the tax treatment of the issuing entity, the securities or the security owners under any state or local tax law other than Florida law to the extent set forth above. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the issuing entity and the securities, and the consequences of purchase, ownership or disposition of the securities under any state or local tax law, if applicable.

115

CERTAIN ERISA CONSIDERATIONS

The discussion under the heading "Certain ERISA Considerations" only applies to offered notes. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA, as well as an individual retirement account ("IRA") and any other plan subject to Section 4975 of the Internal Revenue Code (each a "Benefit Plan"), from engaging in particular transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, plans that are not subject to ERISA may be subject to comparable federal, state or local law restrictions similar to ERISA ("Similar Law").

Certain transactions involving the issuing entity might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code with respect to a Benefit Plan that purchased notes if assets of the issuing entity were deemed to be assets of the Benefit Plan. Under Section 3(42) of ERISA and a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the issuing entity would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquired an "equity interest" in the issuing entity and none of the exceptions contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, we believe that, at the time of their issuance, the offered notes should be treated as indebtedness of the issuing entity without substantial equity features for purposes of the Regulation. This determination is based in part upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of one or more classes of notes for ERISA purposes could change if the issuing entity incurred losses.

However, without regard to whether the offered notes are treated as an equity interest for purposes of the Regulation, Benefit Plan fiduciaries must determine whether the acquisition and holding of the offered notes would result in a prohibited transaction under ERISA or the Internal Revenue Code for which no statutory, regulatory, administrative, or individual prohibited transaction exemption is available. The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the issuing entity, the initial purchasers, the depositor, the servicer, the owner trustee or the indenture trustee or any of their respective affiliates (the "Transaction Parties") is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In making the determination of whether the acquisition or holding of notes by or on behalf of a Benefit Plan could give rise to a prohibited transaction, Benefit Plans should consider whether any of the Transaction Parties will act as a fiduciary, or render investment advice for a fee or other compensation, direct or indirect, or has authority to do so, pursuant to ERISA, Section 4975 of the Internal Revenue Code or otherwise, with respect to the acquisition or holding of notes by such Benefit Plan (or by any fiduciary acting on behalf of such Benefit Plan). A statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code is available for most transactions where the party in interest or disqualified person is not affiliated with the Benefit Plan sponsor or acting as a fiduciary to the Benefit Plan. In addition, certain class exemptions could offer broader relief for the purchase and holding of notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire such notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house" asset managers; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers." There may also be certain individual prohibited transaction exemptions that are available.   However, there can be no assurance that any of these exemptions will be available with respect to any particular transaction involving the offered notes. By acquiring an offered note, each purchaser thereof will be deemed to represent that either (1) it is not acquiring the notes with the assets of a Benefit Plan or a plan subject to any Similar Law; or (2) the acquisition and holding of the notes will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or Similar Law.

A plan fiduciary considering the purchase of notes is encouraged to consult its legal advisors regarding whether the assets of the issuing entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

116

UNDERWRITING

Under the terms and subject to the conditions contained in an underwriting agreement dated January 23, 2019 among World Omni Financial Corp., the depositor, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., MUFG Securities Americas Inc. and TD Securities (USA) LLC as representatives of the underwriters, the depositor has agreed to sell to the underwriters named below and each of the underwriters has severally agreed to purchase, the principal amount of the notes described opposite its name below:

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class B Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$84,400,000	$139,200,000	$138,800,000	$33,182,000	$12,460,000
Barclays Capital Inc.	$40,090,000	$66,120,000	$65,930,000	$15,760,000	$6,230,000
MUFG Securities Americas Inc.	$40,090,000	$66,120,000	$65,930,000	$15,760,000	$6,230,000
TD Securities (USA) LLC	$40,090,000	$66,120,000	$65,930,000	$15,760,000	$6,230,000
Mizuho Securities USA LLC	$6,330,000	$10,440,000	$10,410,000	$2,488,000	-
Total	$211,000,000	$348,000,000	$347,000,000	$82,950,000	$31,150,000

The Class C Notes will initially be retained by the depositor or one or more affiliates thereof on the closing date, and will not be offered for sale under the underwriting agreement. Such retained notes may be sold, subject to certain limitations, from time to time to purchasers, directly by the depositor or its affiliates or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the depositor or from the purchases of such retained notes. If such retained notes are sold through underwriters, broker-dealers or agents, the depositor or such affiliate will be responsible for underwriting discounts or commissions or agent's commissions. Such retained notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The depositor has been advised by the underwriters that they propose initially to offer the offered notes to the public at the prices set forth on the cover page hereof, and to dealers at these prices less a selling concession not in excess of the percentage set forth below for each class of offered notes. The underwriters may allow, and these dealers may reallow to other dealers, a subsequent concession not in excess of the percentage set forth below for each class of offered notes. After the initial public offering, the public offering price and such concessions may be changed. In the event of sales to affiliates, one or more of the underwriters may be required to forego a portion of the selling concession they would otherwise be entitled to receive.

	Selling Concession	Reallowance
Class A-1 Notes	0.060%	0.030%
Class A-2 Notes	0.108%	0.054%
Class A-3 Notes	0.150%	0.075%
Class A-4 Notes	0.162%	0.081%
Class B Notes	0.210%	0.105%

The underwriting agreement provides that the obligations of the underwriters are subject to specified conditions precedent and that the underwriters will purchase all the offered notes if any of such notes are purchased.

None of the sponsor, the depositor, the servicer, the issuing entity or the underwriters makes any representation or agreement that it is undertaking or will have undertaken to comply with the requirements of the EU Risk Retention and Due Diligence Requirements (as defined below) or any corresponding rules applicable to European Union-regulated investors. Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment compliance with the EU Risk Retention and Due Diligence Requirements and any corresponding rules applicable to European Union-regulated investors.

Prospective investors should be aware and, in some cases, are required to be aware of the risk retention and due diligence requirements (the "EU Risk Retention and Due Diligence Requirements") which under Article 5 of Regulation (EU) 2017/2402 (the "Securitization Regulation") apply to certain types of EU-regulated investors including institutions for occupational retirement, credit institutions, alternative investment fund managers who manage or market alternative investment funds in the EU, investment firms, insurance and reinsurance undertakings and management companies of UCITS funds (or internally managed UCITS) ("EU

117

Institutional Investors"). Amongst other things, the EU Risk Retention and Due Diligence Requirements restrict an EU Institutional Investor from investing in a securitization unless the EU Institutional Investor has verified that:

(a)          the originator or original lender of the securitization grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor's creditworthiness;

(b)          the originator, sponsor or original lender of the securitization (i) retains on an ongoing basis a material net economic interest which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the Securitization Regulation, and (ii) discloses the risk retention to EU Institutional Investors (the "EU Retention Requirement"); and

(c)          the originator, sponsor or securitization special purpose entity ("SSPE") has, where applicable, made available the information required by Article 7 of the Securitization Regulation in accordance with the frequency and modalities provided for in Article 7 of the Securitization Regulation.

The notes are a new issue of securities with no established trading market. World Omni Financial Corp. and the depositor do not intend to apply for listing of the notes on a national securities exchange. The underwriters have advised World Omni Financial Corp. and the depositor that they intend to act as market makers for the offered notes. However, the underwriters are not obligated to do so and may discontinue any market making at any time without notice. Accordingly, no assurance can be given as to the liquidity of any trading market for the offered notes.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the offered notes. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which an underwriter may bid for or purchase the offered notes for the purpose of stabilizing their market price. In addition, the underwriters may impose "penalty bids" whereby they may reclaim from a dealer participating in the offering the selling concession with respect to the offered notes that the dealer distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the offered notes at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are taken, such transactions may be discontinued at any time without notice.

World Omni Financial Corp. and the depositor have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or contribute to payments which the underwriters may be required to make in respect of some liabilities, including civil liabilities under the Securities Act.

In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged and may engage in investment banking and/or commercial banking transactions with World Omni Financial Corp. and its affiliates. We refer you to "Use of Proceeds" in this prospectus.

The following chart sets forth information on the aggregate proceeds to the depositor from the sale of the offered notes.

		As a Percent of Aggregate Principal Amount of the Offered Notes
Aggregate Price to Public of the Offered Notes	$1,020,016,000	99.99177%
Aggregate Underwriting Discount	$2,037,890	0.19977%
Aggregate Proceeds to Depositor	$1,017,978,110	99.79199%
Additional Offering Expenses	$1,000,000	0.09803%

In addition to the methods described above, the offering of the offered notes may be made concurrently through more than one of the following methods:

•	by placements by the depositor with investors through dealers; and

118

•	by direct placements by the depositor with investors.

European Economic Area

Each underwriter has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any offered notes to any retail investor in the European Economic Area. For the purposes of this provision:

(a)         the expression "retail investor" means a person who is one (or more) of the following:

(i)          a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)        a customer within the meaning of Directive (EU) 2016/97 as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)        not a qualified investor as defined in the Prospectus Directive; and

(b)        the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the offered notes to be offered so as to enable an investor to decide to purchase or subscribe to the offered notes.

United Kingdom

Each underwriter has represented and agreed that (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated, in the United Kingdom, any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the offered notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered notes in, from or otherwise involving the United Kingdom.

119

FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, may contain certain forward-looking statements. In addition, certain statements made in future SEC filings by the issuing entity or the depositor in press releases and in oral and written statements made by or with the issuing entity's or the depositor's approval may constitute forward-looking statements. Statements that are not historical facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements include information relating to, among other things, continued and increased business competition, an increase in delinquencies (including increases due to worsening of economic conditions), changes in demographics, changes in local, regional or national business, economic, political and social conditions, regulatory and accounting initiatives, changes in customer preferences, and costs of integrating new businesses and technologies, many of which are beyond the control of the servicer, the issuing entity or the depositor. Forward-looking statements also include statements using words such as "expect," "anticipate," "hope," "intend," "plan," "believe," "estimates" or similar expressions. The issuing entity and the depositor have based these forward-looking statements on their current plans, estimates and projections, and you should not unduly rely on them.

Forward-looking statements are not guarantees of future performance. They involve risks, uncertainties and assumptions, including the risks discussed in "Risk Factors" in this prospectus. Future performance and actual results may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond the ability of the issuing entity or the depositor to control or predict. The forward-looking statements made in this prospectus speak only as of the date stated on the cover of this prospectus. Other than as required by applicable law, the issuing entity and the depositor undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

LEGAL PROCEEDINGS

There are no legal or governmental proceedings pending against World Omni Financial Corp., the depositor, the issuing entity or the servicer, or of which any property of the foregoing is the subject, that, if determined adversely to such party, would be material to holders of the notes.

Other than as described in "The Trustees" in this prospectus, each of the indenture trustee and the owner trustee has represented to the trust and the depositor that as of the date of this prospectus, there are no pending legal proceedings, or any other such proceedings known to be contemplated by governmental authorities, involving the indenture trustee and the owner trustee, respectively, that, individually or in the aggregate, would have a material adverse impact on investors in the notes being offered under this prospectus.

120

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The issuing entity "incorporates by reference" some information it files with the SEC, which means that the issuing entity can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the issuing entity files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. The issuing entity incorporates by reference the asset-level data and information included as exhibits to the Form ABS-EE filed or caused to be filed with the SEC by the depositor with respect to the issuing entity by the date of the filing of this prospectus. The issuing entity also incorporates by reference any current reports on Form 8-K later filed by or on behalf of the issuing entity before the termination of the offering of the notes (including any market-making transactions for the notes unless exempt from the registration requirements of the Securities Act). Any Form ABS-15G furnished by the depositor pursuant to Rule 15Ga-2 of the Exchange Act is not and will not be incorporated by reference into this prospectus or the registration statement.

For the time period that the issuing entity is required to report under the Securities Exchange Act of 1934, as amended, the aforementioned periodic reports with respect to that issuing entity will be available to you through our website at http://www.worldomni.com/asset_securities.asp as soon as reasonably practicable after such reports are filed with, or furnished to, the SEC. The reports to noteholders referenced throughout this prospectus will also be made available through such website.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of the person, a copy of any and all of the documents incorporated by reference in this prospectus, not including the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests for the copies should be directed to the office of the General Counsel, 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

This prospectus is part of our registration statement. This prospectus does not contain all of the information in our registration statement. For further information, please see our registration statement and the accompanying exhibits which we have filed with the SEC. This prospectus may summarize contracts and/or other documents. For further information, please see the copy of the contract or other document filed as an exhibit to the registration statement. The SEC maintains a website at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the EDGAR system. Copies of the transaction documents related to an issuing entity will be provided to each person to whom a prospectus is delivered, upon written or oral request directed to our offices at 190 Jim Moran Blvd., Deerfield Beach, Florida 33442 (954) 429-2200.

LEGAL MATTERS

Some legal matters relating to the securities, including the legality opinion for the notes and certain federal income tax matters with respect to the offered notes, will be passed upon for the depositor and the servicer by Kirkland & Ellis LLP, Chicago, Illinois. Some legal matters relating to the Loan Rule will be passed upon by Bilzin Sumberg Baena Price & Axelrod LLP, Miami, Florida. Some legal matters relating to the offered notes will be passed upon for the underwriters by Morgan, Lewis & Bockius LLP.

121

GLOSSARY OF TERMS TO THE PROSPECTUS

The following are definitions of terms used in this prospectus. References to the singular form of defined terms in this prospectus include references to the plural and vice versa.

"Asset-Level Data File" is defined on page 50.

"Available Funds" means, generally, with respect to any payment date, the sum of the following amounts with respect to the related collection period:

•	all collections on the receivables;

•	all proceeds of Defaulted Receivables, net of expenses incurred by the servicer in connection with the liquidation of the related financed vehicles and any amounts required by law to be remitted to the obligor on the Defaulted Receivables and all recoveries in respect of Defaulted Receivables;

•	the Purchase Amount of each receivable that was repurchased by the depositor or purchased by the servicer under an obligation that arose during the related collection period;

•	partial prepayments relating to refunds of any warranty or insurance financed by the respective obligor as part of the original contract;

•	amounts in the reserve account in excess of the Required Reserve Amount;

•	investment earnings on funds on deposit in the collection account and the reserve account;

•	any funds received by the indenture trustee (net of any amounts paid to the indenture trustee pursuant to the indenture and to the owner trustee pursuant to the trust agreement) and deposited into the collection account upon an exercise of remedies; and

•	re-deposits into the collection account of amounts available for distribution to certificateholders from the previous payment date, if any.

Available Funds for each payment date will be reduced by the servicing fee for the payment date and any previously unpaid servicing fees. Available Funds for each payment date will not include, and the amount of Available Funds will not be reduced by, the amount of any Supplemental Servicing Fees.

"Bankruptcy Action" means (1) the institution of or the consenting to the institution of any proceeding to have the issuing entity declared or adjudicated bankrupt or insolvent, (2) the filing of a petition or consent to a petition seeking reorganization or relief on behalf of the issuing entity under any applicable federal or state law relating to bankruptcy, (3) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or any similar official) of the issuing entity or a substantial portion of the assets of the issuing entity, (4) any assignment for the benefit of the issuing entity's creditors, (5) causing the issuing entity to admit in writing its inability to pay its debts generally as they become due, and (6) the taking of any other action (or causing the issuing entity to take any action) that would further items (1) through (6).

"Benefit Plan" is defined on page 64.

"BlackRock cases" is defined on page 38.

"BNY Delaware" is defined on page 37.

"CFPB" is defined on page 22.

"Class A Noteholders' Interest Carryover Shortfall" means, with respect to any payment date, the excess of the Class A Noteholders' Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class A Notes on the preceding payment date, plus interest on the amount of interest due but not paid to holders of the

122

Class A Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by each class of the Class A Notes for the related interest accrual period.

"Class A Noteholders' Interest Distributable Amount" means, with respect to any payment date, the sum of the Class A Noteholders' Monthly Interest Distributable Amount for the payment date and the Class A Noteholders' Interest Carryover Shortfall, if any, for such payment date.

"Class A Noteholders' Monthly Interest Distributable Amount" means, with respect to any payment date, interest accrued for the related interest accrual period on each class of Class A Notes at the respective interest rate for the class on the aggregate outstanding principal amount of the notes of the class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of the class on or prior to the preceding payment date.

"Class A Notes" is defined on page 2.

"Class B Noteholders' Interest Carryover Shortfall" means, with respect to any payment date, the excess of the Class B Noteholders' Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class B Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class B Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

"Class B Noteholders' Interest Distributable Amount" means, with respect to any payment date, the sum of the Class B Noteholders' Monthly Interest Distributable Amount for such payment date and the Class B Noteholders' Interest Carryover Shortfall, if any, for such payment date.

"Class B Noteholders' Monthly Interest Distributable Amount" means, with respect to any payment date, interest accrued for the related interest accrual period on the Class B Notes at the interest rate for such class on the aggregate outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

"Class C Noteholders' Interest Carryover Shortfall" means, with respect to any payment date, the excess of the Class C Noteholders' Interest Distributable Amount for the preceding payment date, over the amount in respect of interest that was actually paid on the Class C Notes on such preceding payment date, plus interest on the amount of interest due but not paid to holders of the Class C Notes on the preceding payment date, to the extent permitted by law, at the respective interest rates borne by such class of the notes for the related interest accrual period.

"Class C Noteholders' Interest Distributable Amount" means, with respect to any payment date, the sum of the Class C Noteholders' Monthly Interest Distributable Amount for such payment date and the Class C Noteholders' Interest Carryover Shortfall, if any, for such payment date.

"Class C Noteholders' Monthly Interest Distributable Amount" means, with respect to any payment date, interest accrued for the related interest accrual period on the Class C Notes at the interest rate for such class on the aggregate outstanding principal amount of the notes of such class on the immediately preceding payment date or, in the case of the initial payment date, on the closing date, after giving effect to all payments of principal to the noteholders of such class on or prior to such preceding payment date.

"Controlling Securities" means (i) the Class A Notes so long as the Class A Notes are outstanding, (ii) after the Class A Notes are no longer outstanding, the Class B Notes so long as the Class B Notes are outstanding and (iii) after the Class A Notes and the Class B Notes are no longer outstanding, the Class C Notes so long as the Class C Notes are outstanding.

"Data Tape" is defined on page 50.

"Defaulted Receivable" means a receivable as to which (a) more than $40 of a scheduled payment is 120 or more days past due in accordance with its terms, (b) the servicer has either repossessed and liquidated the related financed vehicle or repossessed and held the related financed vehicle in its repossession inventory for 45 days, whichever occurs first, or (c) the servicer has, in accordance with its customary servicing procedures, determined that eventual payment in full is unlikely and has charged off the remaining principal balance. The principal balance of any receivable that becomes a Defaulted Receivable will be deemed to be zero as of the date it becomes a Defaulted Receivable.

123

"Delinquency Percentage" is defined on page 64.

"Delinquency Trigger" is defined on page 64.

"Dodd-Frank Act" is defined on page iii.

"DTC" means the Depository Trust Company and any successor clearing agency selected by the administrator.

"EHRI" is defined on page 64.

"ERISA" is defined on page 64.

"EU Institutional Investors" is defined on page 64.

"EU Retention Requirement" is defined on page 64.

"EU Risk Retention and Due Diligence Requirements" is defined on page 21 and page 64.

"events of default" has the meaning set forth in "Description of the Trust Documents—Indenture— Events of Default; Rights upon Events of Default."

"FDIC" is defined on page 24.

"FDIC Counsel" is defined on page 64.

"Five-State Area" is defined on page 1.

"FSMA" is defined on page ii.

"FTC" is defined on page 23.

"Investment Company Act" is defined on page iii.

"Internal Revenue Code" is defined on page 64.

"IRA" is defined on page 64.

"IRS" is defined on page 64.

"JMFE" is defined on page 29.

"Loan Rule" is defined on page 64.

"MiFID II" is defined on page ii.

"Non-U.S. Person" means a nonresident foreign corporation or other non-U.S. Person.

"Noteholders' First Priority Principal Distributable Amount" means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date.

"Noteholders' Interest Distributable Amount" means, with respect to any payment date, the sum of the Class A Noteholders' Interest Distributable Amount for such payment date, the Class B Noteholders' Interest Distributable Amount and the Class C Noteholders' Interest Distributable Amount for such payment date.

"Noteholders' Principal Distributable Amount" means, with respect to any payment date, the excess, if any, of (a) the sum of the aggregate outstanding principal amount of the notes as of the day immediately preceding that payment date over (b) the Pool

124

Balance for that payment date minus the Overcollateralization Target Amount for that payment date, provided that on the final scheduled payment date of any class of notes, the Noteholders' Principal Distributable Amount shall not be less than the amount necessary to reduce the aggregate outstanding principal amount of such class of notes to zero.

"Noteholders' Second Priority Principal Distributable Amount" means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes and the Class B Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the Noteholders' First Priority Principal Distributable Amount.

"Noteholders' Third Priority Principal Distributable Amount" means, with respect to any payment date, an amount equal to the excess, if any, of (a) the aggregate outstanding principal amount of the Class A Notes, the Class B Notes and the Class C Notes as of the day immediately preceding such payment date over (b) the Pool Balance for that payment date less (c) any amounts allocated to the sum of the Noteholders' First Priority Principal Distributable Amount and the Noteholders' Second Priority Principal Distributable Amount.

"notes" is defined on page 2.

"NRSRO" is defined on page 25.

"offered notes" is defined on page 2.

"OLA" is defined on page 24.

"Outstanding Amount" means the aggregate principal amount of all notes, or classes of notes, as applicable, outstanding at the date of determination.

"Overcollateralization Target Amount" means, with respect to any payment date, an amount equal to 1.15% of the aggregate principal balance of the receivables as of the end of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period, but not less than 0.50% of the aggregate starting principal balance of the receivables less the YSOC Amount of those receivables as of the closing date.

"Pool Balance" means, as of any payment date, the aggregate principal balance of the receivables held by the issuing entity as of the last day of the related collection period less the YSOC Amount of those receivables as of the last day of the related collection period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the servicer or the depositor, as the case may be for such collection period, and after reduction to zero of the aggregate principal balance of any receivable that became a Defaulted Receivable during the related collection period.

"PRIIPs Regulation" is defined on page ii.

"Prospectus Directive" is defined on page ii.

"PTCE" is defined on page 64.

"Purchase Amount" means, with respect to a receivable, the amount, as of the close of business on the last day of the collection period as of which that receivable is purchased, required to prepay in full that receivable under the terms thereof including all accrued and unpaid interest to that last day.

"Qualified Investor" is defined on page ii.

"Regulation" is defined on page 64.

"Regulation RR" is defined on page 64.

"Relevant Member State" is defined on page ii.

"Relevant Persons" is defined on page ii.

125

"Required Rate" means (i) with respect to the cutoff date, 6.50% per annum, and (ii) with respect to the initial payment date and each period thereafter, 6.25% per annum, or, in each case, such other percentage approved by the rating agencies hired by the sponsor to rate the notes.

"Required Reserve Amount" means, with respect to any payment date, the lesser of (a) 0.25% of the aggregate starting principal balance less the YSOC Amount as of the cutoff date of all receivables transferred to the issuing entity and (b) the Outstanding Amount.

"Reserve Account Initial Deposit" is defined on page 64.

"Review Receivables" is defined on page 64.

"Rule 193 Information" is defined on page 49.

"Sample" is defined on page 50.

"SEC" is defined on page 22.

"Securities Act" is defined on page 64.

"Securitization Regulation" is defined on page 21 and page 64.

"Short-Term Note" means a note which has a fixed maturity date not more than one year from the issue date of that note.

"Similar Law" is defined on page 64.

"Simple Interest Receivable" means a receivable that provides for the allocation of payments between finance charges and principal based on the actual date on which a payment is received.

"SSPE" is defined on page 64.

"Supplemental Servicing Fees" is defined on page 64.

"Transaction Parties" is defined on page 64.

"Trust Accounts" means the collection account, the note distribution account and the reserve account.

"UDAAP" is defined on page 23.

"U.S. Person" means:

•	a citizen or resident of the United States for U.S. federal income tax purposes;

•	an entity treated as a corporation or partnership for U.S. federal income tax purposes, except to the extent provided in applicable U.S. Department of the Treasury regulations, created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source;

•	an entity treated as a trust for U.S. federal income tax purposes if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust; or

•	to the extent provided in applicable U.S. Department of the Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

126

"YSOC Amount" means, with respect to any collection period and the related payment date, or with respect to the cutoff date, the aggregate amount by which the principal balance as of the last day of such collection period or the cutoff date of each of the related receivables with an annual percentage rate as stated in the related contract of less than the Required Rate, other than a Defaulted Receivable, exceeds the present value, calculated using a discount rate of the Required Rate, of each scheduled payment of each such receivable assuming such scheduled payment is made on the last day of each month and each month has 30 days.

127

Appendix A

VINTAGE ORIGINATION INFORMATION ABOUT CERTAIN COMPARABLE RECEIVABLES IN WORLD OMNI FINANCIAL CORP.'S ORIGINATED PORTFOLIO

This Appendix A sets forth in tabular and graphic format annual vintage information regarding retail installment sale contracts originated by World Omni Financial Corp. during the last five years with characteristics similar to the pool of receivables described in this prospectus. The following information is provided for retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year. Performance data relating to delinquencies, cumulative net losses and prepayments are presented monthly by vintage origination year. There can be no assurance that the performance of the retail installment sale contracts described in this Appendix will correspond to or be an accurate predictor of the performance of this securitized pool.

A-1

WORLD OMNI FINANCIAL CORP.
ORIGINAL PORTFOLIO CHARACTERISTICS

The following table sets forth information regarding the composition of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

	2013	2014	2015	2016	2017
Aggregate Original Principal Balance ($)	$3,317,740,823.38	$3,618,526,210.58	$3,628,105,693.41	$3,903,324,466.49	$4,301,411,967.44
Avg. Amount Financed	$25,123.55	$25,915.48	$26,261.50	$27,408.68	$28,022.59
Wtd. Original Term to Maturity(1)	66.08	68.21	68.64	69.54	69.79
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Original Terms to Maturity >60 months(2)	58.17%	70.81%	73.93%	78.47%	81.40%
Toyota(2)	99%	99%	98%	98%	98%
Non-Toyota(2)	1%	1%	2%	2%	2%
Wtd. APR(1)	2.97%	3.28%	3.58%	3.31%	3.44%
APR Range	0.00%–19.99%	0.00%–19.95%	0.00%–20.00%	0.00%–20.00%	0.00%–19.55%
Wtd. Avg. FICO®(1)(3)(4)(5)(6)	753	753	753	752	754
Range of Non-Zero FICO®s(3)(4)(5)	650 and 895	650 and 893	650 and 897	650 and 897	650 and 893
New(2)	92%	92%	93%	91%	91%
Used(2)	8%	8%	7%	9%	9%

As of September 30, 2018
Aggregate Original Principal Balance ($)	$3,303,324,528.09
Avg. Amount Financed	$28,883.04
Wtd. Original Term to Maturity(1)	69.25
Range of Original Terms to Maturity (In Months)	24 to 75
Original Terms to Maturity >60 months(2)	78.53%
Toyota(2)	98%
Non-Toyota(2)	2%
Wtd. APR(1)	4.05%
APR Range	0.00%–20.00%
Wtd. Avg. FICO®(1)(3)(4)(5)(6)	755
Range of Non-Zero FICO®s(3)(4)(5)	650 and 893
New(2)	92%
Used(2)	8%

(1)	Weighted by Aggregate Original Principal Balance.

(2)	Percent of Aggregate Original Principal Balance.

(3)	FICO is a registered trademark of Fair Isaac Corporation. An obligor's FICO score measures the likelihood that such obligor will repay his or her obligation as expected.

(4)	FICO scores are calculated excluding accounts for which no FICO score is available in World Omni Financial Corp.'s account servicing system.

(5)	FICO scores are pulled at the time of application.

(6)	FICO® score is calculated using the primary applicant FICO® or, if not available, the co-applicant FICO®.

A-2

Geographical InfoRMATION(1)(2)

The following table sets forth information regarding the geographic location of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

	2013		2014		2015
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	1,495,879,634.72	45.1%	1,691,549,813.88	46.8%	1,746,305,036.18	48.1%
North Carolina	571,526,048.19	17.2%	581,718,457.42	16.1%	580,990,535.10	16.0%
Georgia	538,238,157.39	16.2%	567,945,843.50	15.7%	566,539,483.09	15.6%
Alabama	343,473,282.65	10.4%	372,013,289.21	10.3%	353,710,013.11	9.8%
South Carolina	282,478,932.40	8.5%	313,633,227.98	8.7%	287,848,984.60	7.9%
All Others	86,144,768.03	2.6%	91,665,578.59	2.5%	92,711,641.33	2.6%
Total	3,317,740,823.38	100.0%	3,618,526,210.58	100.0%	3,628,105,693.41	100.0%

	2016		2017		As of September 30, 2018
	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance	Original Principal Balance ($)	% of Original Principal Balance
Florida	1,876,657,641.75	48.1%	2,085,672,983.90	48.5%	1,599,323,406.88	48.4%
North Carolina	624,035,066.57	16.0%	671,516,630.30	15.6%	510,111,964.34	15.4%
Georgia	644,885,804.48	16.5%	740,805,316.94	17.2%	592,895,950.21	17.9%
Alabama	389,096,447.27	10.0%	416,687,800.39	9.7%	304,787,471.27	9.2%
South Carolina	275,850,284.45	7.1%	286,555,921.22	6.7%	220,238,118.15	6.7%
All Others	92,799,221.97	2.4%	100,173,314.69	2.3%	75,967,617.24	2.3%
Total	3,903,324,466.49	100.0%	4,301,411,967.44	100.0%	3,303,324,528.09	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.
A-3

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

2013 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	2,795,357,611	299	7,473,693	55	1,481,981	9	243,692	2	54,829	0.06%
1	2,709,797,803	305	7,738,167	60	1,590,168	11	307,407	2	68,314	0.07%
2	2,634,659,021	261	6,603,220	46	1,198,982	15	384,053	2	64,815	0.06%
3	2,554,417,486	268	6,695,669	41	1,031,383	10	256,616	6	129,774	0.06%
4	2,472,956,771	309	7,376,033	57	1,447,308	6	113,051	2	64,851	0.07%
5	2,388,806,351	324	7,771,825	73	1,740,965	16	393,084	0	0	0.09%
6	2,308,244,455	375	9,034,496	67	1,613,463	11	252,468	4	104,830	0.09%
7	2,230,049,619	399	9,499,556	81	2,022,973	13	349,584	2	88,233	0.11%
8	2,154,388,299	404	9,782,772	103	2,359,176	15	340,383	3	81,363	0.13%
9	2,076,400,112	446	10,418,662	85	1,993,113	11	220,745	1	20,016	0.11%
10	2,001,082,995	454	10,595,492	86	1,995,427	23	554,034	2	42,256	0.13%
11	1,935,613,612	531	11,915,153	127	2,942,759	26	649,164	3	57,195	0.19%
12	1,862,692,670	493	10,983,726	137	2,924,448	30	630,897	1	20,978	0.19%
13	1,792,976,906	486	10,809,806	116	2,631,994	20	421,315	6	142,553	0.18%
14	1,727,464,867	372	8,017,564	79	1,807,253	17	345,686	3	61,634	0.13%
15	1,654,736,372	388	8,450,681	65	1,477,448	10	257,357	2	57,573	0.11%
16	1,587,070,987	399	8,277,245	78	1,665,042	4	69,217	1	17,204	0.11%
17	1,521,566,914	461	9,522,583	92	1,962,979	10	215,087	0	0	0.14%
18	1,453,715,537	473	9,691,402	106	2,240,819	13	285,981	0	0	0.17%
19	1,387,100,392	448	8,991,826	119	2,396,556	22	474,918	0	0	0.21%
20	1,325,112,523	501	9,992,681	115	2,188,308	16	311,096	3	81,521	0.19%
21	1,264,033,211	511	9,815,735	98	1,974,767	22	386,114	3	64,408	0.19%
22	1,207,379,819	539	10,238,310	103	1,996,845	20	426,977	1	13,855	0.20%
23	1,154,172,379	547	10,170,055	123	2,255,692	17	299,812	2	67,694	0.23%
24	1,099,955,579	549	10,012,228	138	2,548,863	24	403,986	1	26,627	0.27%
25	1,049,115,010	539	9,663,982	145	2,650,588	30	595,436	1	15,273	0.31%
26	998,549,639	403	7,117,463	92	1,641,001	13	254,025	2	63,972	0.20%
27	947,520,820	405	6,912,006	77	1,368,810	9	174,722	0	0	0.16%
28	900,987,829	394	6,709,592	99	1,676,601	7	88,608	0	0	0.20%
29	853,209,212	440	7,311,637	72	1,251,166	11	186,305	0	0	0.17%
30	808,707,431	438	7,076,708	89	1,508,010	8	149,387	0	0	0.20%
31	767,546,969	495	7,795,939	100	1,621,595	12	204,394	0	0	0.24%
32	722,918,862	429	6,728,371	118	1,898,036	10	134,172	0	0	0.28%
33	682,944,100	469	6,941,551	94	1,482,637	7	88,708	0	0	0.23%
34	646,798,156	495	7,296,323	123	1,786,614	7	137,632	0	0	0.30%
35	611,655,796	525	7,516,739	109	1,603,975	18	266,303	0	0	0.31%
36	576,057,491	509	7,380,605	123	1,714,527	17	274,209	0	0	0.35%
37	540,777,971	449	6,285,805	130	1,818,647	11	150,778	2	27,371	0.37%
38	509,733,646	401	5,424,569	108	1,452,537	12	171,327	0	0	0.32%
39	475,402,148	383	5,140,205	75	1,065,421	4	48,608	0	0	0.23%
40	446,629,256	429	5,304,354	93	1,306,663	12	170,195	1	13,484	0.33%
41	415,886,063	423	5,221,053	74	910,016	7	73,488	0	0	0.24%
42	387,479,763	410	4,815,788	95	1,286,851	9	105,584	0	0	0.36%
43	360,041,002	415	4,772,582	83	937,006	6	87,552	2	22,770	0.29%
44	333,149,128	430	4,710,139	82	923,551	9	118,381	1	15,649	0.32%
45	309,377,194	435	4,479,882	98	1,064,484	8	105,740	0	0	0.38%
46	284,943,893	390	3,831,448	69	748,543	14	154,460	1	7,040	0.32%
47	262,418,434	392	3,770,182	79	808,291	6	59,242	1	12,455	0.34%
48	240,662,941	441	4,179,013	87	824,606	13	162,081	0	0	0.41%
49	218,285,086	413	3,733,319	85	833,699	7	71,270	1	9,702	0.42%
50	198,549,273	351	3,121,199	89	858,564	4	37,075	0	0	0.45%
51	178,137,288	322	2,640,568	57	494,988	9	82,570	0	0	0.32%
52	160,064,715	307	2,498,552	62	539,776	5	22,516	0	0	0.35%
53	143,684,166	330	2,601,337	63	545,970	5	28,022	0	0	0.40%
54	128,568,582	341	2,565,088	71	580,240	5	31,688	0	0	0.48%
55	114,442,697	328	2,341,561	62	479,566	6	33,337	0	0	0.45%
56	101,235,407	291	2,004,653	70	420,466	8	68,660	0	0	0.48%
57	90,337,140	336	2,152,586	76	548,682	5	19,200	0	0	0.63%
58	79,601,445	312	1,984,470	72	472,951	4	18,818	1	62	0.62%
59	70,365,727	286	1,749,639	86	557,923	3	8,072	3	13,000	0.82%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

A-4

(2)	"Past Due 61+ Days (%)" in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of receivables 61+ days delinquent, and the denominator of which is the applicable aggregate principal balance of the pool of receivables. The aggregate principal balance of the pool of receivables means, as of the close of business on the last day of the related collection period, the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the receivable allocable to principal.

A-5

2014 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	3,044,244,259	293	7,657,738	66	1,776,607	10	251,789	4	163,398	0.07%
1	2,955,428,076	311	8,327,793	78	1,949,491	22	611,802	3	101,265	0.09%
2	2,875,501,406	295	7,720,388	50	1,440,537	12	249,245	2	94,473	0.06%
3	2,784,888,004	288	7,349,509	45	1,175,036	11	313,852	2	55,736	0.06%
4	2,698,869,293	331	8,556,854	64	1,672,222	8	213,037	0	0	0.07%
5	2,615,407,008	401	10,043,974	86	2,156,791	15	355,234	0	0	0.10%
6	2,523,569,993	384	9,609,575	103	2,542,204	12	272,357	2	47,042	0.11%
7	2,437,190,285	391	9,705,894	109	2,659,060	24	561,150	1	31,821	0.13%
8	2,354,566,547	410	9,911,327	125	3,114,101	25	677,941	6	156,180	0.17%
9	2,274,546,675	463	11,288,415	96	2,262,755	28	732,462	1	34,902	0.13%
10	2,196,876,744	508	12,278,349	114	2,805,034	23	513,579	1	20,320	0.15%
11	2,121,931,760	579	13,900,467	118	2,906,817	19	449,843	1	17,449	0.16%
12	2,044,932,972	567	13,205,985	143	3,372,858	23	564,963	2	43,125	0.19%
13	1,972,970,472	612	13,971,685	138	3,287,333	40	920,009	2	46,425	0.22%
14	1,897,839,546	455	10,220,833	109	2,579,461	18	411,969	2	55,363	0.16%
15	1,820,786,986	425	9,470,720	84	1,894,652	11	261,209	1	25,617	0.12%
16	1,751,027,902	471	10,428,145	88	1,998,133	9	207,779	0	0	0.13%
17	1,679,079,172	536	11,696,349	92	2,034,996	10	202,395	0	0	0.13%
18	1,608,134,928	552	11,947,795	121	2,518,571	17	386,873	2	34,729	0.18%
19	1,542,345,116	573	11,950,199	145	3,120,763	17	346,599	0	0	0.22%
20	1,471,949,946	473	10,292,005	130	2,805,277	12	236,824	0	0	0.21%
21	1,406,874,396	543	10,887,947	114	2,473,007	17	386,539	0	0	0.20%
22	1,349,139,642	555	11,216,088	127	2,587,325	19	475,974	0	0	0.23%
23	1,290,614,999	567	11,245,896	142	2,821,236	11	227,170	2	44,880	0.24%
24	1,233,936,500	603	11,656,541	159	3,175,782	22	412,858	2	46,421	0.29%
25	1,175,558,438	573	11,023,872	182	3,521,811	28	588,683	0	0	0.35%
26	1,124,792,952	501	9,293,957	119	2,353,226	24	490,000	1	26,761	0.26%
27	1,067,624,178	419	7,921,801	99	1,923,776	11	215,452	0	0	0.20%
28	1,019,717,812	495	8,852,399	119	2,296,570	16	259,341	0	0	0.25%
29	967,038,366	472	8,343,444	111	1,999,625	19	384,007	0	0	0.25%
30	917,125,849	511	8,494,668	104	1,831,282	12	209,785	0	0	0.22%
31	870,960,993	580	9,602,268	109	1,828,022	14	235,050	0	0	0.24%
32	823,373,179	529	8,509,945	134	2,181,901	22	402,636	0	0	0.31%
33	783,235,534	558	8,798,231	133	2,064,484	26	429,196	1	27,647	0.32%
34	741,426,539	512	7,906,130	89	1,460,469	14	214,644	1	16,694	0.23%
35	702,887,188	534	7,975,684	105	1,650,430	7	123,090	0	0	0.25%
36	665,562,232	578	8,325,191	134	2,108,260	12	195,582	0	0	0.35%
37	627,055,651	555	8,009,320	111	1,706,552	17	241,030	1	23,795	0.31%
38	593,160,977	470	6,636,292	123	1,736,603	15	224,602	2	35,293	0.34%
39	556,336,946	426	5,921,402	94	1,364,297	11	128,233	0	0	0.27%
40	522,959,259	417	5,653,184	95	1,377,209	7	102,115	0	0	0.28%
41	489,622,938	442	5,839,274	78	1,150,469	11	142,822	0	0	0.26%
42	458,837,861	470	5,870,228	102	1,398,199	8	121,549	1	12,124	0.33%
43	428,228,887	423	5,240,198	87	1,106,458	11	150,007	0	0	0.29%
44	398,424,665	401	4,858,117	94	1,179,987	11	132,421	0	0	0.33%
45	372,565,696	447	5,231,323	106	1,347,257	9	102,555	4	48,540	0.40%
46	344,380,247	427	4,831,706	99	1,136,558	9	123,659	2	42,896	0.38%
47	319,844,644	452	4,815,775	114	1,322,105	7	77,908	0	0	0.44%

A-6

2015 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	3,032,183,522	329	8,662,330	89	2,394,503	25	686,968	2	64,286	0.10%
1	2,943,523,779	380	10,102,186	112	3,027,902	20	489,593	5	142,423	0.12%
2	2,854,926,080	332	9,065,921	80	2,121,766	13	415,717	2	63,104	0.09%
3	2,766,126,665	348	9,118,177	98	2,645,195	17	419,468	0	0	0.11%
4	2,682,295,497	364	9,412,151	99	2,515,187	13	337,075	1	32,047	0.11%
5	2,592,410,067	412	10,466,608	102	2,588,691	23	602,823	1	25,023	0.12%
6	2,508,061,405	496	12,541,897	101	2,481,756	17	379,532	3	68,884	0.12%
7	2,426,074,952	529	13,258,701	123	3,195,499	14	321,349	0	0	0.14%
8	2,338,774,538	478	11,455,985	137	3,427,594	9	265,757	1	31,368	0.16%
9	2,256,740,950	509	12,139,442	133	3,352,156	21	446,472	0	0	0.17%
10	2,179,471,758	594	13,805,263	130	3,224,516	19	497,109	0	0	0.17%
11	2,104,308,069	595	13,935,102	173	4,079,670	24	632,066	1	47,519	0.23%
12	2,027,846,364	647	15,399,718	158	3,769,756	33	789,181	3	68,563	0.23%
13	1,949,816,658	577	13,855,771	165	3,745,606	20	470,865	1	29,587	0.22%
14	1,881,528,402	554	12,850,763	143	3,364,802	19	414,146	0	0	0.20%
15	1,803,255,058	494	11,350,906	116	2,586,046	17	390,991	0	0	0.17%
16	1,735,137,490	559	12,724,772	135	2,998,312	12	266,685	1	29,483	0.19%
17	1,662,333,385	573	12,719,774	147	3,364,636	12	277,376	0	0	0.22%
18	1,591,381,772	591	12,851,991	155	3,594,486	13	321,677	4	76,441	0.25%
19	1,525,967,530	662	14,086,547	157	3,438,648	19	335,644	0	0	0.25%
20	1,459,872,715	602	12,949,639	206	4,438,073	26	538,775	1	26,307	0.34%
21	1,402,497,743	639	13,028,373	168	3,564,259	35	752,231	4	83,247	0.31%
22	1,340,553,827	556	11,306,963	130	2,765,434	23	476,797	4	99,887	0.25%
23	1,284,177,277	608	12,162,793	146	3,006,197	20	416,870	2	41,371	0.27%
24	1,229,274,621	715	13,824,066	161	3,363,269	28	592,960	1	31,632	0.32%
25	1,172,540,725	662	12,669,091	187	3,829,981	26	496,129	2	51,564	0.37%
26	1,123,112,134	531	10,240,862	177	3,355,738	26	512,999	1	14,540	0.35%
27	1,069,210,877	489	9,217,507	141	2,701,451	18	349,073	3	73,324	0.29%
28	1,017,445,185	491	9,108,747	134	2,612,340	15	268,194	1	21,217	0.29%
29	968,616,444	551	10,088,238	112	2,137,944	17	275,520	2	49,876	0.25%
30	921,891,973	569	10,054,783	138	2,563,899	9	181,031	1	9,877	0.30%
31	876,456,139	549	9,411,746	138	2,318,872	12	235,787	0	0	0.29%
32	831,296,269	522	8,797,375	154	2,662,991	19	285,968	1	26,876	0.36%
33	791,515,269	609	10,231,559	174	2,949,734	19	283,084	1	13,330	0.41%
34	749,297,711	584	9,474,148	142	2,321,872	19	304,955	4	82,206	0.36%
35	711,124,039	571	9,079,719	149	2,378,663	18	272,851	1	16,787	0.38%

A-7

2016 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	3,302,777,961	468	12,864,475	118	3,278,903	33	865,062	0	0	0.13%
1	3,205,181,219	523	13,916,433	124	3,382,467	32	847,881	4	90,609	0.13%
2	3,118,563,895	477	12,856,919	158	4,288,345	18	449,494	3	62,906	0.15%
3	3,021,639,464	440	11,744,114	127	3,416,395	32	868,038	0	0	0.14%
4	2,938,081,088	526	14,035,359	133	3,598,900	27	673,884	1	45,133	0.15%
5	2,844,842,737	575	15,178,300	139	3,852,428	24	640,335	2	61,187	0.16%
6	2,755,048,291	637	16,508,638	164	4,403,710	14	437,555	1	21,450	0.18%
7	2,667,786,748	695	17,707,321	170	4,292,860	20	570,641	0	0	0.18%
8	2,579,482,142	645	16,151,018	201	5,018,231	19	470,205	2	45,137	0.21%
9	2,502,795,257	707	17,855,517	192	4,551,497	30	727,559	3	63,519	0.21%
10	2,417,801,401	658	16,453,240	164	3,967,237	37	864,750	2	54,186	0.20%
11	2,339,631,567	704	17,265,266	170	4,060,121	20	484,313	3	77,510	0.20%
12	2,264,370,327	838	20,007,508	201	4,756,088	32	834,148	1	28,225	0.25%
13	2,180,857,758	776	18,524,666	249	5,903,530	34	876,849	2	51,993	0.31%
14	2,105,866,763	693	16,520,193	192	4,638,265	28	730,944	1	28,478	0.26%
15	2,026,379,166	658	15,531,657	164	3,847,198	27	631,228	1	25,651	0.22%
16	1,949,815,364	645	14,802,222	191	4,446,677	17	404,635	0	0	0.25%
17	1,873,298,784	650	14,542,499	160	3,555,365	26	626,127	2	56,364	0.23%
18	1,802,719,591	707	15,680,780	183	4,215,520	15	317,639	3	45,544	0.25%
19	1,731,320,617	735	16,058,301	172	3,839,836	28	582,120	1	25,277	0.26%
20	1,659,481,763	672	14,586,644	187	4,134,827	22	527,657	7	190,290	0.29%
21	1,596,677,503	803	17,265,906	196	4,166,080	26	569,562	4	71,447	0.30%
22	1,529,050,943	757	15,588,654	218	4,616,657	31	657,301	6	132,261	0.35%
23	1,466,506,917	752	15,364,282	200	3,996,683	34	720,037	4	102,647	0.33%

A-8

2017 Originations

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
0	3,666,190,360	515	14,077,955	120	3,336,023	23	555,453	4	128,964	0.11%
1	3,557,494,947	561	15,513,013	166	4,470,074	18	393,913	4	98,479	0.14%
2	3,464,675,824	542	14,753,995	177	4,840,586	32	777,892	3	64,067	0.16%
3	3,361,337,342	550	14,921,744	146	4,082,562	34	887,438	4	72,434	0.15%
4	3,264,249,820	517	13,984,522	177	4,696,215	30	806,685	1	22,210	0.17%
5	3,166,890,049	614	16,497,363	156	4,234,289	31	857,618	1	32,172	0.16%
6	3,073,821,318	674	18,083,828	181	4,799,036	27	735,391	0	0	0.18%
7	2,978,889,818	664	17,251,848	189	4,951,184	35	887,995	2	71,830	0.20%
8	2,883,233,824	681	17,378,443	201	5,087,300	37	950,444	2	77,104	0.21%
9	2,799,397,530	795	20,374,181	230	5,963,599	44	1,084,894	8	236,879	0.26%
10	2,703,440,738	712	18,193,831	223	5,682,017	37	857,850	6	150,869	0.25%
11	2,615,783,791	765	19,412,514	237	5,996,870	35	912,667	4	130,875	0.27%

A-9

Delinquency Information. The graph below shows delinquency information for retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

A-10

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

Collection Period	2013 Originations	2014 Originations	2015 Originations	2016 Originations	2017 Originations
0	0.06%	0.06%	0.07%	0.11%	0.09%
1	0.09%	0.08%	0.10%	0.14%	0.12%
2	0.11%	0.10%	0.12%	0.17%	0.16%
3	0.13%	0.13%	0.15%	0.21%	0.21%
4	0.15%	0.15%	0.17%	0.25%	0.24%
5	0.16%	0.17%	0.20%	0.29%	0.28%
6	0.18%	0.18%	0.23%	0.32%	0.33%
7	0.20%	0.21%	0.26%	0.36%	0.36%
8	0.22%	0.23%	0.29%	0.41%	0.41%
9	0.24%	0.25%	0.31%	0.43%	0.43%
10	0.25%	0.28%	0.34%	0.48%	0.48%
11	0.27%	0.30%	0.37%	0.51%	0.51%
12	0.29%	0.32%	0.41%	0.53%
13	0.30%	0.34%	0.43%	0.57%
14	0.32%	0.37%	0.46%	0.61%
15	0.34%	0.39%	0.49%	0.67%
16	0.35%	0.41%	0.51%	0.69%
17	0.36%	0.43%	0.53%	0.72%
18	0.37%	0.44%	0.55%	0.75%
19	0.39%	0.46%	0.57%	0.77%
20	0.40%	0.48%	0.59%	0.79%
21	0.41%	0.49%	0.61%	0.81%
22	0.43%	0.50%	0.64%	0.84%
23	0.44%	0.52%	0.66%	0.86%
24	0.46%	0.54%	0.68%
25	0.47%	0.55%	0.69%
26	0.48%	0.56%	0.71%
27	0.49%	0.57%	0.74%
28	0.50%	0.58%	0.75%
29	0.51%	0.58%	0.76%
30	0.52%	0.60%	0.77%
31	0.52%	0.60%	0.78%
32	0.53%	0.61%	0.78%
33	0.53%	0.62%	0.79%
34	0.54%	0.63%	0.80%
35	0.54%	0.64%	0.81%
36	0.55%	0.64%
37	0.56%	0.65%
38	0.56%	0.66%
39	0.56%	0.66%
40	0.57%	0.67%
41	0.57%	0.67%
42	0.57%	0.67%
43	0.58%	0.68%
44	0.58%	0.68%
45	0.58%	0.68%
46	0.58%	0.69%
47	0.59%	0.69%
48	0.59%
49	0.59%
50	0.59%
51	0.59%
52	0.59%
53	0.59%
54	0.59%
55	0.59%
56	0.59%
57	0.59%
58	0.59%
59	0.59%

A-11

(1)	Cumulative Net Losses are equal to the aggregate principal balance of charged-off accounts, net of sale proceeds (when applicable) and recoveries, as a percentage of the aggregate original principal balance. The aggregate principal balance of the pool of receivables means, as of the close of business on the last day of the related collection period, the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the receivable allocable to principal.

A-12

Cumulative Net Loss Information. The graph below shows cumulative net loss information for retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

A-13

ABS SPEED (1)

The following table sets forth information regarding prepayments of the retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

Collection Period	2013 Originations	2014 Originations	2015 Originations	2016 Originations	2017 Originations
1	1.45%	1.39%	1.41%	1.45%	1.47%
2	1.16%	1.16%	1.45%	1.19%	1.12%
3	1.36%	1.50%	1.49%	1.50%	1.40%
4	1.43%	1.41%	1.38%	1.17%	1.29%
5	1.55%	1.37%	1.59%	1.46%	1.33%
6	1.48%	1.64%	1.47%	1.41%	1.25%
7	1.45%	1.53%	1.44%	1.38%	1.33%
8	1.41%	1.46%	1.62%	1.44%	1.38%
9	1.52%	1.43%	1.52%	1.16%	1.13%
10	1.48%	1.40%	1.42%	1.42%	1.45%
11	1.21%	1.36%	1.40%	1.27%	1.29%
12	1.48%	1.45%	1.47%	1.22%
13	1.43%	1.34%	1.55%	1.48%
14	1.33%	1.47%	1.31%	1.29%
15	1.59%	1.56%	1.63%	1.44%
16	1.49%	1.40%	1.39%	1.40%
17	1.46%	1.50%	1.56%	1.44%
18	1.57%	1.51%	1.55%	1.32%
19	1.58%	1.41%	1.43%	1.38%
20	1.49%	1.57%	1.49%	1.43%
21	1.51%	1.47%	1.27%	1.22%
22	1.41%	1.30%	1.45%	1.39%
23	1.34%	1.36%	1.32%	1.29%
24	1.42%	1.34%	1.31%
25	1.35%	1.43%	1.41%
26	1.38%	1.24%	1.22%
27	1.44%	1.47%	1.39%
28	1.33%	1.23%	1.37%
29	1.42%	1.42%	1.32%
30	1.35%	1.37%	1.29%
31	1.27%	1.30%	1.28%
32	1.43%	1.38%	1.31%
33	1.32%	1.17%	1.16%
34	1.21%	1.27%	1.29%
35	1.21%	1.19%	1.18%
36	1.28%	1.19%
37	1.31%	1.27%
38	1.17%	1.13%
39	1.35%	1.29%
40	1.16%	1.20%
41	1.30%	1.24%
42	1.25%	1.18%
43	1.25%	1.22%
44	1.28%	1.23%
45	1.18%	1.10%
46	1.26%	1.25%
47	1.23%	1.14%
48	1.24%
49	1.32%
50	1.26%
51	1.34%
52	1.29%
53	1.27%
54	1.26%
55	1.26%
56	1.27%
57 58 59	1.17% 1.22% 1.16%
Average	1.35%	1.35%	1.40%	1.35%	1.31%

A-14

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being "1"), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

A-15

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for retail installment sale contracts originated by World Omni Financial Corp. during the last five years that did not have FICO® scores at the time of origination between and including 1 and 649 by vintage origination year.

(1)	Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued during the five years preceding the date of this prospectus by the total number of series outstanding in such month.

A-16

Appendix B

STATIC POOL INFORMATION ABOUT RECEIVABLES IN CERTAIN PREVIOUS SECURITIZED POOLS

This Appendix B sets forth in tabular and graphic format static pool information regarding specified pools of retail installment sale contracts securitized by the sponsor during the last five years. With respect to the original portfolio characteristics and geographic information described below, the term "securitized pool" refers to the pool of receivables included in the applicable pool of receivables. The original portfolio characteristics and geographic information of each securitized pool described above are based on the securitized pool as of the related cutoff date. The characteristics of the final pool of receivables for that transaction may vary somewhat from the characteristics of the receivables in the applicable securitized pool. The delinquency, cumulative net loss and prepayment speed tables below are based on the final pool of receivables for that transaction. The static pool information in this Appendix B is presented for illustrative purposes only.

B-1

WORLD OMNI AUTO RECEIVABLES TRUSTS
ORIGINAL PORTFOLIO CHARACTERISTICS

The following table sets forth information regarding the composition of the receivables in specified pools of retail installment sale contracts securitized by the sponsor during the last five years and, for comparison purposes, the characteristics of the pool of receivables described in this prospectus, each as of the related cutoff date.

	WOART 2014-A	WOART 2014-B	WOART 2015-A	WOART 2015-B	WOART 2016-A
Closing Date	April 23, 2014	October 29, 2014	March 4, 2015	October 14, 2015	March 23, 2016
Aggregate Starting Principal Balance ($)	$888,543,023.50	$1,063,161,651.02	$753,141,610.59	$1,080,585,328.57	$918,505,674.88
Avg. Amount Financed	$24,634	$26,337	$25,085	$26,432	$26,940
Wtd. Original Term to Maturity(1)	67.63	69.12	68.68	69.37	69.90
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months) (1)	61.91	66.72	62.94	64.26	67.56
Original Terms to Maturity >60 months(2)	67.47%	74.30%	72.55%	76.50%	80.30%
Toyota(2)	99%	99%	99%	99%	99%
Non-Toyota(2)	1%	1%	1%	1%	1%
Wtd. APR(1)	3.97%	4.00%	4.32%	4.40%	4.30%
APR Range	0.00%–19.99%	0.00%–19.99%	0.00%–19.74%	0.00%–20.00%	0.00%–20.00%
Wtd. Avg. FICO®(1)(3)(4)(5)(6)	727	725	728	724	722
>90% of FICO®s Fall Between(3)(4)(5)(7)	593 and 846	590 and 848	590 and 848	587 and 849	585 and 850
New(2)	94%	96%	94%	97%	95%
Used(2)	6%	4%	6%	3%	5%

	WOART 2016-B	WOART 2017-A	WOART 2017-B	WOART 2018-A	WOART 2018-B	WOART 2018-C
Closing Date	September 14, 2016	April 19, 2017	August 2, 2017	February 7, 2018	April 11, 2018	August 1, 2018
Aggregate Starting Principal Balance ($)	$1,010,382,244.86	$1,371,460,827.67	$704,748,719.14	$1,079,641,523.35	$881,240,341.17	$1,103,449,170.74
Avg. Amount Financed	$26,691	$27,055	$27,987	$27,952	$28,902	$29,404
Wtd. Original Term to Maturity(1)	70.11	70.22	70.48	69.97	69.37	69.43
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months) (1)	65.26	63.99	68.55	64.33	64.22	66.49
Original Terms to Maturity >60 months(2)	81.15%	81.05%	84.85%	82.06%	79.39%	80.96%
Toyota(2)	97%	97%	97%	100%	100%	100%
Non-Toyota(2)	3%	3%	3%	0%	0%	0%
Wtd. APR(1)	4.32%	4.29%	3.49%	3.25%	3.12%	3.57%
APR Range	0.00%–20.00%	0.00%–19.69%	0.00%–17.35%	0.00%–17.50%	0.00%–19.20%	0.00%–19.50%
Wtd. Avg. FICO®(1)(3)(4)(5)(6)	719	724	749	754	754	753
>90% of FICO®s Fall Between(3)(4)(5)(7)	585 and 848	588 and 850	661 and 852	662 and 854	662 and 854	663 and 855
New(2)	90%	90%	90%	93%	94%	94%
Used(2)	10%	10%	10%	7%	6%	6%

(1)	Weighted by Aggregate Starting Principal Balance

(2)	Percent of Aggregate Starting Principal Balance

(3)	FICO is a registered trademark of Fair Isaac Corporation. An obligor's FICO score measures the likelihood that such obligor will repay his or her obligation as expected.

(4)	FICO scores are calculated excluding accounts for which no FICO score is available in World Omni Financial Corp.'s account servicing system.

(5)	FICO scores are pulled at the time of application.

(6)	FICO® score is calculated using the primary applicant FICO® or, if not available, the co-applicant FICO®.

(7)	For Example: With respect to WOART 2019-A, a 90% FICO score range of 663-854 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable receivables is composed of obligors with FICO scores between 663 and 854, with less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable receivables) exceeding 854 and less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable receivables) falling below 663.

B-2

	WOART 2018-D	WOART 2019-A
Closing Date	October 17, 2018	January 30, 2019
Aggregate Starting Principal Balance ($)	$1,115,466,187.84	$1,110,735,192.75
Avg. Amount Financed	$29,328.81	$29,012.60
Wtd. Original Term to Maturity(1)	69.43	69.21
Range of Original Terms to Maturity (In Months)	24 to 75	24 to 75
Wtd. Remaining Term to Maturity (In Months) (1)	67.77	64.16
Original Terms to Maturity >60 months(2)	78.45%	76.77%
Toyota(2)	100%	100%
Non-Toyota(2)	0%	0%
Wtd. APR(1)	4.26%	3.97%
APR Range	0.00%–19.05%	0.00%–20.00%
Wtd. Avg. FICO®(1)(3)(4)(5)(6)	753	754
>90% of FICO®s Fall Between(3)(4)(5)(7)	663 and 855	663 and 854
New(2)	94%	94%
Used(2)	6%	6%

(1)	Weighted by Aggregate Starting Principal Balance

(2)	Percent of Aggregate Starting Principal Balance

(3)	FICO is a registered trademark of Fair Isaac Corporation. An obligor's FICO score measures the likelihood that such obligor will repay his or her obligation as expected.

(4)	FICO scores are calculated excluding accounts for which no FICO score is available in World Omni Financial Corp.'s account servicing system.

(5)	FICO scores are pulled at the time of application.

(6)	FICO® score is calculated using the primary applicant FICO® or, if not available, the co-applicant FICO®.

(7)	For Example: With respect to WOART 2019-A, a 90% FICO score range of 663-854 has the meaning that greater than 90% of the aggregate starting principal balance of the applicable receivables is composed of obligors with FICO scores between 663 and 854, with less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable receivables) exceeding 854 and less than 5% of obligor FICO scores (based on the aggregate starting principal balance of the applicable receivables) falling below 663.

B-3

Geographical InfoRMATION(1)(2)

The following table sets forth information regarding the geographic location of the receivables in specified pools of retail installment sale contracts securitized by the sponsor during the last five years and, for comparison purposes, the characteristics of the pool of receivables described in this prospectus, for states with the largest concentrations of receivables.

	WOART 2014-A
	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	425,573,935.23	47.9%
Georgia	141,053,571.93	15.9%
North Carolina	145,931,020.59	16.4%
Alabama	84,338,516.70	9.5%
South Carolina	74,134,724.23	8.3%
All Others	17,511,254.82	2.0%
Total	888,543,023.50	100.0%

	WOART 2014-B		WOART 2015-A		WOART 2015-B
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	515,864,801.22	48.5%	366,454,370.12	48.7%	526,794,609.26	48.8%
Georgia	171,995,217.53	16.2%	116,247,313.47	15.4%	175,294,328.63	16.2%
North Carolina	161,772,546.18	15.2%	120,850,735.59	16.1%	167,716,229.92	15.5%
Alabama	105,679,558.70	9.9%	71,959,845.18	9.6%	102,616,574.18	9.5%
South Carolina	89,485,120.46	8.4%	62,951,361.45	8.4%	87,118,218.36	8.1%
All Others	18,364,406.93	1.7%	14,677,984.78	2.0%	21,045,368.22	2.0%
Total	1,063,161,651.02	100.0%	753,141,610.59	100.0%	1,080,585,328.57	100.0%

	WOART 2016-A		WOART 2016-B		WOART 2017-A
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	464,274,986.46	50.5%	493,475,744.28	48.8%	680,152,629.84	49.6%
Georgia	148,583,296.87	16.2%	172,305,721.64	17.1%	232,434,888.88	16.9%
North Carolina	141,553,544.37	15.4%	152,864,083.32	15.1%	202,733,748.49	14.8%
Alabama	87,028,121.70	9.5%	102,977,587.20	10.2%	133,896,256.32	9.8%
South Carolina	62,847,193.82	6.8%	69,455,796.35	6.9%	95,474,698.19	7.0%
All Others	14,218,531.66	1.5%	19,303,312.07	1.9%	26,768,605.95	2.0%
Total	918,505,674.88	100.0%	1,010,382,244.86	100.0%	1,371,460,827.67	100.0%

	WOART 2017-B		WOART 2018-A		WOART 2018-B
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	353,108,011.05	50.1%	505,276,896.32	46.8%	432,239,290.62	49.0%
Georgia	117,672,663.02	16.7%	190,591,659.57	17.7%	154,202,748.49	17.5%
North Carolina	106,181,589.62	15.1%	181,386,534.45	16.8%	141,539,599.50	16.1%
Alabama	70,373,463.31	10.0%	105,961,484.92	9.8%	79,635,386.31	9.0%
South Carolina	45,123,951.56	6.4%	75,431,063.21	7.0%	57,694,834.77	6.5%
All Others	12,289,040.58	1.7%	20,993,884.88	1.9%	15,928,481.48	1.8%
Total	704,748,719.14	100.0%	1,079,641,523.35	100.0%	881,240,341.17	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

B-4

	WOART 2018-C		WOART 2018-D		WOART 2019-A
	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance	Starting Principal Balance ($)	% of Starting Principal Balance
Florida	546,719,241.74	49.5%	538,953,985.60	48.3%	538,451,735.52	48.5%
Georgia	194,584,748.84	17.6%	201,640,501.54	18.1%	204,271,002.85	18.4%
North Carolina	169,987,055.32	15.4%	177,661,091.68	15.9%	174,186,767.41	15.7%
Alabama	99,983,335.17	9.1%	103,507,340.08	9.3%	100,363,391.02	9.0%
South Carolina	71,177,103.31	6.5%	75,636,677.49	6.8%	75,238,530.35	6.8%
All Others	20,997,686.36	1.9%	18,066,591.45	1.6%	18,223,765.60	1.6%
Total	1,103,449,170.74	100.0%	1,115,466,187.84	100.0%	1,110,735,192.75	100.0%

(1)	Percentages may not add up to 100.0% due to rounding.

(2)	Based on the billing addresses of the obligors.

B-5

DELINQUENCIES(1)(2)

The following tables set forth information regarding delinquencies of World Omni Financial Corp.'s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

WOART 2014-a

Collection Period	End-of-Month Pool Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	824,075,706	221	3,583,557	35	693,787	0	0	0	0	0.08%
2	796,978,677	292	4,909,275	48	902,537	14	332,994	0	0	0.16%
3	770,852,395	329	5,824,877	65	1,064,897	20	366,756	0	0	0.19%
4	744,866,966	347	6,309,862	73	1,352,981	9	156,889	0	0	0.20%
5	721,182,122	379	6,867,466	97	1,916,070	18	319,631	0	0	0.31%
6	694,843,801	367	6,865,785	80	1,521,042	17	353,950	0	0	0.27%
7	670,177,397	412	7,446,235	73	1,429,259	18	392,715	0	0	0.27%
8	648,940,523	427	7,786,905	122	2,449,172	19	364,058	0	0	0.43%
9	624,351,852	422	7,727,258	94	1,917,049	30	489,369	0	0	0.39%
10	600,807,039	403	7,352,812	98	1,896,919	21	433,860	0	0	0.39%
11	578,777,534	320	5,936,691	68	1,183,729	17	295,879	0	0	0.26%
12	555,210,008	290	5,625,619	62	1,094,035	15	221,887	0	0	0.24%
13	532,527,714	308	5,660,855	70	1,371,493	21	245,339	0	0	0.30%
14	511,542,356	356	6,869,228	90	1,659,318	27	464,626	0	0	0.42%
15	488,889,409	334	6,370,395	79	1,596,773	24	322,036	0	0	0.39%
16	467,403,541	362	6,613,906	79	1,583,378	25	435,764	0	0	0.43%
17	447,551,821	358	6,434,160	107	1,953,356	24	374,478	0	0	0.52%
18	428,661,201	369	6,661,728	110	1,803,729	27	399,793	0	0	0.51%
19	410,420,325	348	6,241,213	99	1,688,638	30	459,203	0	0	0.52%
20	393,444,245	344	5,999,391	98	1,648,973	25	402,431	0	0	0.52%
21	375,894,213	353	6,414,163	91	1,461,697	26	398,721	0	0	0.49%
22	360,165,111	339	6,125,345	123	2,268,851	28	375,820	0	0	0.73%
23	343,423,808	268	4,765,486	60	927,103	20	332,519	0	0	0.37%
24	327,451,367	265	4,507,987	61	1,049,928	18	246,062	0	0	0.40%
25	313,058,796	279	4,949,745	61	982,862	15	127,863	0	0	0.35%
26	297,930,470	298	5,385,529	63	1,088,768	26	308,037	0	0	0.47%
27	282,954,813	275	4,766,312	73	1,256,886	16	242,415	0	0	0.53%
28	269,355,748	291	5,128,224	87	1,375,366	14	175,957	0	0	0.58%
29	255,056,272	267	4,584,675	84	1,396,823	24	324,040	0	0	0.67%
30	242,009,571	280	4,743,477	64	1,015,288	19	244,776	0	0	0.52%
31	230,457,095	273	4,495,234	83	1,377,038	5	93,204	0	0	0.64%
32	219,209,865	291	4,710,988	71	1,182,421	19	276,829	0	0	0.67%
33	207,771,529	286	4,690,038	85	1,298,447	14	210,946	0	0	0.73%
34	196,082,885	245	3,838,784	90	1,470,667	10	138,326	0	0	0.82%
35	186,122,704	233	3,608,196	62	903,360	10	186,614	0	0	0.59%
36	175,184,016	212	3,231,482	48	771,769	3	68,305	0	0	0.48%
37	166,607,213	229	3,300,187	54	823,492	10	144,420	0	0	0.58%
38	156,952,473	247	3,457,352	39	576,730	13	171,655	0	0	0.48%
39	147,624,473	234	3,329,980	66	868,773	9	145,560	0	0	0.69%
40	139,143,552	234	3,220,013	57	809,396	12	180,422	0	0	0.71%
41	130,560,191	230	3,032,097	71	954,771	21	269,827	0	0	0.94%
42	123,144,447	221	2,799,871	65	808,091	26	377,700	0	0	0.96%
43	115,266,454	188	2,399,426	49	592,340	10	127,987	0	0	0.62%
44	108,066,221	206	2,513,259	53	645,725	13	165,255	0	0	0.75%
45	101,055,309	244	2,844,766	56	629,347	16	190,927	0	0	0.81%
46	93,912,447	215	2,555,856	64	683,968	10	108,595	0	0	0.84%
47	87,581,338	186	2,126,459	52	559,078	9	59,688	0	0	0.71%

(1)	World Omni Financial Corp. considers a payment to be past due or delinquent when more than $40 of a scheduled payment is past due, including receivables with bankrupt obligors but excluding Defaulted Receivables. The period of delinquency is based on the number of days that more than $40 of a payment is contractually past due.

(2)	"Past Due 61+ Days (%)" in each of the delinquency tables represents a percentage, the numerator of which is the aggregate principal balance of receivables 61+ days delinquent, and the denominator of which is, for transactions prior to WOART 2016-B, the applicable pool balance, and, for transactions beginning with and after WOART 2016-B, the applicable aggregate principal balance of the pool of receivables. The pool balance means, as of the last day of the related collection period, the aggregate principal balance of the receivables held by the related issuing entity as of the last day of the related collection period less the yield supplement overcollateralization amount of those receivables as of the last day of the related collection period after giving effect to all payments of principal received from obligors and Purchase Amounts to be remitted by the servicer or the depositor, as the case may be for such collection period, and after reduction to zero of the aggregate principal balance of any receivable that became a Defaulted Receivable during the related collection period. The aggregate principal balance of the pool of receivables means, as of the close of business on the last day of the related collection period, the sum, for each receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the receivable allocable to principal.

B-6

WOART 2014-B

Collection Period	End-of-Month Pool Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	973,657,048	243	6,128,320	22	522,376	0	0	0	0	0.05%
2	953,799,021	295	7,107,803	71	1,758,497	9	234,844	0	0	0.21%
3	929,954,033	329	7,968,781	74	1,721,775	17	428,277	0	0	0.23%
4	906,332,613	318	7,702,200	87	1,937,641	21	464,521	0	0	0.27%
5	883,906,924	277	6,819,011	64	1,514,831	17	341,348	0	0	0.21%
6	857,724,974	304	6,933,729	56	1,318,180	20	426,440	0	0	0.20%
7	829,600,633	299	7,096,074	73	1,579,381	12	291,962	0	0	0.23%
8	803,411,867	353	8,262,335	72	1,638,017	19	411,885	0	0	0.26%
9	773,404,360	360	8,424,971	89	1,968,134	18	393,159	0	0	0.31%
10	745,341,871	378	8,710,408	94	2,110,653	25	524,618	0	0	0.35%
11	718,171,729	365	7,980,899	118	2,740,049	35	710,036	0	0	0.48%
12	691,701,494	410	9,325,463	113	2,396,696	33	658,770	0	0	0.44%
13	666,470,142	438	9,900,913	118	2,565,990	27	520,128	0	0	0.46%
14	643,477,388	436	9,932,569	123	2,675,739	23	490,962	0	0	0.49%
15	620,693,257	448	9,966,491	152	3,278,071	28	537,114	0	0	0.61%
16	598,462,134	464	10,158,282	144	3,046,879	34	737,595	0	0	0.63%
17	575,067,553	319	6,941,146	97	2,058,450	23	433,197	0	0	0.43%
18	550,604,991	307	6,660,300	85	1,692,026	16	245,728	0	0	0.35%
19	528,654,942	342	7,088,364	78	1,541,761	19	322,769	0	0	0.35%
20	505,858,549	396	8,214,124	93	1,866,596	18	257,514	0	0	0.42%
21	484,230,215	411	8,264,524	104	1,975,327	26	518,224	0	0	0.51%
22	468,459,599	435	8,867,666	117	2,273,099	23	347,825	0	0	0.56%
23	447,264,829	364	7,422,952	105	2,066,001	28	453,374	0	0	0.56%
24	427,589,276	392	7,690,802	97	1,872,965	22	383,481	0	0	0.53%
25	410,292,748	399	7,834,636	107	2,017,068	19	386,767	0	0	0.59%
26	392,949,235	383	7,196,633	108	2,009,015	22	388,714	0	0	0.61%
27	375,546,702	429	7,934,825	116	2,172,338	23	370,539	0	0	0.68%
28	358,049,373	397	7,355,423	107	1,975,650	23	383,800	0	0	0.66%
29	343,062,629	371	6,802,713	91	1,677,185	17	306,859	0	0	0.58%
30	325,368,354	311	5,695,300	75	1,320,518	17	317,771	0	0	0.50%
31	310,688,454	365	6,516,204	86	1,558,846	17	266,516	0	0	0.59%
32	294,735,831	358	6,136,735	81	1,377,549	20	345,610	0	0	0.58%
33	279,819,807	346	5,689,713	88	1,507,639	15	221,715	0	0	0.62%
34	265,720,410	379	6,045,620	89	1,450,745	18	265,777	0	0	0.65%
35	250,672,737	367	5,804,100	106	1,639,511	17	225,248	0	0	0.74%
36	239,135,290	378	5,900,083	95	1,404,349	19	247,147	0	0	0.69%
37	226,320,222	341	5,167,859	75	1,117,899	16	168,096	0	0	0.57%
38	214,981,036	352	5,322,305	88	1,295,417	14	128,213	0	0	0.66%
39	203,798,032	382	5,604,481	83	1,234,375	20	221,019	0	0	0.71%
40	192,026,380	356	5,216,301	97	1,454,305	14	174,033	0	0	0.85%
41	181,818,837	318	4,492,130	79	1,134,473	16	207,666	0	0	0.74%
42	170,608,316	296	4,097,598	51	717,921	11	179,583	0	0	0.53%
43	160,122,384	268	3,593,465	68	969,916	11	166,955	0	0	0.71%
44	150,224,206	296	3,842,692	61	858,330	9	119,288	0	0	0.65%
45	140,455,584	320	3,986,123	64	865,724	12	141,459	0	0	0.72%
46	131,263,908	269	3,315,226	83	997,522	8	87,121	0	0	0.83%
47	122,203,868	280	3,302,936	84	1,020,658	20	185,237	0	0	0.99%
48	114,373,171	285	3,385,056	87	1,010,679	15	165,717	0	0	1.03%
49	105,603,166	271	3,061,078	84	982,820	11	141,070	0	0	1.06%
50	98,194,580	263	2,758,867	85	975,722	9	139,950	0	0	1.14%

B-7

WOART 2015-A

Collection Period	End-of-Month Pool Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	671,379,097	213	3,282,518	22	420,781	3	57,103	0	0	0.07%
2	650,284,179	247	4,199,122	51	895,408	8	234,821	0	0	0.17%
3	629,142,595	306	5,046,033	62	1,242,053	16	264,373	0	0	0.24%
4	607,230,431	315	5,855,072	77	1,388,257	22	466,477	0	0	0.31%
5	585,397,278	345	5,723,433	84	1,727,715	20	388,815	0	0	0.36%
6	564,949,938	322	5,567,813	80	1,487,838	23	482,700	0	0	0.35%
7	545,061,361	378	6,547,194	78	1,478,064	21	430,797	0	0	0.35%
8	525,358,569	374	6,611,280	91	1,663,817	21	430,792	0	0	0.40%
9	506,323,932	420	7,338,121	106	2,044,349	21	339,332	0	0	0.47%
10	485,416,110	402	7,140,803	113	2,023,541	25	579,767	0	0	0.54%
11	466,603,269	389	6,380,494	127	2,233,505	37	685,274	0	0	0.63%
12	447,639,125	316	5,611,272	76	1,293,512	22	388,594	0	0	0.38%
13	429,510,171	294	5,282,152	69	1,136,145	22	314,414	0	0	0.34%
14	413,001,955	293	5,387,808	73	1,322,330	19	351,444	0	0	0.41%
15	396,193,599	310	5,861,130	67	1,195,497	20	299,537	0	0	0.38%
16	380,080,894	347	6,606,553	98	1,645,960	17	275,100	0	0	0.51%
17	364,915,608	330	6,271,602	100	1,924,620	26	432,830	0	0	0.65%
18	348,641,187	312	5,913,973	83	1,495,832	18	299,403	0	0	0.51%
19	333,185,452	310	5,674,685	83	1,595,527	20	263,677	0	0	0.56%
20	319,674,990	328	5,957,554	76	1,348,476	18	435,721	0	0	0.56%
21	305,617,182	337	6,010,645	81	1,473,608	6	124,472	0	0	0.52%
22	294,885,609	346	6,175,881	103	1,716,492	10	175,515	0	0	0.64%
23	281,529,717	330	5,860,600	105	1,802,367	12	195,561	0	0	0.71%
24	269,852,412	273	4,685,254	81	1,464,517	17	329,196	0	0	0.66%
25	256,358,740	265	4,641,958	65	1,132,294	9	139,758	0	0	0.50%
26	245,654,346	252	4,454,000	84	1,353,611	13	180,441	0	0	0.62%
27	233,556,827	248	4,190,297	69	1,301,837	19	270,206	0	0	0.67%
28	222,621,256	258	4,381,360	73	1,256,354	12	210,155	0	0	0.66%
29	212,113,345	276	4,799,446	72	1,134,241	16	221,701	0	0	0.64%
30	201,501,430	251	4,317,626	82	1,351,681	16	244,542	0	0	0.79%
31	192,251,752	224	3,827,045	83	1,261,699	19	242,062	0	0	0.78%
32	182,411,717	210	3,558,515	39	629,500	16	210,712	0	0	0.46%
33	173,485,878	222	3,621,676	52	852,364	8	115,496	0	0	0.56%
34	165,008,125	237	3,988,226	78	1,222,796	12	120,001	0	0	0.81%
35	156,207,279	233	3,642,545	74	1,196,931	16	217,071	0	0	0.91%
36	148,485,438	187	2,915,248	62	863,103	13	169,606	0	0	0.70%
37	140,665,785	174	2,706,133	40	606,457	15	152,978	0	0	0.54%
38	133,469,171	183	2,715,906	52	793,310	10	105,208	0	0	0.67%
39	125,890,733	186	2,762,635	48	705,515	13	208,246	0	0	0.73%
40	119,017,892	195	2,962,326	50	653,132	6	106,550	0	0	0.64%
41	112,099,872	199	2,865,326	51	754,297	12	155,982	0	0	0.81%
42	105,454,039	182	2,669,991	57	837,054	10	158,499	0	0	0.94%
43	99,784,058	190	2,631,233	65	994,546	13	205,209	0	0	1.20%
44	93,402,298	180	2,540,319	60	842,072	9	88,628	0	0	1.00%
45	87,754,638	172	2,407,993	60	799,083	5	52,632	0	0	0.97%

B-8

WOART 2015-B

Collection Period	End-of-Month Pool Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	977,214,186	338	7,210,541	61	1,297,436	1	29,550	0	0	0.14%
2	951,697,650	447	9,197,109	96	2,093,565	18	455,835	0	0	0.27%
3	923,851,282	500	10,484,161	111	2,396,751	35	787,828	0	0	0.34%
4	898,008,804	592	12,481,079	135	2,960,090	44	875,546	0	0	0.43%
5	869,421,849	411	8,456,360	134	2,851,182	26	467,886	0	0	0.38%
6	839,779,324	400	8,265,354	113	2,304,568	35	811,318	0	0	0.37%
7	809,948,652	446	8,828,138	89	1,660,372	26	375,897	0	0	0.25%
8	778,818,637	493	9,786,985	111	2,177,116	25	438,318	0	0	0.34%
9	747,719,769	538	10,750,652	130	2,637,509	20	345,269	0	0	0.40%
10	718,722,467	572	11,282,684	141	3,071,828	25	347,194	0	0	0.48%
11	686,874,912	513	10,363,350	150	3,184,635	28	430,197	0	0	0.53%
12	659,316,220	558	10,920,254	149	3,176,213	31	605,446	0	0	0.57%
13	635,341,660	571	11,141,394	163	3,433,346	38	717,696	0	0	0.65%
14	611,491,191	572	11,205,901	174	3,460,713	42	895,013	0	0	0.71%
15	587,518,100	645	12,355,399	159	3,166,353	37	656,796	0	0	0.65%
16	563,992,519	562	11,033,718	166	3,238,647	33	545,170	0	0	0.67%
17	543,903,970	446	8,813,496	139	2,892,688	30	546,808	0	0	0.63%
18	518,873,645	414	8,161,316	97	2,028,462	21	451,201	0	0	0.48%
19	497,718,802	484	9,325,484	114	2,202,829	14	301,524	0	0	0.50%
20	475,242,925	455	8,487,344	135	2,517,901	27	423,446	0	0	0.62%
21	453,593,572	451	8,520,126	143	2,670,632	28	523,266	0	0	0.70%
22	433,637,243	507	9,369,890	129	2,592,312	34	577,992	0	0	0.73%
23	413,767,337	482	8,863,351	152	2,858,666	31	474,905	0	0	0.81%
24	396,457,574	456	8,245,685	148	2,637,554	35	597,952	0	0	0.82%
25	380,509,767	380	6,721,735	118	2,080,081	26	462,854	0	0	0.67%
26	363,736,101	431	7,709,626	104	1,809,464	36	586,068	0	0	0.66%
27	347,583,224	465	8,439,342	118	2,170,863	24	449,458	0	0	0.75%
28	331,743,319	479	8,468,854	123	2,304,706	25	421,455	0	0	0.82%
29	317,563,802	387	7,193,578	131	2,327,261	21	334,646	0	0	0.84%
30	301,547,064	372	6,636,366	84	1,566,652	13	182,413	0	0	0.58%
31	286,179,104	348	5,919,517	97	1,662,135	14	239,831	0	0	0.66%
32	271,818,603	370	6,583,566	94	1,592,436	22	345,067	0	0	0.71%
33	258,695,892	369	6,501,451	109	1,893,185	20	292,034	0	0	0.84%
34	245,814,385	353	6,060,039	102	1,725,579	19	325,871	0	0	0.83%
35	232,956,836	327	5,613,521	106	1,731,823	15	262,960	0	0	0.86%
36	221,735,587	373	6,187,976	105	1,765,611	13	189,470	0	0	0.88%
37	209,494,269	343	5,549,343	98	1,562,407	15	218,629	0	0	0.85%
38	198,767,500	340	5,405,968	102	1,606,622	11	143,873	0	0	0.88%

B-9

WOART 2016-A

Collection Period	End-of-Month Pool Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	852,910,647	197	4,387,629	21	444,627	0	0	0	0	0.05%
2	832,886,905	271	6,376,617	64	1,485,738	2	54,126	0	0	0.18%
3	810,355,023	310	7,018,465	78	1,826,141	19	452,689	0	0	0.28%
4	789,274,590	393	9,132,376	94	2,024,279	15	365,006	0	0	0.30%
5	768,320,445	454	10,498,034	110	2,426,279	29	559,323	0	0	0.39%
6	745,210,509	399	9,258,621	150	3,265,221	23	453,304	0	0	0.50%
7	722,881,191	407	9,816,791	112	2,646,091	40	689,802	0	0	0.46%
8	701,087,807	435	10,095,356	117	2,646,624	35	805,102	0	0	0.49%
9	677,885,127	507	11,730,583	120	2,788,406	22	548,474	0	0	0.49%
10	654,090,165	478	11,183,329	139	3,150,955	35	714,973	0	0	0.59%
11	630,087,264	459	10,742,215	148	3,374,015	32	642,831	0	0	0.64%
12	606,965,431	374	8,797,042	134	2,998,336	17	351,807	0	0	0.55%
13	582,491,622	380	8,418,663	103	2,223,954	27	528,706	0	0	0.47%
14	561,902,252	436	9,855,413	136	2,995,516	21	382,149	0	0	0.60%
15	540,664,063	431	9,439,834	124	2,714,582	35	686,910	0	0	0.63%
16	519,502,436	452	10,045,813	119	2,433,172	27	481,948	0	0	0.56%
17	500,117,843	474	10,303,161	117	2,542,595	24	294,862	0	0	0.57%
18	480,456,150	448	9,909,567	154	3,108,666	33	584,984	0	0	0.77%
19	463,958,547	446	9,463,040	138	2,970,013	38	707,647	0	0	0.79%
20	445,141,878	377	7,778,207	109	2,175,337	28	409,908	0	0	0.58%
21	428,810,313	406	8,399,639	111	2,295,704	25	424,416	0	0	0.63%
22	412,658,133	479	9,892,462	133	2,641,687	32	676,790	0	0	0.80%
23	394,355,508	425	8,752,396	144	2,795,690	29	494,873	0	0	0.83%
24	378,837,006	387	7,790,400	110	2,117,728	33	578,239	0	0	0.71%
25	362,687,899	316	6,399,388	100	1,882,852	30	427,168	0	0	0.64%
26	347,454,057	324	6,397,947	115	2,338,399	17	225,582	0	0	0.74%
27	331,360,790	356	7,057,327	107	1,945,602	20	343,097	0	0	0.69%
28	316,640,031	358	7,032,552	105	2,048,477	20	300,229	0	0	0.74%
29	302,440,149	370	7,052,380	98	1,787,856	21	414,460	0	0	0.73%
30	288,314,864	338	6,186,927	100	1,825,510	22	303,579	0	0	0.74%
31	275,746,646	403	7,474,693	123	2,204,363	25	400,789	0	0	0.94%
32	262,260,739	369	6,686,233	111	1,989,809	20	300,262	0	0	0.87%
33	249,853,130	329	5,823,400	109	1,890,609	29	446,488	0	0	0.94%

B-10

WOART 2016-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	964,584,967	431	9,126,310	62	1,582,469	0	0	0	0	0.16%
2	939,418,994	524	11,137,774	108	2,419,677	21	612,421	0	0	0.32%
3	913,215,517	600	12,599,176	151	3,346,291	27	610,543	0	0	0.43%
4	887,408,437	668	14,324,634	178	3,821,873	45	950,261	0	0	0.54%
5	860,751,698	616	12,920,913	206	4,399,613	55	1,042,478	0	0	0.63%
6	835,022,864	576	12,115,946	178	3,835,514	36	672,448	0	0	0.54%
7	805,580,626	506	10,980,260	139	2,818,308	35	663,335	0	0	0.43%
8	778,483,046	553	11,968,593	169	3,595,577	37	610,779	0	0	0.54%
9	747,588,539	584	12,236,328	145	3,233,833	43	822,393	0	0	0.54%
10	718,219,013	611	12,671,559	177	3,948,066	34	740,505	0	0	0.65%
11	689,888,490	646	13,404,779	191	3,934,414	45	830,130	0	0	0.69%
12	661,957,873	659	13,436,982	209	4,344,779	42	788,086	0	0	0.78%
13	638,784,534	598	12,097,918	205	3,948,125	52	970,813	0	0	0.77%
14	613,334,739	546	10,584,688	149	3,089,226	49	746,553	0	0	0.63%
15	591,654,672	584	11,663,413	158	3,004,499	36	629,870	0	0	0.61%
16	570,325,302	700	14,049,314	189	3,554,833	49	887,648	0	0	0.78%
17	547,029,349	652	13,072,960	212	4,123,593	49	786,754	0	0	0.90%
18	527,255,221	559	11,038,980	178	3,624,522	47	829,180	0	0	0.84%
19	504,687,122	482	9,359,922	151	3,052,867	41	694,030	0	0	0.74%
20	484,394,038	475	9,156,719	136	2,630,562	33	618,903	0	0	0.67%
21	463,431,337	526	9,951,452	134	2,656,321	31	524,256	0	0	0.69%
22	443,996,325	569	10,833,297	158	2,875,225	23	369,368	0	0	0.73%
23	424,952,383	552	10,498,970	155	2,952,320	32	505,690	0	0	0.81%
24	406,516,670	501	9,630,004	148	2,863,193	32	524,719	0	0	0.83%
25	390,213,720	525	9,793,348	170	3,176,610	25	428,724	0	0	0.92%
26	372,766,200	535	9,862,456	147	2,561,518	31	632,892	0	0	0.86%
27	356,786,794	520	9,743,444	166	2,953,141	31	433,826	0	0	0.95%

B-11

WOART 2017-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,306,207,871	543	10,018,700	78	1,698,535	0	0	0	0	0.13%
2	1,266,465,103	633	11,960,485	126	2,587,410	24	523,812	0	0	0.25%
3	1,226,915,563	697	13,056,082	186	3,884,094	28	504,748	0	0	0.36%
4	1,189,438,525	796	14,841,085	205	4,160,476	45	998,359	0	0	0.43%
5	1,150,037,094	769	14,322,839	247	4,809,257	57	1,031,147	0	0	0.51%
6	1,115,671,173	800	15,449,391	246	4,607,634	61	997,908	0	0	0.50%
7	1,079,191,247	714	13,377,421	193	3,848,053	61	1,026,229	0	0	0.45%
8	1,043,922,242	808	15,100,880	178	3,373,716	50	897,123	0	0	0.41%
9	1,008,532,470	964	18,249,780	224	4,446,213	51	851,277	0	0	0.53%
10	969,232,523	881	16,773,485	300	5,650,485	54	1,023,746	0	0	0.69%
11	933,964,677	731	14,087,821	264	5,401,226	61	1,066,418	0	0	0.69%
12	895,186,943	681	12,850,323	198	3,871,263	51	978,508	0	0	0.54%
13	859,041,418	680	12,801,591	213	4,085,556	36	605,057	0	0	0.55%
14	825,244,399	714	13,688,562	212	3,871,880	41	715,650	0	0	0.56%
15	794,776,101	749	13,792,857	209	4,118,362	37	551,080	0	0	0.59%
16	763,411,601	742	13,539,256	223	4,046,370	35	658,446	0	0	0.62%
17	732,035,286	726	13,776,900	220	4,165,438	45	670,626	0	0	0.66%
18	704,904,723	766	14,419,648	275	4,953,598	39	756,289	0	0	0.81%
19	675,912,877	739	13,229,973	232	4,253,258	50	801,112	0	0	0.75%
20	649,425,296	746	13,290,697	217	3,900,230	38	638,834	0	0	0.70%

B-12

WOART 2017-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	673,265,778	102	2,482,524	32	812,405	0	0	0	0	0.12%
2	658,076,792	133	2,925,403	36	957,444	9	180,823	0	0	0.17%
3	642,259,193	144	3,123,722	42	893,648	8	207,621	0	0	0.17%
4	626,988,881	137	3,112,586	58	1,058,378	12	181,494	0	0	0.20%
5	611,235,876	163	4,031,021	47	943,500	22	329,074	0	0	0.21%
6	594,246,192	168	4,150,695	54	1,189,424	8	76,800	0	0	0.21%
7	578,694,079	151	3,585,541	62	1,515,933	12	175,870	0	0	0.29%
8	560,380,760	138	3,259,075	49	1,124,871	14	284,793	0	0	0.25%
9	543,030,399	129	3,138,423	43	894,009	17	305,961	0	0	0.22%
10	524,770,139	137	3,229,929	41	909,906	8	75,400	0	0	0.19%
11	507,531,304	180	4,376,699	46	1,002,862	10	170,648	0	0	0.23%
12	491,273,066	157	3,614,838	57	1,235,831	12	239,573	0	0	0.30%
13	474,365,214	173	3,783,816	45	1,011,938	19	390,053	0	0	0.30%
14	460,172,647	196	4,563,136	69	1,535,177	10	155,508	0	0	0.37%
15	443,732,792	168	3,842,882	72	1,691,262	21	368,723	0	0	0.46%
16	428,394,939	183	4,050,003	71	1,663,014	19	334,532	0	0	0.47%

B-13

WOART 2018-A

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,015,840,235	161	3,725,598	38	857,951	2	9,380	0	0	0.09%
2	984,731,512	168	3,819,139	45	1,052,490	6	76,022	0	0	0.11%
3	956,572,833	162	3,796,150	56	1,150,485	13	240,964	0	0	0.15%
4	927,672,536	190	4,008,217	48	1,183,016	10	157,517	0	0	0.14%
5	899,754,622	182	4,012,987	53	1,131,941	11	252,221	0	0	0.15%
6	871,537,090	195	4,285,159	51	1,040,465	13	188,097	0	0	0.14%
7	842,914,442	198	4,379,479	60	1,315,466	18	351,499	0	0	0.20%
8	816,582,771	249	5,537,682	66	1,462,290	20	365,247	0	0	0.22%
9	788,187,636	216	4,582,773	78	1,747,669	14	245,530	0	0	0.25%
10	762,973,971	240	5,166,514	75	1,545,944	20	510,758	0	0	0.27%

B-14

WOART 2018-B

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	840,746,738	133	2,960,709	24	620,926	0	0	0	0	0.07%
2	818,071,504	160	3,559,887	27	632,378	7	208,824	0	0	0.10%
3	796,182,272	186	4,177,665	47	1,039,079	3	54,268	0	0	0.14%
4	772,797,156	191	4,232,018	52	1,134,994	14	302,970	0	0	0.19%
5	748,933,504	158	3,445,928	54	1,121,461	14	284,432	0	0	0.19%
6	728,674,906	206	4,279,267	54	1,240,425	20	399,088	0	0	0.22%
7	705,750,191	198	4,342,890	50	978,597	16	274,264	0	0	0.18%
8	683,607,608	190	4,065,596	62	1,302,272	12	201,728	0	0	0.22%

B-15

WOART 2018-c

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,028,745,017	154	3,817,511	46	1,225,568	10	270,103	0	0	0.15%
2	1,003,761,182	212	5,486,944	57	1,462,689	14	303,689	0	0	0.18%
3	975,339,718	182	4,573,329	62	1,591,408	19	376,740	0	0	0.20%
4	950,302,970	204	5,440,985	57	1,289,405	20	568,833	0	0	0.20%

B-16

WOART 2018-d

Collection Period	End-of-Month Aggregate Principal Balance ($)	31-60 days Delinquent (#; $)		61-90 days Delinquent (#; $)		91-120 days Delinquent (#; $)		Past Due 121 days and over (#; $)		Past Due 61+ Days (%)
1	1,064,593,493	141	4,157,800	33	1,009,848	1	34,892	0	0	0.10%
2	1,040,293,886	164	4,625,868	55	1,428,959	7	210,470	0	0	0.16%

B-17

Delinquency Information. The graph below shows delinquency information for World Omni Financial Corp.'s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

B-18

CUMULATIVE NET LOSSES(1)

The following table sets forth information regarding cumulative net losses of World Omni Financial Corp.'s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus

Collection Period	WOART 2014-A	WOART 2014-B	WOART 2015-A	WOART 2015-B	WOART 2016-A	WOART 2016-B	WOART 2017-A	WOART 2017-B	WOART 2018-A	WOART 2018-B	WOART 2018-C	WOART 2018-D
1	0.02%	0.01%	0.02%	0.01%	0.00%	0.02%	0.01%	0.00%	0.01%	0.01%	0.03%	0.01%
2	0.03%	0.01%	0.04%	0.02%	0.02%	0.05%	0.03%	0.03%	0.05%	0.02%	0.08%	0.03%
3	0.07%	0.07%	0.09%	0.10%	0.05%	0.15%	0.11%	0.09%	0.08%	0.05%	0.13%
4	0.15%	0.16%	0.12%	0.17%	0.13%	0.26%	0.20%	0.13%	0.13%	0.11%	0.18%
5	0.18%	0.20%	0.20%	0.26%	0.21%	0.37%	0.33%	0.22%	0.17%	0.17%
6	0.23%	0.24%	0.27%	0.32%	0.29%	0.49%	0.44%	0.28%	0.21%	0.22%
7	0.29%	0.30%	0.34%	0.44%	0.40%	0.59%	0.53%	0.32%	0.25%	0.25%
8	0.34%	0.36%	0.39%	0.50%	0.49%	0.69%	0.62%	0.39%	0.28%	0.32%
9	0.40%	0.41%	0.43%	0.54%	0.62%	0.75%	0.74%	0.44%	0.31%
10	0.47%	0.47%	0.48%	0.61%	0.72%	0.83%	0.85%	0.48%	0.35%
11	0.52%	0.52%	0.58%	0.69%	0.80%	0.95%	0.88%	0.52%
12	0.56%	0.59%	0.66%	0.75%	0.91%	1.06%	1.00%	0.55%
13	0.59%	0.67%	0.70%	0.84%	0.99%	1.20%	1.08%	0.62%
14	0.65%	0.73%	0.75%	0.91%	1.07%	1.30%	1.15%	0.66%
15	0.68%	0.77%	0.79%	1.02%	1.15%	1.36%	1.21%	0.71%
16	0.74%	0.86%	0.83%	1.09%	1.23%	1.50%	1.27%	0.77%
17	0.79%	0.91%	0.88%	1.14%	1.31%	1.58%	1.34%
18	0.84%	0.96%	0.95%	1.18%	1.38%	1.61%	1.39%
19	0.89%	1.01%	1.02%	1.23%	1.47%	1.67%	1.47%
20	0.95%	1.05%	1.06%	1.27%	1.53%	1.72%	1.54%
21	1.00%	1.07%	1.10%	1.32%	1.60%	1.81%
22	1.04%	1.11%	1.14%	1.38%	1.69%	1.85%
23	1.07%	1.15%	1.17%	1.41%	1.74%	1.88%
24	1.11%	1.21%	1.21%	1.47%	1.79%	1.93%
25	1.14%	1.26%	1.24%	1.52%	1.85%	2.01%
26	1.15%	1.30%	1.26%	1.58%	1.90%	2.04%
27	1.17%	1.33%	1.29%	1.64%	1.94%	2.10%
28	1.19%	1.36%	1.31%	1.66%	1.98%
29	1.21%	1.39%	1.35%	1.69%	2.01%
30	1.25%	1.42%	1.37%	1.72%	2.05%
31	1.28%	1.45%	1.42%	1.74%	2.08%
32	1.29%	1.47%	1.44%	1.76%	2.12%
33	1.32%	1.49%	1.45%	1.78%	2.15%
34	1.33%	1.51%	1.47%	1.80%
35	1.35%	1.54%	1.48%	1.83%
36	1.35%	1.56%	1.49%	1.85%
37	1.35%	1.56%	1.50%	1.87%
38	1.37%	1.57%	1.51%	1.88%
39	1.38%	1.59%	1.52%
40	1.39%	1.60%	1.52%
41	1.40%	1.61%	1.53%
42	1.41%	1.62%	1.53%
43	1.43%	1.63%	1.54%
44	1.44%	1.63%	1.55%
45	1.44%	1.64%	1.55%
46	1.45%	1.64%
47	1.45%	1.64%
48 49 50		1.65% 1.66% 1.66%

(1)	Cumulative Net Losses are equal to the aggregate principal balance of Defaulted Receivables, net of recoveries, from the initial collection period through and including the last day of the related collection period, as a percentage of the applicable original aggregate principal balance of the pool receivables as of the related cutoff date. The recoveries for any period equal the total amount recovered during that period on Defaulted Receivables, net of any expenses of the servicer in connection with such receivable for which the servicer has not been previously reimbursed and any amounts required by law to be remitted to the obligor. The aggregate principal balance of the pool of receivables means, as of the close of business on the last day of the related collection period, the sum, for each receivable, of the amount financed minus the sum of (i) the portion of all payments made by or on behalf of the related obligor on or prior to such day and allocable to principal using the simple interest method; (ii) refunds of any warranty or insurance financed on the original contract; and (iii) any payment of the Purchase Amount with respect to the receivable allocable to principal.

B-19

Cumulative Net Loss Information. The graph below shows cumulative net loss information for World Omni Financial Corp.'s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

B-20

ABS SPEED(1)

The following table sets forth information regarding prepayments of World Omni Financial Corp.'s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

Collection Period	WOART 2014-A	WOART 2014-B	WOART 2015-A	WOART 2015-B	WOART 2016-A	WOART 2016-B	WOART 2017-A	WOART 2017-B	WOART 2018-A	WOART 2018-B	WOART 2018-C	WOART 2018-D
1	3.07%	2.35%	1.98%	1.31%	1.64%	0.92%	1.00%	0.95%	1.45%	0.91%	0.72%	1.01%
2	1.65%	0.73%	1.56%	1.17%	1.06%	1.15%	1.48%	0.90%	1.45%	1.18%	0.98%	0.92%
3	1.60%	1.14%	1.60%	1.40%	1.35%	1.28%	1.51%	1.00%	1.25%	1.13%	1.29%
4	1.63%	1.14%	1.73%	1.26%	1.22%	1.28%	1.42%	0.95%	1.35%	1.31%	1.03%
5	1.45%	1.05%	1.76%	1.52%	1.23%	1.38%	1.58%	1.04%	1.30%	1.39%
6	1.74%	1.43%	1.65%	1.64%	1.49%	1.34%	1.31%	1.23%	1.36%	1.06%
7	1.63%	1.64%	1.63%	1.69%	1.44%	1.67%	1.47%	1.07%	1.43%	1.36%
8	1.34%	1.50%	1.65%	1.83%	1.42%	1.53%	1.44%	1.46%	1.29%	1.32%
9	1.70%	1.86%	1.62%	1.86%	1.59%	1.86%	1.48%	1.37%	1.48%
10	1.64%	1.74%	1.85%	1.75%	1.69%	1.78%	1.73%	1.52%	1.26%
11	1.54%	1.70%	1.67%	1.99%	1.74%	1.75%	1.55%	1.42%
12	1.72%	1.68%	1.73%	1.73%	1.69%	1.75%	1.77%	1.33%
13	1.68%	1.61%	1.68%	1.49%	1.86%	1.41%	1.67%	1.44%
14	1.56%	1.44%	1.54%	1.52%	1.52%	1.63%	1.58%	1.11%
15	1.75%	1.46%	1.60%	1.56%	1.62%	1.36%	1.42%	1.44%
16	1.69%	1.44%	1.56%	1.56%	1.65%	1.36%	1.51%	1.34%
17	1.58%	1.58%	1.49%	1.31%	1.51%	1.55%	1.54%
18	1.53%	1.70%	1.64%	1.73%	1.57%	1.30%	1.32%
19	1.51%	1.53%	1.59%	1.48%	1.26%	1.56%	1.47%
20	1.42%	1.64%	1.41%	1.61%	1.54%	1.41%	1.35%
21	1.51%	1.58%	1.50%	1.58%	1.32%	1.50%
22	1.37%	1.02%	1.10%	1.49%	1.33%	1.41%
23	1.50%	1.59%	1.47%	1.52%	1.58%	1.41%
24	1.46%	1.50%	1.30%	1.34%	1.33%	1.39%
25	1.34%	1.31%	1.54%	1.24%	1.43%	1.23%
26	1.45%	1.35%	1.24%	1.35%	1.37%	1.37%
27	1.47%	1.39%	1.45%	1.32%	1.49%	1.27%
28	1.37%	1.43%	1.34%	1.33%	1.38%
29	1.47%	1.21%	1.32%	1.20%	1.36%
30	1.39%	1.51%	1.37%	1.40%	1.39%
31	1.25%	1.26%	1.21%	1.38%	1.24%
32	1.25%	1.43%	1.33%	1.32%	1.38%
33	1.31%	1.36%	1.24%	1.24%	1.29%
34	1.37%	1.32%	1.20%	1.25%
35	1.20%	1.45%	1.28%	1.28%
36	1.35%	1.09%	1.15%	1.13%
37	1.07%	1.29%	1.20%	1.27%
38	1.27%	1.15%	1.12%	1.14%
39	1.26%	1.17%	1.22%
40	1.18%	1.28%	1.14%
41	1.23%	1.12%	1.18%
42	1.09%	1.29%	1.17%
43	1.20%	1.24%	1.00%
44	1.14%	1.21%	1.19%
45	1.15%	1.23%	1.08%
46	1.21%	1.20%
47	1.11%	1.22%
48		1.08%
49		1.26%
50		1.11%
Average	1.46%	1.38%	1.43%	1.45%	1.45%	1.44%	1.48%	1.22%	1.36%	1.21%	1.01%	0.96%

(1)	The ABS speed is a measurement of the non-scheduled amortization of the pool of loans and is derived by calculating a monthly single month mortality rate, or SMM, which is the sum of the non-scheduled reduction in the pool of loans, including prepayments and defaults, divided by the beginning of month pool balance less scheduled payments received. The SMM is converted into the ABS Speed by dividing (a) the product of one hundred and the SMM by (b) the sum of (i) one hundred and (ii) the SMM multiplied by the age of the loans in the pool, in months, since origination minus one (with the cut-off being "1"), where the SMM is expressed as a percent (i.e., as 1.00 as opposed to 0.01).

B-21

ABS Speed Information. The graph below shows historical minimum, maximum and average prepayment speed information based on one month ABS speed aggregated for World Omni Financial Corp.'s prior securitized pools of retail installment sale contracts for all transactions issued during the five years preceding the date of this prospectus.

(1) Period average for each month is based on the sum of the actual ABS prepayment speeds for all series issued during the five years preceding the date of this prospectus by the total number of series outstanding in such month.

B-22

$1,035,670,000

World Omni Auto Receivables Trust 2019-A
Issuing Entity

World Omni Auto Receivables LLC
Depositor

World Omni Financial Corp.
Servicer and Sponsor

Asset-Backed Notes
Series 2019-A

PROSPECTUS

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus. Until ninety days after the date of this prospectus, all dealers effecting transactions in the offered notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to an unsold allotment or subscription.

Joint Bookrunners of the Class A Notes

BofA Merrill Lynch	Barclays	MUFG	TD Securities

Co-Manager of the Class A Notes

Mizuho Securities

Underwriters of the Class B Notes

BofA Merrill Lynch	Barclays	MUFG	TD Securities

The date of this Prospectus is January 23, 2019